UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Walmart Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1) Amount previously paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

Next time
we'll load
your car.
Free.
Pickup

98¢

MEAT

FRUITS & VEGETABLES
LOCAL
ORGANIC
Everyday
Low Price

Notice of 2021 Annual Shareholders' Meeting

Thank You, Associates

Sam Walton said, “Our People Make the Difference,” and the last year has shown what a difference you make. Thank you for serving our customers, our neighbors, and each other during this unprecedented time.

Visit our COVID-19 resource site to learn more: https://corporate.walmart.com/here-for-you

MESSAGE FROM OUR CHAIRMAN

Dear Fellow Shareholders:

This past year was like none other in our history as the COVID-19 pandemic impacted our businesses in markets around the world. I am so proud of how our team of amazing associates has responded to the challenges. We spent $4 billion in incremental costs related to COVID-19 and implemented changes across our operations to make our facilities safer for associates to work and our customers and members to shop. It has been amazing to see our associates adapt and continue to serve our customers and communities around the globe.

We’ve shown our appreciation to our associates, especially those serving customers on the front line in our stores, clubs, and supply chain, by paying four special cash bonuses to our U.S. hourly associates in 2020. These special cash bonuses totaled more than $1.5 billion and were in addition to U.S. hourly associates’ regular quarterly incentive payments. We also enhanced our paid time off and leave policies during the pandemic while hiring more than 500,000 new associates to support increased demand. We’ve also continued to invest in our people as we transform into an omni-channel organization. Last fall, we gave a raise to 165,000 associates in store leadership roles, including coaches, team leads, and supervisors. Earlier this year, we announced that we are raising wages for 425,000 additional associates. We’ve continued to invest to provide career advancement and a ladder of opportunity through our training and education programs and by providing access to college degrees for as little as $1 a day.

This past year also accelerated many of the customer trends we have been focused on such as eCommerce adoption and contactless shopping, and in doing so, confirmed that our strategy is the right one. Our progress in the last few years in transforming Walmart into a truly omni-channel business prepared us for this time and put us in a position to accelerate our strategy going forward. We will continue to innovate to create a seamless, digital customer experience and deepen our customer relationships, which will also enable us to diversify our business model by providing related services such as healthcare, marketplace, advertising, and financial services. We are also finding new ways to leverage the scale and breadth of our operations, bringing technology to life to better serve our customers and associates. We are committed to doing all this in a way that creates long-term shareholder value by meeting the needs of all stakeholders, including our customers, associates, suppliers, business partners, communities, and the planet.

Your Board is highly engaged in overseeing this strategy during this time of rapid change. I am confident that the Board has the right mix of diverse skills, experience, and backgrounds to serve as a strategic asset for our company, and is well-positioned to continue to guide us in the years to come.

Thank you for your continued support of Walmart, and I encourage you to attend our virtual shareholders’ meeting. Regardless of whether you are able to join us live virtually for the 2021 Annual Shareholders’ Meeting, your views are important to us, and I encourage you to vote your Shares as described on page 101.

Our progress in the last few years in transforming
Walmart into a truly omni-channel business prepared
us for this time and put us in a position to accelerate
our strategy going forward.

Sincerely,

Gregory B. Penner, Chairman

2021 Proxy Statement 1

MESSAGE FROM OUR LEAD INDEPENDENT DIRECTOR

Dear Fellow Shareholders:

As I look back at my three years as your Lead Independent Director, I have seen first-hand that your Board’s commitment to robust governance and oversight is a key to driving sustainable, long-term value. I believe this commitment has served us well during the extraordinary challenges of the past year.

As Walmart’s transformation continues to accelerate, the Board will need a diverse variety of skills, qualifications, experience, and backgrounds to maximize its effectiveness. To this end, 5 of our directors have joined the Board in the last 5 years. Our 12-year term limits for independent directors promote a disciplined director refreshment process and give us visibility into future Board turnover, which we believe is an advantage in Board succession planning. We believe our approach to Board refreshment has resulted in a diverse and highly skilled Board with the right mix of perspectives, experience, and tenures to guide us through this exciting time in Walmart’s history.

Your Board actively seeks and values feedback from shareholders and other stakeholders. Since our 2020 Annual Shareholders’ Meeting, we invited shareholders representing approximately 520 million Shares to participate in our outreach program, and our management team ultimately engaged with shareholders representing approximately 470 million Shares, or about 33% of our public float. During these conversations we discussed strategy, governance, compensation, sustainability, diversity and inclusion, our efforts to keep our associates and customers safe during the COVID-19 pandemic, and the actions we have taken for our associates from a pay and benefits standpoint. Our management team also regularly seeks feedback from our customers, associates, suppliers, and the communities in which we operate. This feedback is regularly shared with the Nominating and Governance Committee of the Board, which I chair, and has helped inform our decision-making and shape the disclosure in this proxy statement.

We are also committed to ensuring that our compensation program continues to be tied to performance in a way that supports our strategy during this period of rapid change. The Board’s Compensation and Management Development Committee regularly reviews the performance metrics used in our incentive plans to ensure that they promote strong operating results while enabling investments that support our ongoing transformation. Importantly, we did not adjust our fiscal 2021 incentive goals or exclude any pandemic-related impacts when calculating our incentive payouts for fiscal 2021. You can learn more about our executive compensation program in the CD&A beginning on page 40.

Thank you for your investment in Walmart. The Board continues to work to represent your interests and earn your trust.

We believe our approach to Board refreshment has resulted
in a diverse and highly skilled Board with the right mix of
perspectives, experience, and tenures to guide us through
this exciting time in Walmart’s history.

Sincerely,

Thomas W. Horton, Lead Independent Director

2	www.walmart.com

NOTICE OF 2021 ANNUAL SHAREHOLDERS’ MEETING

How to Attend the Virtual Shareholders’ Meeting

Virtual Shareholders’ Meeting at:
www.virtualshareholdermeeting.com/WMT2021

Due to the ongoing impacts of the COVID-19 pandemic, for the safety of all of our shareholders, associates, and other members of the community, our 2021 Annual Shareholders’ Meeting will be held in a virtual meeting format only with no physical location. Shareholders who held Shares as of the record date may only attend the meeting online by logging in at: www.virtualshareholdermeeting.com/WMT2021 on the date and time provided in this notice. You will not be able to attend the meeting in person.

The live audio webcast for the meeting will begin promptly at 10:30 a.m., Central Time on Wednesday, June 2, 2021. Please see pages 100-102 for additional information about how to access, vote, examine the list of shareholders, and submit questions during the meeting. For shareholders of record who are entitled to attend the meeting, the list of shareholders of record will be available during the meeting at www.virtualshareholdermeeting.com/WMT2021.

Who Can Vote

The record date for the 2021 Annual Shareholders’ Meeting is April 9, 2021. This means that you are entitled to receive notice of the meeting and vote your Shares held as of that date during the meeting if you were a shareholder of record as of the close of business on April 9, 2021.

Items of Business

To elect as directors the 12 nominees identified in this proxy statement.	To vote on a non-binding, advisory resolution to approve the compensation of Walmart’s named executive officers.	To ratify the appointment of Ernst & Young LLP as the company’s independent accountants for the fiscal year ending January 31, 2022.	To vote on the 5 shareholder proposals described in the accompanying proxy statement, if properly presented at the meeting.
(PAGE 8) ➔	(PAGE 39) ➔	(PAGE 80) ➔	(PAGE 85) ➔

Vote FOR	Vote FOR	Vote FOR	Vote	AGAINST each Shareholder Proposal

Shareholders may also transact any other business properly brought before the 2021 Annual Shareholders’ Meeting.

How to Cast Your Vote ➔ (PAGE 101)

INTERNET (BEFORE THE MEETING) www.proxyvote.com	CALL 1-800-690-6903	MOBILE DEVICE Scan the QR code on your proxy card, notice of internet availability of proxy materials, or voting instruction form	MAIL Mail your signed proxy card or voting instruction form	DURING THE VIRTUAL MEETING Please see pages 100-102 for details about how to attend and vote your Shares during the virtual meeting.

April 22, 2021
By Order of the Board of Directors,
Rachel Brand
Executive Vice President, Global Governance, Chief Legal Officer, and Corporate Secretary
This proxy statement and our Annual Report to Shareholders for the fiscal year ended January 31, 2021, are available in the “Investors” section of our corporate website at http://stock.walmart.com/annual-reports.

2021 Proxy Statement 3

PROXY VOTING SUMMARY

You have received these proxy materials because the Board is soliciting your proxy to vote your Shares during the 2021 Annual Shareholders’ Meeting. This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider in deciding how to vote your Shares, and you should read the entire proxy statement carefully before voting. Page references (“XX”) are supplied to help you find further information in this proxy statement. Please refer to the Table of Abbreviations beginning on page 108 for the meaning of certain terms used in this summary and the rest of this proxy statement. This proxy statement and the related proxy materials were first released to shareholders and made available on the internet on April 22, 2021.

Shareholders who held Shares as of the close of business on the record date can attend the virtual meeting at www.virtualshareholdermeeting. com/WMT2021.

PROPOSAL NO. 1 Election of Directors (page 8) ➔

Board Demographics

Age
56 years Median Age

Tenure
● 7.5 years Median Tenure
● 12-year term limit for Independent Directors
● 5 nominees were appointed in the last 5 years; 3 of whom are women or racially/ethnically diverse
Highly Engaged Board
● Actively involved in Walmart’s strategic transformation
● 98% overall attendance rate at Board and Board committee meetings
● 6 Board and 20 Board committee meetings during fiscal 2021
Independence
● 8 of 12 nominees are independent and 11 of 12 nominees are non-management
● All members of the Audit Committee; Compensation and Management Development Committee; and Nominating and Governance Committee are independent
● Robust Lead Independent Director role

Relevant Skills and Experience
The nominees possess a balance of distinguished leadership, diverse perspectives, strategic skill sets, and professional experience relevant to our business and strategic objectives, including:

Senior Leadership Experience	Retail Experience

Finance, Accounting, or Financial Reporting Experience	Global or International Business Experience

Regulatory, Legal, or Risk Management Experience	Technology or eCommerce Experience

Women	Marketing or Brand Management Experience

Racially/ethnically diverse

FOR	The Board recommends a vote FOR each director nominee

4	www.walmart.com

Proxy Voting Summary

PROPOSAL NO. 2 Advisory Vote to Approve Named Executive Officer Compensation (page 39) ➔

Compensation Aligned with Performance

●	Executive compensation program aligned with our strategy and heavily tied to performance
●	More than 75% of our CEO’s fiscal 2021 target total direct compensation was based on achieving goals related to operating income, sales, and ROI

Fiscal 2021 Total Direct Compensation (at target)

Cash

BASE SALARY

CEO: about 6% of target TDC

Other NEOs: about 9%–11% of target TDC

ANNUAL INCENTIVE

CEO: about 15% of target TDC

Other NEOs: about 16%–20% of target TDC

- Based on operating income and sales-related metrics
- Pays out between 0% and 125% of target (37.5% if threshold goals met)

Performance
Based

Equity

RETENTION STOCK

CEO: about 19% of target TDC

Other NEOs: about 16%-17% of target TDC 3-year vesting period

PERFORMANCE EQUITY

Largest component of target TDC

CEO: about 61% of target TDC

Other NEOs: about 53%–58%

- Based on ROI and sales performance during the first year of a 3-year vesting period
- Pays out between 0% and 150% of target (50% if threshold goals met)

FOR	The Board recommends a vote FOR this proposal

2021 Proxy Statement 5

Proxy Voting Summary

PROPOSAL NO. 3 Ratification of Independent Accountants (page 80) ➔	PROPOSALS NO. 4-8 Shareholder Proposals, in each case, if properly presented at the meeting (page 85) ➔

Quality, Experienced Independent Audit Firm

●Ernst & Young LLP is an independent registered accounting firm with significant experience on Walmart’s audit.
●The firm’s expertise and fees are appropriate for the breadth and complexity of our company’s global operations.
Each shareholder proposal included in this proxy statement is followed by Walmart’s response. For the reasons set forth in Walmart’s responses, the Board recommends a vote AGAINST each shareholder proposal, if properly presented at the meeting.

FOR The Board recommends a vote FOR this proposal	AGAINST The Board recommends a vote AGAINST each shareholder proposal

This document may include forward-looking statements within the meaning of Section 21E of the Exchange Act that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Exchange Act as well as protections afforded by other federal securities laws. All statements other than statements of historical or current facts, including statements regarding our environmental and other sustainability plans and goals, made in this document are forward-looking. We use words such as “anticipates,” “believes,” “expects,” “future,” “intends,” and similar expressions to identify forward-looking statements. Forward-looking statements reflect management's current expectations and are inherently uncertain. The forward-looking statements in this document are subject to certain risks, uncertainties and other factors including the risks relating to the company’s strategy, operations and performance and the financial, legal, tax, regulatory, compliance, reputational, and other factors discussed in “Risk Factors” in the company's Annual Report on Form 10- K for fiscal 2021 and subsequent filings with the SEC, which are available at http://www.sec.gov. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

6	www.walmart.com

2021 Proxy Statement 7

PROPOSAL NO. 1 ELECTION OF DIRECTORS

What am I voting on?

You are voting to elect each nominee named below as a director of Walmart for a one-year term. If you return your proxy, your proxy holder will vote your Shares FOR the election of each Board nominee named below unless you instruct otherwise. If the shareholders elect all the director nominees named in this proxy statement at the 2021 Annual Shareholders’ Meeting, Walmart will have 12 directors. Each director nominee named in this proxy statement has consented to act as a director of Walmart if elected. If a nominee becomes unwilling or unable to serve as a director, your proxy holder will have the authority to vote your Shares for any substitute candidate nominated by the Board, or the Board may decrease the size of the Board.

Overview of Director Nominees and Committee Assignments

Eight of our twelve Board nominees are independent, and all members of the Audit Committee, the CMDC, and the NGC are independent. Our Board has separated the roles of Chairman and CEO, and we have a robust Lead Independent Director role. Despite their significant Share ownership, only three members of the Walton family serve as non-management Board members.

Board Committees:	●	Chair	●	Member
Audit	Nominating and Governance	Technology and eCommerce
Compensation and Management Development	Strategic Planning and Finance

Cesar Conde Independent Chairman of NBCUniversal News Group Age 47 | Director Since 2019 Other Public Company Boards 1

Carla Harris

Independent

Vice Chair, Wealth Management and Head of Multicultural Client Strategy, and Managing Director and Senior Client Advisor, Morgan Stanley

Age 58 | Director Since 2017

Other Public Company Boards 0

Tim Flynn Independent Retired Chairman and CEO, KPMG Age 64 | Director Since 2012 Other Public Company Boards 3	Tom Horton Lead Independent Director Partner, Global Infrastructure Partners; and retired Chairman, American Airlines Age 59 | Director Since 2014 Other Public Company Boards 2

Sarah Friar Independent CEO, Nextdoor Inc. Age 48 | Director Since 2018 Other Public Company Boards 4	Marissa Mayer Independent Co-founder and CEO, Sunshine Products, Inc.; and Former President and CEO, Yahoo! Inc. Age 45 | Director Since 2012 Other Public Company Boards 0

8	www.walmart.com

Board Demographics

Our Board nominees bring a variety of backgrounds, qualifications, skills and experiences that contribute to a well-rounded Board uniquely positioned to effectively guide our strategy and oversee our operations in a rapidly evolving retail industry.

Independence

67% Independent

Age

56 years BOARD NOMINEE MEDIAN AGE	56 years BOARD NOMINEE AVERAGE AGE

Highly Engaged Board

✓	Actively involved in Walmart’s strategy
✓	98% overall attendance rate at Board and Board committee meetings
✓	20 Board committee meetings and 6 Board meetings during fiscal 2021
Gender	Racial/Ethnic Diversity

25% Female

Tenure

7.5 years BOARD NOMINEE MEDIAN TENURE	9.5 years BOARD NOMINEE AVERAGE TENURE

Thoughtful Board Refreshment

✓	12-year term limit for Independent Directors
✓	5 of the nominees were appointed in the last 5 years, 3 of whom are women or racially/ethnically diverse
✓	Adopted policy to include women and racially/ethnically diverse candidates in all director candidate pools
✓	Ongoing Board and committee succession planning

Doug McMillon President and CEO, Walmart Age 54 | Director Since 2013 Other Public Company Boards 0	Randall Stephenson Independent Retired Executive Chair and CEO, AT&T Age 61 | Director Since 2021 Other Public Company Boards 0

Greg Penner Non-Executive Chairman General Partner, Madrone Capital Partners Age 51 | Director Since 2008 Other Public Company Boards 0	Rob Walton Retired Chairman, Walmart Age 76 | Director Since 1978 Other Public Company Boards 0

Steve Reinemund

Independent

Managing Partner, Highline Group; Retired Dean of Business, Wake Forest University; and retired Chairman and CEO, PepsiCo., Inc.

Age 73 | Director Since 2010

Other Public Company Boards 2

Steuart Walton Founder and Chair, RZC Investments Age 39 | Director Since 2016 Other Public Company Boards 0

2021 Proxy Statement 9

Proposal No. 1 Election of Directors

Board Skills Criteria and Qualifications

What qualifications do the Nominating and Governance Committee and the Board consider when selecting candidates for nomination?

At Walmart, we believe an effective Board should be made up of individuals who collectively provide an appropriate balance of distinguished leadership, diverse perspectives and viewpoints, strategic skill sets, and professional experience relevant to our business and strategic objectives.

The NGC selects potential candidates on the basis of outstanding achievement in their professional careers; broad experience and wisdom; personal and professional integrity; ability to make independent, analytical inquiries; experience and understanding of the business environment; willingness and ability to devote adequate time to Board duties; and such other experience, attributes, and skills that the NGC determines qualify candidates for service on the Board.

The NGC also considers whether a potential candidate satisfies the independence and other requirements for service on the Board and its committees, as set forth in the NYSE Listed Company Rules and the SEC’s rules. Additional information regarding qualifications for service on the Board and the nomination process for director candidates is set forth in the NGC’s charter and our Corporate Governance Guidelines, which are available on the Corporate Governance page of our website at http://stock.walmart. com/investors/corporate-governance/governance-documents.

Director Skills Criteria:

The NGC and Board regularly review the skills and experiences relevant to our Board in light of our ongoing strategic transformation. Depending on the current composition of the Board and Board committees and expected future turnover on our Board, the NGC generally seeks director candidates with experience, skills, or background in one or more of the following areas:

Experience and Skills Relevant to the Successful Oversight of our Strategy

Retail Experience As the world’s largest retailer, we seek directors who possess an understanding of financial, operational, and strategic issues facing large retail companies.
Technology or eCommerce Experience In order to support our omni-channel strategy to combine our unique physical and digital assets and capabilities, we seek directors with experience in related industries who can provide advice and guidance on the development and uses of technology as well as eCommerce, omni-channel, and digital businesses.
Global or International Business Experience Directors with broad international exposure provide useful business and cultural perspectives, and as a global organization, we seek directors with experience at multinational companies or in international markets.
Marketing or Brand Management Experience Directors with relevant experience in consumer marketing or brand management, especially on a global basis, provide important insights to our Board.

Experience and Skills Relevant to Effective Oversight and Governance

Senior Leadership Experience Directors who have served in relevant senior leadership positions bring unique experience and perspective. We seek directors who have demonstrated expertise in governance, strategy, development, human capital management, workforce development, and execution.
Regulatory, Legal, or Risk Management Experience Our company’s business requires compliance with a variety of regulatory requirements across a number of federal, state, and international jurisdictions. Our Board values the insights of directors who have experience advising or working at companies in regulated industries, and it benefits from the perspectives of directors with governmental, public policy, legal, and risk management experience and expertise.
Finance, Accounting, or Financial Reporting Experience We value an understanding of finance and financial reporting processes because of the importance our company places on accurate financial reporting and robust financial controls and compliance. We also seek to have multiple directors who qualify as audit committee financial experts.
Board Diversity Diversity, equity and inclusion are values embedded in our culture and fundamental to our business. We believe that a board comprised of directors with diverse backgrounds, experiences, and perspectives and viewpoints improves the dialogue and decision-making in the boardroom and contributes to overall Board effectiveness. The Board assesses the effectiveness of its approach to Board diversity as part of the Board and committee evaluation process.

10	www.walmart.com

Proposal No. 1 Election of Directors

Summary of Director Nominee Qualifications and Experience

The chart below identifies the balance of skills and qualifications each director nominee brings to the Board. The fact that a particular skill or qualification is not designated does not mean the director nominee does not possess that particular attribute. Rather, the skills and qualifications noted below are those reviewed by the NGC as part of the Board succession planning process. We believe the combination of the skills and qualifications shown below demonstrates how our Board is well positioned to provide strategic advice and effective oversight to our management.

	Experience and Skills Relevant to the Successful Oversight of our Strategy				Experience and Skills Relevant to Effective Oversight and Governance

Director Nominee	Retail	Global or International Business	Technology or eCommerce	Marketing or Brand Management	Senior Leadership	Finance, Accounting, or Financial Reporting	Regulatory, Legal, or Risk Management
Cesar Conde
Tim Flynn
Sarah Friar
Carla Harris
Tom Horton
Marissa Mayer
Doug McMillon
Greg Penner
Steve Reinemund
Randall Stephenson
Rob Walton
Steuart Walton
TOTAL

2021 Proxy Statement 11

Proposal No. 1 Election of Directors

Director Nominees for 2021

FOR	The Board recommends that shareholders vote FOR each of the nominees named below for election to the Board.

Who are the 2021 director nominees?

Based on the recommendation of the NGC, the Board has nominated the following candidates for election as directors at the 2021 Annual Shareholders’ Meeting. Eleven nominees were previously elected by our shareholders at the 2020 Annual Shareholders’ Meeting. The information provided below includes, for each nominee, his or her age, principal occupation and employment during the past five years, the year in which he or she first became a director of Walmart, each Board committee on which he or she currently serves, whether he or she is independent, and directorships of other public companies held by each nominee during the past five years.

Cesar Conde INDEPENDENT DIRECTOR
Age: 47 Joined the Board: 2019	Board Committees: Audit TeCC	Other Current Public Company Directorships: PepsiCo, Inc.

Career Highlights

May 2020 to present	Chairman of NBCUniversal News Group, a global media and entertainment company

October 2015 to May 2020	Chairman of NBCUniversal Telemundo Enterprises and NBCUniversal International Group

2013 to 2015	Executive Vice President of NBCUniversal, including oversight of NBCUniversal International and NBCUniversal Digital Enterprises

2009 to 2013	President of Univision Networks, a leading American media company with a portfolio of Spanish language television networks, radio stations, and digital platforms

2003 to 2009	Variety of senior executive capacities at Univision Networks, where he is credited with transforming it into a leading global, multi-platform media brand

2002 to 2003	White House Fellow for Secretary of State Colin L. Powell from 2002–2003

Prior to 2002	Positions at StarMedia Network, the first internet company focused on Spanish- and Portuguese-speaking audiences globally

Further Information

Mr. Conde has served on the board of directors of PepsiCo, Inc. since March 2016, and from August 2014 to April 2019 he served on the board of directors of Owens Corning. He also is a Trustee of the Aspen Institute and the Paley Center for Media, as well as a Full Member at the Council on Foreign Relations, and he has served as a Young Global Leader for the World Economic Forum. Mr. Conde holds a B.A. with honors from Harvard University and an M.B.A. from the Wharton School at the University of Pennsylvania.

Skills and Qualifications

The Board benefits from Mr. Conde’s broad experience with large media companies that produce and distribute high-quality content across a range of broadcast, cable, and digital platforms.
Mr. Conde brings valuable perspectives in business, finance, and media gained from his experience in a variety of senior leadership roles at large, global media companies.
With his senior leadership experience at large, multi-platform media companies such as NBCUniversal and Univision, Mr. Conde brings valuable perspectives regarding consumer and media landscapes.

12	www.walmart.com

Proposal No. 1 Election of Directors

Timothy P. Flynn INDEPENDENT DIRECTOR
Age: 64 Joined the Board: 2012	Board Committees: Audit (Chair) TeCC	Other Current Public Company Directorships: JPMorgan Chase & Co. UnitedHealth Group Incorporated Alcoa Corporation* * until May 2021

Career Highlights
2007 to 2011	Chairman of KPMG International (“KPMG”), a global professional services organization that provides audit, tax, and advisory services

2005 to 2010	Served as Chairman of KPMG LLP in the U.S., the largest individual member firm of KPMG

2005 to 2008	CEO of KPMG LLP

Prior to 2005
Held various leadership roles at KPMG, including as Global Head of Audit, and Vice Chairman, Audit and Risk Advisory Services, with operating responsibility for Audit, Risk Advisory and Financial Advisory Services practices

Further Information

Mr. Flynn joined the board of directors of UnitedHealth Group Incorporated in January 2017 and has served as a member of the board of directors of JPMorgan Chase & Co. since 2012. Mr. Flynn also has served on the board of Alcoa Corporation since November 2016. He previously served as a member of the board of directors of The Chubb Corporation from September 2013 until its acquisition in January 2016. He also previously served as a trustee of the Financial Accounting Standards Board, a member of the World Economic Forum’s International Business Council, and a director of the International Integrated Reporting Council. Mr. Flynn graduated from the University of St. Thomas, St. Paul, Minnesota and is a member of the school’s board of trustees.

Skills and Qualifications

Mr. Flynn has more than 32 years of experience in risk management, financial services, financial reporting, and accounting.
Mr. Flynn also brings extensive experience with issues facing complex, global companies, and expertise in accounting, auditing, risk management, and regulatory affairs for such companies.
In addition, Mr. Flynn brings his experiences in executive leadership positions at KPMG and his service on the boards of directors of other large public companies.

Sarah J. Friar INDEPENDENT DIRECTOR
Age: 48 Joined the Board: 2018	Board Committees: Audit SPFC (Chair)	Other Current Public Company Directorships: Slack Technologies, Inc. Dragoneer Growth Opportunities Corp. Dragoneer Growth Opportunities Corp. II Dragoneer Growth Opportunities Corp. III

Career Highlights
December 2018 to present	CEO of Nextdoor Inc., a social network for neighborhoods

July 2012 to November 2018	CFO of Square, Inc., a provider of commerce solutions, including managed payments and point-of-sale systems for businesses and mobile financial offerings for consumers

2011 to 2012	Senior Vice President of Finance & Strategy at Salesforce.com, Inc.

2000 to 2011
Various positions at The Goldman Sachs Group, Inc. including as a Managing Director in the Equity Research Division and other various positions where she focused on corporate finance, and mergers and acquisitions

Prior to 2000	McKinsey & Company

Further Information

Ms. Friar has served as a director of Slack Technologies, Inc., the leading channelsbased messaging platform, since March 2017. She also has served as a director of Dragoneer Growth Opportunities Corp. since August 2020, Dragoneer Growth Opportunities Corp. II since November 2020, and Dragoneer Growth Opportunities Corp. III since March 2021. She also previously served on the board of directors of New Relic, Inc., a software analytics company, from December 2013 until April 2018. Ms. Friar is the co-founder of Ladies Who Launch, a non-profit organization focused on empowering female entrepreneurs. Ms. Friar is a Fellow of the inaugural class of the Finance Leaders Fellowship Program and a member of the Aspen Global Leadership Network. Ms. Friar graduated from the University of Oxford with a Master of Engineering in Metallurgy, Economics, and Management and also from Stanford Graduate School of Business with an M.B.A.

Skills and Qualifications

Ms. Friar brings financial, accounting, and risk management expertise as the former CFO of a multinational publicly-traded company and from her prior experience with a multinational investment banking firm.

The Board benefits from her leadership experience as the CEO of a large platform that connects neighbors and her prior experience as the CFO of a publicly-traded company and other various leadership positions at Square, Salesforce.com, and Goldman Sachs.

Ms. Friar brings a global perspective gained from her experience as the CEO of a multinational company that supports customers across a variety of businesses and industries.

The Board also benefits from Ms. Friar’s perspective regarding eCommerce and information technology in light of her leadership positions with digital community-based platforms and a publicly-traded company that provides managed payments and point-of-sale systems for businesses and mobile financial offerings for consumers.

2021 Proxy Statement 13

Proposal No. 1 Election of Directors

Carla A. Harris INDEPENDENT DIRECTOR
Age: 58 Joined the Board: 2017	Board Committees: CMDC NGC SPFC	Other Current Public Company Directorships: None

Career Highlights

2013 to present	Vice Chair, Wealth Management and Head of Multicultural Client Strategy for Morgan Stanley, a multinational investment bank and financial services company

2012 to present	Managing Director and Senior Client Advisor for Morgan Stanley

Since 1987	Member and a leader on execution teams across mergers and acquisitions, equity capital markets and asset management, and has held a number of other positions during her tenure with Morgan Stanley

Further Information

In her current roles at Morgan Stanley, Ms. Harris is responsible for increasing client connectivity and penetration to enhance revenue generation across the firm. Her prior experience with Morgan Stanley includes investment banking, equity capital markets, equity private placements, and initial public offerings in a number of industries such as technology, media, retail, telecommunications, transportation, healthcare, and biotechnology. In August 2013, President Obama appointed Ms. Harris to serve as Chair of the National Women’s Business Council. She currently serves on the boards of several non-profit organizations including the Mother Cabrini Health Foundation and the Morgan Stanley Foundation, as well as a member of the Board of Overseers for Harvard University. Ms. Harris holds a B.A. magna cum laude from Harvard University and also holds an M.B.A. from Harvard Business School.

Skills and Qualifications

Ms. Harris brings broad-based and valuable insights in finance and strategy gained from more than 30 years of experience at a prominent global investment banking firm.
The Board benefits from Ms. Harris’ senior leadership experience at Morgan Stanley.
The Board values Ms. Harris’ extensive work experience in a regulated industry and advising clients across a broad range of other regulated industries.

Thomas W. Horton LEAD INDEPENDENT DIRECTOR
Age: 59 Joined the Board: 2014	Board Committees: Audit Executive Committee NGC (Chair) SPFC	Other Current Public Company Directorships: General Electric Company EnLink Midstream, LLC

 Career Highlights

April 2019 to present	Partner, Global Infrastructure Partners, a global infrastructure investment firm

October 2015 to April 2019	Senior Advisor at Warburg Pincus LLC, a private equity firm focused on growth investing

2013 to 2014	Chairman of American Airlines Group Inc. (“American”)

2011 to 2013	Chairman and CEO of American

2010 to 2011	President of American

2006 to 2010	Executive Vice President of Finance and Planning at American

2002 to 2005	Served in various roles at AT&T Corporation, including as Vice Chairman and CFO

1985 to 2002	Served in various roles at American, including as Senior Vice President and CFO

Further Information

In August 2019, Mr. Horton was appointed to the board of directors of EnLink Midstream, LLC, a portfolio company of Global Infrastructure Partners that provides midstream energy services. He also has served on the board of directors of General Electric Company since April 2018, where he has served as Lead Director since October 2018. From 2008 to March 2019, Mr. Horton served on the board of directors of QUALCOMM Incorporated. Mr. Horton also serves on the executive board of the Cox School of Business at Southern Methodist University.

Skills and Qualifications

Mr. Horton brings unique insights gained from his executive leadership roles at large, global, publicly-traded companies.
Our Board benefits from Mr. Horton’s leadership experience in several complex, international industries.
In addition, Mr. Horton brings valuable perspective developed from more than 30 years of experience in finance, accounting, auditing, and risk management.

14	www.walmart.com

Proposal No. 1 Election of Directors

Marissa A. Mayer INDEPENDENT DIRECTOR
Age: 45 Joined the Board: 2012	Board Committees: CMDC TeCC	Other Current Public Company Directorships: None

 Career Highlights

March 2018 to present	Co-founder and CEO of Sunshine Products, Inc. (formerly Lumi Labs Inc.), a technology startup focused on making everyday tasks, like contact management or scheduling, magical

2012 to June 2017	President and CEO and a member of the board of directors of Yahoo! Inc. (“Yahoo”) (now Altaba Inc.). At Yahoo, she led the internet giant’s push to reinvent itself for the mobile era. With a renewed focus on user experience, Ms. Mayer grew Yahoo to serve over 1 billion people worldwide - with over 600 million mobile users - and transformed its advertising approach.

1999 to 2012	Led Google Search for more than a decade, as well as Google Maps, Gmail, and Google News. She was one of Google’s earliest employees, later moving into leadership roles as a member of their Operating Committee.

Further Information

In July 2019, Ms. Mayer joined the board of directors of Go Forward, Inc., a company that combines virtual and in-person primary care practice. Since April 2019, Ms. Mayer has served on the board of directors of Maisonette, LLC, an online company focused on providing customized shopping experiences in children’s luxury brands and boutique clothing, accessory, and home decor items. From March 2013 until October 2016, Ms. Mayer served on the board of directors for AliphCom, which operated as Jawbone. She also serves on the board of the San Francisco Ballet, and she previously served on the foundation board for the Forum of Young Global Leaders at the World Economic Forum from 2013 to 2019. Ms. Mayer holds a bachelor’s degree in symbolic systems and a master’s degree in computer science from Stanford University.

Skills and Qualifications

Ms. Mayer brings extensive expertise in technology and consumer internet industries, and her senior leadership experience is demonstrated by her executive role at a prominent consumer internet company and her positions on the boards of several nonprofit organizations.

Ms. Mayer brings distinguished experience in internet product development, engineering, and brand management.
The Board values Ms. Mayer’s insights into global business and strategy gained from her experience as the CEO of a global company.

C. Douglas McMillon PRESIDENT AND CEO AND DIRECTOR
Age: 54 Joined the Board: 2013	Board Committees: Executive Committee (Chair)	Other Current Public Company Directorships: None

Career Highlights

2014 to present	President and CEO of Walmart

2009 to 2014	Executive Vice President, President and CEO, Walmart International

2005 to 2009	Executive Vice President, President and CEO, Sam’s Club

Prior to 2005	Mr. McMillon has held a variety of other leadership positions since joining our company 30 years ago

Further Information

Mr. McMillon has served as a member of the executive committee of the Business Roundtable since 2014, and he became the chairman of the Business Roundtable in January 2020. He also serves as a member of the boards of directors of a number of organizations, including The Consumer Goods Forum, The US-China Business Council, and Crystal Bridges Museum of American Art.

Skills and Qualifications

Mr. McMillon brings years of executive leadership experience at our company and extensive expertise in corporate strategy, development, and execution.
In addition, Mr. McMillon brings extensive knowledge and unique experience leading Walmart’s International segment.
The Board benefits from Mr. McMillon’s 30 years of retail experience and his leadership role developing and executing our omni-channel strategy.

2021 Proxy Statement 15

Proposal No. 1 Election of Directors

Gregory B. Penner* NON-EXECUTIVE CHAIRMAN
Age: 51 Joined the Board: 2008	Board Committees: Executive Committee	Other Current Public Company Directorships: None
* Greg Penner is the son-in-law of Rob Walton.

Career Highlights

2015 to present	Chairman of the Board of Walmart

2014 to 2015	Vice Chairman of the Board of Walmart

2005 to present	General Partner of Madrone Capital Partners, LLC, an investment management firm

2002 to 2005	Walmart’s Senior Vice President and CFO – Japan

2001 to 2002	Senior Vice President of Finance and Strategy for Walmart.com

Prior to 2001	General Partner at Peninsula Capital, an early stage venture capital fund, and a financial analyst for Goldman, Sachs & Co.

Further Information

In May 2020, Mr. Penner joined the board of trustees of the Corporation of Brown University. He also previously served on the board of directors of Baidu, Inc. from May 2004 until December 2017, and Hyatt Hotels Corporation from October 2007 to September 2014.

Skills and Qualifications

Mr. Penner brings expertise in strategic planning, finance, and investment matters, including prior experience as a CFO for our company’s operations in Japan, and his service on the boards of directors of public and private companies in a variety of industries.

The Board benefits from Mr. Penner’s retail experiences with our company’s operations internationally and at Walmart.com, as well as his leadership service as our non-executive Chairman.
In addition, Mr. Penner has broad knowledge of international business, particularly in Japan and China.
Mr. Penner brings unique expertise gained through both his service with the company and as a director of various technology companies.

Steven S Reinemund INDEPENDENT DIRECTOR
Age: 73 Joined the Board: 2010	Board Committees: CMDC (Chair) NGC TeCC	Other Current Public Company Directorships: Vertiv Holdings Co. GS Acquisition Holdings Corp II

Career Highlights

December 2019 to present	Managing Partner at Highline Group, a family office of strategic operators

June 2014 to December 2019	Advisory role at Wake Forest University as Executive-in-Residence

2008 to 2014	Dean of Business and Professor of Leadership and Strategy at Wake Forest University

2006 to 2007	Chairman of the Board of PepsiCo, Inc. (“PepsiCo”)

2001 to 2006	Chairman and CEO of PepsiCo

1999 to 2001	President and Chief Operating Officer at PepsiCo

1996 to 1999	Chairman and CEO of Frito-Lay, Inc. (“Frito-Lay”)

Further Information

Mr. Reinemund has served as a director of GS Acquisition Holdings Corp II since July 2020. He served on the board of directors of GS Acquisition Holdings Corp. from June 2018 until February 2020, until the completion of business combination transactions that resulted in Vertiv Holdings Co., where Mr. Reinemund continues to serve on the board of directors. From 2007 until May 2020, Mr. Reinemund served as a director of each of Exxon Mobil Corporation and Marriott International, Inc. He previously served as a director of American Express Company from 2007 to 2015 and Johnson & Johnson from 2003 to 2008. Mr. Reinemund has been on the board of directors of Chick-fil-A, Inc. since June 2015, and he is a member of the boards of trustees of The Cooper Institute and the U.S. Naval Academy Foundation.

Skills and Qualifications

Mr. Reinemund has considerable international business leadership experience gained through his service as Chairman and CEO of a global public company, his service as dean of a prominent business school, and his service on the boards of several large companies in a variety of industries.

Mr. Reinemund also brings valuable experience with large, international businesses.

In addition, Mr. Reinemund’s experience in executive leadership positions at PepsiCo and Frito-Lay provides valuable insights to our Board regarding brand management, marketing, finance, and strategic planning.

16	www.walmart.com

Proposal No. 1 Election of Directors

Randall L. Stephenson INDEPENDENT DIRECTOR
Age: 61 Joined the Board: March 2021	Board Committees: None*	Other Current Public Company Directorships: None
*Mr. Stephenson will be appointed to the CMDC and the SPFC effective upon his election at the 2021 Annual Shareholders’ Meeting.

Career Highlights

July 2020 to January 2021	Executive Chairman of the Board, AT&T Inc. (“AT&T”), a leading provider of telecommunications, media, and technology services globally

2007 to July 2020	Chairman of the Board and Chief Executive Officer, AT&T, also served as President from 2007 until September 2019

2004 to 2007	Chief Operating Officer, AT&T

2001 to 2004	Chief Financial Officer, AT&T

Prior to 2002	Various positions at AT&T, including as Corporate Controller and other various positions

Further Information

In addition to his service on the board of directors of AT&T Inc. (“AT&T”) from 2005 until his retirement in January 2021, Mr. Stephenson also had previously served on the boards of directors of The Boeing Company from February 2016 to December 2017 and Emerson Electric Co. from June 2006 to December 2017. Mr. Stephenson previously served as the chairman of the Business Roundtable from 2014 to 2016, and he currently serves on the boards of Boy Scouts of America and the PGA Tour. He has a B.S. in accounting from Central State University (now known as the University of Central Oklahoma) and earned his Master of Accountancy degree from the University of Oklahoma.

Skills and Qualifications

Mr. Stephenson brings valuable executive leadership experience gained from his nearly 40 years of service at AT&T, where at different times during his career he served in various high-level financial and operational positions at a company in a regulated industry.

In addition, Mr. Stephenson brings unique operations and marketing experience at a large international telecommunications, media, and technology company, where he was responsible for leading in the development, evolution, and execution of AT&T’s strategy during a period of change in the industry.

S. Robson Walton* DIRECTOR
Age: 76 Joined the Board: 1978	Board Committees: SPFC Executive Committee	Other Current Public Company Directorships: None
*Greg Penner is the son-in-law of Rob Walton, and Steuart Walton is the nephew of Rob Walton.

Career Highlights

1969 to present
Mr. Walton was the Chairman of Walmart from 1992 to June 2015 and has been a member of the Board since 1978. Prior to becoming Chairman, he had been an officer at our company since 1969 and held a variety of positions during his service, including Senior Vice President, Corporate Secretary, General Counsel, and Vice Chairman

Prior to 1969	Partner with the law firm of Conner & Winters in Tulsa, Oklahoma, during which time he also served as an officer of Walmart from 1969 to 1978

Further Information

In addition to his duties at Walmart, Mr. Walton is involved with a number of non-profit and educational organizations, including Conservation International, where he previously served as Chairman of that organization’s executive committee, and the College of Wooster, where he is an Emeritus Life Trustee for the college. Mr. Walton is also an Emeritus Trustee for the African Parks Foundation, U.S.A.

Skills and Qualifications

Mr. Walton brings decades of leadership experience with Walmart and his expertise in strategic planning gained through his service on the boards and other governing bodies of non-profit organizations.
Mr. Walton has extensive legal, risk management, and corporate governance expertise gained as Walmart’s Chairman, Corporate Secretary, and General Counsel and as an attorney in private practice.

The Board benefits from Mr. Walton’s in-depth knowledge of our company, its history and the global retail industry, all gained through more than 40 years of service on the Board and more than 20 years of service as our company’s Chairman.

2021 Proxy Statement 17

Proposal No. 1 Election of Directors

Steuart L. Walton* DIRECTOR
Age: 39 Joined the Board: 2016	Board Committee: TeCC (Chair)	Other Current Public Company Directorships: None
*Steuart Walton is the nephew of Rob Walton.

Career Highlights

May 2016 to present	Founder and Chairman of RZC Investments, LLC, an investment business

2013 to November 2017	Founder of Game Composites, Ltd., a company that manufactures carbon fiber aircraft and aircraft parts. He served as the CEO of Game Composites from its founding until November 2017

2011 to 2013	Senior Director, International Mergers and Acquisitions, Walmart International division

2007 to 2010	Associate at Allen & Overy, LLP in London, where he advised companies on securities offerings

Further Information

Mr. Walton serves on the boards of directors of Rapha Racing Limited, Crystal Bridges Museum of American Art, and the Smithsonian National Air and Space Museum. From August 2018 to January 2021, he served as a member of the board of directors of Flipkart Private Limited. He is a graduate of Georgetown University Law Center, and he holds a bachelor’s degree in business administration from the University of Colorado, Boulder.

Skills and Qualifications

Mr. Walton brings broad-based and valuable international legal and regulatory experience gained from his work on complex, international financial transactions.

Mr. Walton has a strong history and familiarity with our company and its global retail and eCommerce operations. He also brings valuable leadership, financial, and omni-channel insights gained from his entrepreneurial experiences and investments, as well as his experience gained as chair of the TeCC and prior service on the board of Flipkart.

18	www.walmart.com

Proposal No. 1 Election of Directors

Board Refreshment and Succession Planning

The NGC is responsible for identifying and evaluating potential director candidates, for reviewing the composition of the Board and Board committees, and for making recommendations to the full Board on these matters. The NGC actively manages the Board succession planning process throughout the year, informed by the following considerations:

Director Tenure Policies Allows Board to anticipate future Board and committee turnover

The Board believes that a mix of longer-tenured directors and newer directors with fresh perspectives contributes to an effective Board. In order to promote thoughtful Board refreshment, the Board has adopted the following tenure policies for Independent Directors, as set forth in Walmart’s Corporate Governance Guidelines:

Term Limit: Independent Directors are expected to commit to at least six years of service and may not serve for more than 12 years.

Retirement Age: Unless they have not yet completed their initial six-year commitment, Independent Directors may not stand for re-election after age 75.

Board/Committee Evaluations Identify skill sets that would enhance Board effectiveness

Director Recruitment Identify a diverse pool of director talent with desired background and skill sets

Director Onboarding Tailored onboarding enables new directors to learn our business and contribute quickly

The Board may make exceptions to the term limit and retirement age if circumstances warrant. For example, the Board could extend the term limit or retirement age for an individual director with particular skills or qualifications that are valuable to the Board’s effectiveness until a suitable replacement is found. Similarly, an Independent Director may retire before serving 12 years in order to stagger turnover on the Board or a Board committee. The Board believes these policies provide discipline to the Board refreshment process and have resulted in a diverse Board with an effective mix of skills and experiences, as shown on page 11.

From time to time, the NGC engages third-party consultants to assist it with the Board refreshment process and to help cultivate a pipeline of potential future director candidates. The Board has adopted a policy that all director candidate pools will include women and racially/ethnically diverse candidates. As a part of the process of identifying potential director candidates, the NGC may also consult with other directors and senior officers. If the NGC decides to proceed with further consideration of a potential candidate, the Chair of the NGC and other members of the NGC, as well as other members of the Board, may interview the candidate. The NGC then may recommend that the full Board appoint or nominate the candidate for election to the Board. Mr. Stephenson was appointed to the Board in March 2021 and is standing for election for the first time at the 2021 Annual Shareholders’ Meeting. Mr. Stephenson was initially identified as a potential director candidate by our Chairman, and his nomination was the result of the process outlined above.

2021 Proxy Statement 19

CORPORATE GOVERNANCE

Effective corporate governance is essential for maximizing long-term value for our shareholders. Our beliefs have been grounded in being a values-based ethically led organization, and it’s this foundation that continues to influence our decisions and leadership.

Our governance structure is set forth in our Corporate Governance Guidelines and other key governance documents. These guidelines are reviewed at least annually and updated as appropriate in response to evolving best practices, regulatory requirements, feedback from our annual Board evaluations, and recommendations made by our shareholders, all with the goal of supporting and effectively overseeing our ongoing strategic transformation.

Corporate Governance Highlights

Our strong corporate governance practices demonstrate our Board’s commitment to enabling an effective structure to support the successful oversight of our strategy.

Board Independence
✓Majority Independent Board
✓Lead Independent Director
✓Governance Committees are Fully Independent

Other Board and Board Committee Practices
✓Separate Chair and CEO
✓Risk Oversight
✓Oversight of Human Capital Management
✓Oversight of Political and Social Engagement
✓Robust Stock Ownership Guidelines
✓No Hedging and Restrictions on Pledging
✓No Employment Agreements with NEOs
✓No Change-in-Control Provisions
✓Policy to include women and minorities among the pool of potential new director candidates

Board Performance

The Board’s Year in Strategy

The Board’s activities are structured to oversee Walmart’s strategy and to provide advice and counsel to management. The Board, working closely with the executive management team, has committed to important initiatives to better serve our customers and pursue our key objectives of making every day easier for busy families, sharpening our culture and becoming more digital, operating with discipline, and making trust a competitive advantage.

Over the past year, and among other matters, the Board was involved in these governance and strategy discussions and actions:

✓Walmart’s COVID-19 response, including changes across our operations to make our facilities safer for customers and associates, as well as special cash bonuses and enhanced paid time off and leave policies for our hourly associates
✓Walmart’s ongoing investments in associate wages, training and education to support our omni-channel transformation
✓Ongoing review of our international portfolio of operations

✓Board Oversight of Company Strategy

✓Annual Board Evaluations
✓Robust Shareholder Engagement
✓Commitment to Board Refreshment and Succession Planning
✓Focus on Management Development and Succession Planning

Shareholder Rights
✓Market Standard Proxy Access Right
✓Shareholder Right to Call Special Meetings
✓No Poison Pill
✓No Supermajority Voting Requirements
✓Annual Election of All Directors
✓Majority Voting for Director Elections

20	www.walmart.com

Corporate Governance

Board Structure and Effectiveness

Board Leadership Structure

The leadership structure of our Board is designed to promote robust oversight, independent viewpoints, and the promotion of the overall effectiveness of the Board. The Board annually reviews its leadership structure as part of the process described on page 19. As discussed on page 98, approximately 49% of our company’s Shares are held by members of the family of Sam Walton, our company’s founder. Three generations of Walton family members have served on our Board, which demonstrates the Walton family’s interest in and commitment to the long-term success of our company. Despite their substantial ownership in the company, the members of the Walton family traditionally have held only three seats on our Board.

Our current Board leadership structure consists of:

NON-EXECUTIVE CHAIRMAN	LEAD INDEPENDENT DIRECTOR	PRESIDENT AND CEO
Greg Penner	Tom Horton	Doug McMillon

Primary Responsibilities	Primary Responsibilities	Primary Responsibilities
●Presides over meetings of the Board and shareholders ●Focuses on Board oversight and governance matters ●Provides advice and counsel to the CEO ●Agenda review process	●Liaison between Independent Directors and Chairman ●Agenda review process ●Board and Board committee evaluations ●Shareholder engagement	●Leadership of Walmart’s complex global business ●Implements strategic initiatives ●Development of robust management team

We have separated the Chairman and CEO roles since 1988. By separating these roles, our CEO is able to focus on executing our strategy and managing Walmart’s complex daily operations, and our Chairman, who is an Outside Director, can devote his time and attention to matters of Board oversight and governance.

We have had a Lead Independent Director since 2004. The role of the Lead Independent Director is designed to enhance the candor and communication between the independent members of the Board, the Chairman, and the CEO. Our Lead Independent Director is appointed annually by the independent members of the Board and has a robust set of responsibilities, including:

●	presiding over executive private sessions of the Outside Directors and the Independent Directors;
●	authority to call meetings of the directors, including separate meetings of the Outside Directors and the Independent Directors; and
●	is available, when appropriate, for consultation with major shareholders.

Mr. Horton became our Lead Independent Director immediately following our 2018 Annual Shareholders’ Meeting. In addition to his role as Lead Independent Director, Mr. Horton also serves as the Chair of the NGC, which means he also oversees the annual Board evaluation process and actively participates in the work related to overall Board effectiveness, including Board development, succession planning, and refreshment.

2021 Proxy Statement 21

Corporate Governance

Board Committee Chairs: Our Board committees play a critical role in the oversight of our governance and strategy, and each Board committee has access to management and the authority to retain independent advisors as it deems appropriate. Each of the governance-related Board committees, as well as our Strategic Planning and Finance Committee, is led by an independent chair.

Governance Committees			Strategy Committees

INDEPENDENT CHAIR	INDEPENDENT CHAIR	INDEPENDENT CHAIR	INDEPENDENT CHAIR	CHAIR
Tim Flynn	Steve Reinemund	Tom Horton	Sarah Friar	Steuart Walton

Audit	Compensation and Management Development	Nominating and Governance	Strategic Planning and Finance	Technology and eCommerce

Board Committees

To enhance the effectiveness of the Board’s risk oversight function, the Board regularly reviews its committee structure and committee responsibilities to ensure that the Board has an appropriate committee structure focused on matters of strategic and governance importance to Walmart. When possible, Independent Directors are appointed to serve on at least one strategy committee and one governance committee. Currently, the Board has six standing committees, which are described below. In addition to the duties described below, our Board committees perform the risk oversight functions described on page 28.

Strategic Planning and Finance Committee

2 MEETINGS DURING FISCAL 2021 4 MEMBERS Sarah Friar, Chair Carla Harris Tom Horton Rob Walton	All four members have global or international business experience	Three members have finance, accounting, or financial reporting experience
	All four members have senior leadership experience	One member has retail experience
	Three members have regulatory, legal, or risk management experience	One member has technology or eCommerce experience

Primary Responsibilities

●	Reviews global financial policies and practices and reviews and analyzes financial matters, acquisition and divestiture transactions
●	Oversees long-range strategic planning
●	Reviews and recommends a dividend policy to the Board
●	Reviews the preliminary annual financial plan and annual capital plan to be approved by the Board, as well as the company’s capital structure and capital expenditures

22	www.walmart.com

Corporate Governance

Technology and eCommerce Committee

2 MEETINGS DURING FISCAL 2021 5 MEMBERS Steuart Walton, Chair Cesar Conde Tim Flynn Marissa Mayer Steve Reinemund	All five members have global or international business experience	Three members have technology or eCommerce experience
	Four members have senior leadership experience	Three members have marketing or brand management experience
	One member has finance, accounting, or financial reporting experience	Two members have regulatory, legal, or risk management experience

Primary Responsibilities

●	Reviews and provides guidance on the company’s eCommerce, omni-channel, and digital businesses in key markets and in ways that weave together the company’s unique physical and digital assets and capabilities; development and uses of technology; modernization and ongoing evolution of the company’s technology infrastructure; adoption of effective ways of working; data assets, capabilities, and data use cases for commercial purposes; and measurement and tracking of key metrics related to the company’s omni-channel digital enterprise;
●	Reviews and provides guidance regarding trends relevant to an omni-channel digital enterprise

Audit Committee*

8 MEETINGS DURING FISCAL 2021 4 MEMBERS Tim Flynn, Chair Cesar Conde Sarah Friar Tom Horton	All four members have global or international business experience	All four members have senior leadership experience
	Three members have finance, accounting, or financial reporting experience	Two members have regulatory, legal, or risk management experience
Two members have technology or eCommerce experience

Primary Responsibilities

●	Reviews the financial statements and oversees the financial reporting policies, procedures, and internal controls
●	Responsible for the appointment, compensation, retention, and oversight of the independent accountants
●	Pre-approves audit, audit-related, and non-audit services to be performed by Walmart’s independent accountants
●	Reviews and approves any related person transactions and other transactions subject to our Transaction Review Policy
●	Reviews risk assessment and risk management process and policies, processes and procedures regarding compliance with applicable laws and regulations, as well as Code of Conduct and Reporting Protocols for Senior Financial Officers
●	Oversees internal investigatory matters
●	Oversees Walmart’s global ethics and compliance program
●	Oversees the company’s internal audit function

*	Independence and financial literacy: The Board has determined that each member of the Audit Committee is independent as defined by the Exchange Act, the SEC’s rules, and the NYSE Listed Company Rules. Each Audit Committee member named above is financially literate as required by NYSE Listed Company Rules. The Board has determined that Tim Flynn, Sarah Friar, and Tom Horton are “audit committee financial experts” as defined in the SEC’s rules.

2021 Proxy Statement 23

Corporate Governance

Compensation and Management Development Committee*

6 MEETINGS DURING FISCAL 2021 3 MEMBERS Steve Reinemund, Chair Carla Harris Marissa Mayer	All three members have global or international business experience	One member has technology or eCommerce experience
	All three members have senior leadership experience	One member has finance, accounting, or financial reporting experience
	Two members have marketing or brand management experience	One member has regulatory, legal, or risk management experience

Primary Responsibilities

●	In consultation with the CEO, approves compensation of Executive Officers other than the CEO, and reviews compensation of other senior officers
●	Reviews and approves the compensation of the CEO and recommends to the Board the compensation of the Outside Directors
●	Sets performance measures and goals and verifies the attainment of performance goals under our incentive compensation plans
●	Reviews workforce development, education, training, compensation, and benefits matters
●	Oversees the management development, succession planning, and retention practices for Executive Officers and senior leaders
●	Oversees culture, diversity, equity and inclusion initiatives

*	Independence: The Board has determined that each member of the CMDC is independent as defined by the Exchange Act, the SEC’s rules, and the NYSE Listed Company Rules; and is a “non-employee director” as defined in the SEC’s rules.

Nominating and Governance Committee*

2 MEETINGS DURING FISCAL 2021 3 MEMBERS Tom Horton, Chair Carla Harris Steve Reinemund	All three members have global or international business experience	Two members have finance, accounting, or financial reporting experience
	All three members have senior leadership experience	Two members have regulatory, legal, or risk management experience
One member has marketing or brand management experience

Primary Responsibilities

●	Oversees corporate governance issues and makes recommendations to the Board
●	Identifies, evaluates, and recommends candidates for nomination to the Board
●	Reviews and makes recommendations to the Board regarding director independence
●	Reviews and advises management on environmental, social, and community initiatives, as well as legislative affairs and public policy engagement

*	Independence: The Board has determined that each member of the NGC is independent as defined by the NYSE Listed Company Rules.

24	www.walmart.com

Corporate Governance

The last standing committee of the Board is responsible for various administrative matters.

Executive Committee

0 MEETINGS* DURING FISCAL 2021 4 MEMBERS Doug McMillon, Chair Tom Horton Greg Penner Rob Walton

Primary Responsibilities

●	Implements policy decisions of the Board
●	Acts on the Board’s behalf between Board meetings

*	The Executive Committee acted by unanimous written consent 7 times during fiscal 2021, each of which was reviewed and ratified by the Board.

Governing Documents

In addition to our Corporate Governance Guidelines, each standing committee of the Board has a written charter, which defines the roles and responsibilities of the Board committee. The Board committee charters and the Corporate Governance Guidelines, all of which are available on our corporate website, provide the overall framework for our corporate governance practices. The NGC and the Board review the Corporate Governance Guidelines, and the NGC, the Board, and each Board committee review the Board committee charters at least annually to determine whether any updates or revisions to these documents may be necessary or appropriate.

2021 Proxy Statement 25

Corporate Governance

Board Evaluations

The Board is committed to using its Board evaluation process as an important tool for promoting effectiveness and continuous improvement. This year, the process will be conducted under the leadership of the Lead Independent Director. From time to time, the Board has engaged a third-party consulting firm to lead the evaluation process in order to bring an outside perspective.

Our Board Evaluation Process

Questionnaires Each director completes a detailed questionnaire.

Topics covered include, among others:

●The effectiveness of the Board’s leadership structure and the Board committee structure;
●Board and committee skills, composition, diversity, and succession planning;
●Board culture and dynamics, including the effectiveness of discussion and debate at Board and committee meetings;
●The quality of Board and committee agendas and the appropriateness of Board and committee priorities; and
●Board/management dynamics, including management development and succession planning and the quality of management presentations and information provided to the Board and committees.

Action Items These evaluations have consistently found that the Board and Board committees are operating effectively.

Over the past several years, this evaluation process has contributed to various refinements in the way the Board and Board committees operate, including:

●Reducing the size of the Board to promote engagement and input into our strategic decision-making;
●Changing the Board committee structure to create a separate Compensation and Management Development Committee and a Nominating and Governance Committee;
●Changing committee assignments so that Independent Directors generally sit on one “strategy” committee and one “governance” committee;
●Ensuring that Board and committee agendas are appropriately focused on strategic priorities and provide adequate time for director input;
●Additional responsibilities for our Lead Independent Director, including active participation in the agenda-setting process for the Board and Board committees; and
●Increased focus on continuous Board succession planning and refreshment, including developing and maintaining a long-term director candidate pipeline.

Director Onboarding and Engagement

All directors are expected to invest the time and energy required to quickly gain an in-depth understanding of our business and operations in order to enhance their strategic value to our Board. We develop tailored onboarding plans for each new director. Shortly after joining our Board, each new director has “learn the business” meetings with the leaders of key operational and corporate support functions. Occasionally, a Board meeting is held at a location away from our home office, usually in a market in which we operate. In connection with these Board meetings, our directors learn more about the local business market through meetings with our business leaders in these markets, visits to our stores and other facilities in the local market, and visits to the stores of our competitors. We also sometimes hold one Board meeting per year at one of our eCommerce offices, where our Board members participate in intensive sessions focused on our eCommerce strategies and operations.

26	www.walmart.com

Corporate Governance

Our Board members are also expected to participate in other company activities and engage directly with our associates at a variety of events throughout the year. While the COVID-19 pandemic has limited instances of participating at in-person meetings and travel over the past year, several of our Board members attended and participated in various virtual diversity, equity, and inclusion events that were hosted by the company during the year. Other examples of activities and events that members of our Board have participated in during the past few years include:

●	attending Walmart leadership meetings and accompanying senior business leaders on trips to domestic and international markets;
●	touring facilities with our compliance associates;
●	speaking at various Walmart culture, diversity, equity and inclusion events; and
●	attending and speaking at meetings of Walmart business segments, divisions, and corporate support departments.

Board Meetings and Director Attendance

The Board held a total of six meetings during fiscal 2021. The Outside Directors and Independent Directors met regularly in separate executive sessions, with the Lead Independent Director presiding over those sessions. As a whole, during fiscal 2021, our directors attended approximately 98% of the aggregate number of Board meetings and meetings of Board committees on which they served. Each director attended at least 75% of all Board meetings and meetings of Board committees on which he or she served.

All directors are expected to attend the company’s annual shareholders’ meetings. While the Board understands that there may be situations that prevent a director from attending an annual shareholders’ meeting, the Board encourages all directors to make attendance at all annual shareholders’ meetings a priority.

All eleven directors who were members of the Board members at the time of the 2020 Annual Shareholders’ Meeting were in attendance.

Key Board Responsibilities

The Board’s Strategic Oversight Role

The Board has oversight responsibility for our company’s business strategy and strategic planning. Walmart operates in a rapidly changing environment that requires significant Board engagement with our strategy. As Walmart continues to transform its business, the Board works with management to respond to a dynamically changing environment. Given the iterative nature of this transformation, the Board’s oversight over strategy is a continuous process. Throughout the year, the Board and its committees oversee and guide management with respect to a variety of strategic matters, and strategic discussions are embedded in every Board and Board committee meeting. Walmart’s Independent Directors also regularly hold executive sessions without management present, at which sessions strategy is discussed.

While the Board and its committees oversee our strategic planning process, management is responsible for executing our strategy. The Board receives regular updates and engages actively with our senior management team regarding key strategic initiatives, technology updates, competitive and economic trends, and other developments. Since the emergence of COVID-19, the Board has been engaged in monitoring the impact of COVID-19 on the company’s strategy. The Board receives updates from management about COVID-19’s impact to our associates, customers, business, financial condition, and operations.

The Board’s oversight and our management’s execution of our business strategy are intended to help promote the creation of long-term shareholder and stakeholder value in a sustainable manner, with a focus on assessing both potential opportunities available to us and risks that we might encounter.

2021 Proxy Statement 27

Corporate Governance

The Board’s Role in Risk Oversight

Taking reasonable and responsible risks is an inherent part of Walmart’s business and is critical to our continued innovation, growth, and achievement of our strategic objectives. The Board and the Board committees actively oversee and monitor the management of the most significant risks that could impact our company. The Board does not view risk in isolation, but instead considers risk in conjunction with its oversight of Walmart’s strategy and operations.

Walmart identifies, assesses, and assigns responsibility for managing risks through its annual enterprise risk management process, other internal processes, and internal control environment. The Board, Board committees, and management coordinate risk oversight and management responsibilities in a manner that we believe serves the long-term interests of our company and our shareholders through established periodic reporting and open lines of communication.

Board Oversight

●Has primary responsibility for overseeing risk management
●Evaluates and approves strategic objectives and defines risk tolerance
●Delegates certain risk management oversight responsibilities to Board committees and receives regular reports from Board committee chairs regarding risk-related matters
●Engages with and receives regular reports from management regarding risk-related matters

Technology and eCommerce Committee	Strategic Planning and Finance Committee	Audit Committee
Oversees risks associated with:	Oversees risks associated with:
●Responsible for oversight of overall risk identification, monitoring, and mitigation processes and policies

Oversees risks associated with:

●Financial statements, systems, and reporting
●Legal, ethics, and compliance
●Information systems, information security, data privacy, and cybersecurity
●Related person transactions
●Internal investigatory matters

●Integration of information technology, eCommerce, and innovation efforts with overall strategy ●Emerging trends in technology and eCommerce	●Financial status and financial matters, including capital expenditures, annual financial plans, and dividend policies ●Long-range strategic plans ●Potential acquisitions and divestitures
Compensation and Management Development Committee	Nominating and Governance Committee
Oversees risks associated with:	Oversees risks associated with:

●Senior executive compensation
●Senior executive development, succession planning, and retention
●Human capital management, including pay; benefits; diversity, equity, and inclusion; recruiting and retention; and culture
●Corporate governance ●Director succession planning ●Environmental, social, community, and charitable giving initiatives ●Legislative affairs and public policy engagement strategy

Strategic and Operational Management Committees	Legal, Regulatory and Compliance Risk Management Committees	Financial Risk Management Committees	Global Audit Services

Management Oversight

Management is responsible for the enterprise risk assessment process and the day-to-day management of risks. Management considers risks in categories which include, but are not limited to, the following:

●Strategic risks ●Reputational risks	●Financial risks ●Legal, regulatory, and compliance risks	●Operational risks, including the impact of COVID-19, as well as information systems, information security, data privacy, cybersecurity, and supply chain

Additional information regarding risks considered by management can be found in Item 1.A. Risk Factors in the company’s Annual Report on Form 10-K for fiscal 2021. Additional information regarding the roles and responsibilities of our Board committees can be found under “Board Committees” beginning on page 22.

28	www.walmart.com

Corporate Governance

Management Development and Succession Planning

Our Board places a high value in developing a talented and diverse pipeline of leaders. The CMDC has primary responsibility for executive succession planning, and senior management development is a regular topic on the agendas for meetings of the CMDC.

At these meetings, the members of our CMDC, in consultation with our CEO, our Chief People Officer, and others as the CMDC may deem appropriate, review development plans for current senior leaders, the pipeline of potential future leaders, and executive succession plans, including succession plans for our CEO position. This process has contributed to two successful CEO transitions since 2009. The Board has also adopted a CEO succession planning process to address unanticipated events and emergency situations.

Board’s Oversight of Culture and Human Capital Management

Under its charter, the CMDC has responsibility for reviewing and advising management regarding Walmart’s human capital management strategies, and the CMDC and the Board oversee Walmart’s workforce strategy, which includes the strategic priorities of inclusion, well-being, growth, and digital transformation. Management regularly presents to the CMDC and to the Board regarding workforce development; compensation; benefits; recruiting and retention; training and education; culture; and diversity, equity, and inclusion at all levels of the company.

Our commitment to help people around the world save money and live better is delivered by our associates who make the difference for our customers every day, and we believe the strength of our workforce is a significant contributor to our success. Walmart is a place of opportunity, not only as a foundational entry point to develop critical skills that are relevant for a variety of careers, but also a place where people can grow in their careers across our global omni-channel business. As customer demands and technology change the nature of work, we need to attract, develop and retain associates to thrive in an ever-changing omni-channel environment. Approximately 75% of our U.S. salaried store, club, and supply chain management started their careers in hourly positions. We believe our focus on improving career paths for our associates through robust training, competitive wages, new ways of working, and opportunities for advancement has improved turnover in the U.S. over the past few years.

Board Oversight of Legislative Affairs, Public Policy Engagement, and Charitable Giving

Pursuant to its charter, the NGC reviews and advises management regarding the company’s legislative affairs and public policy engagement strategy, as well as the company’s charitable giving strategy. Walmart engages in the political process when we believe that doing so will serve the best interests of the company and our stakeholders. Walmart is committed to engaging in the political process as a good corporate citizen and in a manner that complies with all applicable laws. Over the years, Walmart has provided greater transparency regarding the company’s political engagement. Since 2015, we have compiled lobbying disclosure information from our U.S. state-level public filings and presented them on our corporate website, and since 2016 we have also disclosed on our corporate website the lobbying expense from our public filings at the U.S. federal level. Walmart’s Government Relations Policy is available on our corporate website.

Board Oversight of Environmental, Social, and Governance Strategy

Under its charter, the NGC has responsibility for reviewing and advising management regarding social, community, and sustainability initiatives of the company. Management presents regularly to the NGC regarding Walmart’s environmental, social, and governance (“ESG”) strategy. Our ESG strategy is based on a shared value approach—creating long-term value for our shareholders by serving our stakeholders, including our customers, associates, suppliers, business partners, communities, and the planet. We set our ESG priorities based on relevance to our business, importance to our stakeholders, as well as Walmart’s ability to effect change with respect to those issues.

We have reported on our company’s aspirations, strategies, initiatives, and progress regarding sustainability and other ESG matters since 2007. Our corporate website includes the most recent information regarding Walmart’s ESG initiatives and progress.

Shareholder Outreach and Engagement

We value regular engagement with and feedback from a wide variety of stakeholders, including customers, associates, suppliers, and communities. We also recognize the value of listening to the views of our shareholders and other stakeholders, and the relationship with our shareholders is an integral part of our corporate governance practices. We conduct shareholder outreach throughout the year to ensure that management and the Board understand and consider the issues of importance to our shareholders and are able to address them appropriately.

2021 Proxy Statement 29

Corporate Governance

Senior leaders and subject matter experts from the company meet regularly with representatives at many of our top institutional shareholders and periodically with leading proxy advisory firms to discuss Walmart’s strategy, governance practices, executive compensation, compliance programs, and other ESG-related matters. From time to time, members of our Board have participated in these meetings. Management reports regularly to the CMDC and NGC about these meetings, including feedback on these diverse topics and perspectives shared by our shareholders.

We continued this program of shareholder engagement during fiscal 2021, in addition to our customary participation at industry and investment community conferences, investor road shows, and analyst meetings. We also have incorporated into this proxy statement some of the feedback we received during these meetings. We also respond to individual shareholders who provide feedback about our business. We have had success engaging with parties to understand shareholder concerns and reach resolutions on issues that are in the best interests of our shareholders, and we remain committed to these ongoing initiatives.

Active Ongoing Shareholder Engagement

●Board members, senior leaders, and/or subject matter experts actively solicit feedback from our large shareholders on strategy, governance, compensation, ESG, and other topics. During fiscal 2021, we engaged with a majority of our 50 largest institutional shareholders, representing approximately 520 million Shares.
●The CMDC and NGC receive regular reports on this engagement.
●We welcome feedback from all shareholders, who can contact our Global Investor Relations team by:

calling 1-479-273-6463	emailing invrelinq@wal-mart.com	using Walmart’s Global Investor Relations app, available for free in iTunes and Google Play	visiting http://stock.walmart.com

Communicating with the Board

The Board welcomes feedback from shareholders and other interested parties. There are a number of ways that you can contact the Board or individual members of the Board.

Via mail:	Via email:
Name of Director(s) or Board of Directors
c/o Gordon Y. Allison,
Senior Vice President, Office of the
Corporate Secretary, Chief Counsel for
Finance and Corporate Governance,
Walmart Inc.
702 Southwest 8th Street
Bentonville, Arkansas 72716-0215
●the entire Board at directors@wal-mart.com;
●the Independent Directors at Independent.Directors@wal-mart.com;
●the Outside Directors at nonmanagementdirectors@wal-mart.com; or
●any individual director, at the full name of the director as listed in that director’s biography under the heading “Director Nominees for 2021” followed by “@wal-mart.com.” For example, our Chairman, Gregory B. Penner, may be reached at gregorybpenner@wal-mart.com.

We receive a large volume of correspondence regarding a wide range of subjects each day, including correspondence relating to ordinary store operations and merchandise in our stores. As a result, our individual directors are often not able to respond to all communications directly. Therefore, the Board has established a process for managing communications to the Board and individual directors.

Communications directed to the Board or individual directors are reviewed to determine whether, based on the facts and circumstances of the communication, a response on behalf of the Board or an individual director is appropriate. If a response on behalf of the Board or an individual director is appropriate, Walmart management may assist the Board or individual director

30	www.walmart.com

Corporate Governance

in gathering all relevant information and preparing a response. Communications related to day-to-day store operations, merchandise, and similar matters are typically directed to an appropriate member of management for a response. Walmart maintains records of communications directed to the Board and individual directors, and these records are available to our directors at any time upon request.

Shareholders wishing to recommend director candidates for consideration should do so in writing to the address above. The recommendation should include the candidate’s name and address, a resume or curriculum vitae that demonstrates the candidate’s experience, skills, and qualifications, and other relevant information for the Board’s consideration. All director candidates recommended by shareholders will be evaluated by the NGC on the same basis as any other director candidates.

Board Processes and Practices

How We Determine Director Independence

Our Board is committed to ensuring its membership consists of the right mix of skill sets in light of Walmart’s strategy, the Board’s tenure policies, and the Board’s desire to maintain at all times a majority of directors who are independent in accordance with the NYSE Listed Company Rules. Historically, three members of the Walton family have been members of our Board, and the NGC and the Board believe this is appropriate in light of the Walton family’s significant and long-term Share ownership. Our CEO also serves on the Board, and our former CEOs have historically served on the Board for a period of time after they retire. Our incoming CEOs have supported this practice, and we believe this practice has contributed to successful CEO transitions during our company’s history. Consistent with our Board’s commitment to independent Board oversight, the Board generally seeks to fill the remaining Board seats with directors who are independent as defined in the NYSE Listed Company Rules.

In making independence determinations, the Board complies with all NYSE criteria, and with respect to Board committee membership, certain SEC criteria, and considers all relevant facts and circumstances. Under the NYSE Listed Company Rules, to be considered independent:

●	the director must not have a disqualifying relationship, as described in the NYSE Listed Company Rules; and
●	the Board must affirmatively determine that the director otherwise has no direct or indirect material relationship with our company.

The Board has adopted materiality guidelines that it considers and uses to aid in the director independence determination process. While not determinative of independence, these guidelines identify the following categories of relationships that the Board has determined will generally not affect a director’s independence.

Materiality Guideline Description
Ordinary Retail Transactions	The director, an entity with which a director is affiliated, or one or more members of the director’s immediate family, purchased property or services from Walmart in retail transactions on terms generally available to Walmart associates during Walmart’s last fiscal year.
Immaterial Ownership	The director or one or more members of the director’s immediate family owns or has owned during the entity’s last fiscal year, directly or indirectly, 5% or less of an entity that has a business relationship with Walmart.
Immaterial Transactions
The director or one or more members of the director’s immediate family owns or has owned during the entity’s last fiscal year, directly or indirectly, more than 5% of an entity that has a business relationship with Walmart, so long as the amount paid to or received from Walmart during the entity’s last fiscal year accounts for less than $1,000,000 or, if greater, 2% of the entity’s consolidated gross revenues for that entity’s last fiscal year.
The director or a member of the director’s immediate family is or has been during the entity’s last fiscal year an executive officer or employee of an entity that made payments to, or received payments from, Walmart during the entity’s last fiscal year that account for less than $1,000,000 or, if greater, 2% of the entity’s consolidated gross revenues for that entity’s last fiscal year.

Immaterial Positions	The director or one or more members of the director’s immediate family is a director or trustee or was a director or trustee (but not an executive officer or employee) of an entity during the entity’s last fiscal year that has a business or charitable relationship with Walmart and that made payments to, or received payments from, Walmart during the entity’s last fiscal year in an amount representing less than $5,000,000 or, if greater, 5% of the entity’s consolidated gross revenues for that entity’s last fiscal year. Walmart paid to, employed, or retained one or more members of the director’s immediate family for compensation not exceeding $120,000 during Walmart’s last fiscal year.
Immaterial Benefits	The director or one or more members of the director’s immediate family received from Walmart, during Walmart’s last fiscal year, personal benefits having an aggregate value of less than $5,000.

2021 Proxy Statement 31

Corporate Governance

In April 2021, the Board and the NGC conducted their annual review of directors’ relationships that may be relevant to independence, based on the directors’ responses to questionnaires soliciting information regarding their (and their immediate family members’) direct and indirect relationships with the company and due diligence performed by management regarding any transactions, relationships, or arrangements between the company and the directors, their immediate family members, or affiliated entities.

As a result of this review, the Board has affirmatively determined that the following directors are Independent Directors under the general independence definition in the NYSE Listed Company Rules: Cesar Conde, Timothy P. Flynn, Sarah J. Friar, Carla A. Harris, Thomas W. Horton, Marissa A. Mayer, Steven S Reinemund, and Randall L. Stephenson. In addition, the Board determined that the currently serving members of the Audit Committee and the CMDC, and Mr. Stephenson, who will be appointed to the CMDC effective upon his election at the 2021 Annual Shareholders' Meeting, meet the heightened independence standards for membership on those Board committees under the NYSE Listed Company Rules, the Exchange Act, and the SEC’s rules.

In making its determination as to the independence of our Independent Directors, the Board considered whether any relationship between a director and Walmart is a material relationship based on the materiality guidelines discussed above, the facts and circumstances of the relationship, the amounts involved in the relationship, the director’s interest in such relationship, if any, and such other factors as the Board, in its judgment, deemed appropriate. In each case, the Board found all relationships between the company and each of our Independent Directors to be immaterial to the director’s independence. The types of relationships considered by the Board are noted below:

Relationship Type	Director
Immaterial Ownership: The director or the director’s immediate family member directly or indirectly owned 5% or less of, but was not a director, officer, or employee of, an entity that has a business relationship with Walmart	Mr. Horton
Ms. Mayer
Immaterial Transactions and Immaterial Ownership: The director was an officer and 5% or less equity owner of an entity that has a business relationship with Walmart	Mr. Conde
Ms. Friar
Ms. Harris
Immaterial Transactions and Immaterial Ownership: Immediate family members of the director were employees or officers and less than 5% equity owners of entities that have a business relationship with Walmart	Mr. Conde
Mr. Flynn
Ms. Friar
Mr. Horton
Ms. Mayer
Mr. Reinemund
Mr. Stephenson
Immaterial Positions and Immaterial Ownership: The director was either a director or trustee of and less than 5% equity owner of an entity that has a business relationship with Walmart	Mr. Conde
Mr. Flynn
Ms. Friar
Mr. Horton
Mr. Reinemund
Mr. Stephenson
Immaterial Position: Walmart employed a member of the director’s immediate family for compensation not exceeding $120,000 during Walmart’s last fiscal year	Ms. Harris

The aggregate amounts involved in each of the relationships and transactions described in the preceding table were either: (i) less than $1 million; or (ii) if greater than $1 million, then the aggregate amounts involved were less than 2% of the consolidated gross revenues for the entity’s last fiscal year, with the exception of certain relationships involving Mr. Conde and Mr. Reinemund.

Mr. Conde serves as a member of the board of directors of a Walmart supplier that received payments from Walmart during the entity’s last fiscal year that accounted for more than 5% of the entity’s consolidated gross revenues for its last fiscal year. The Board determined that this relationship was immaterial to Mr. Conde’s independence because, in his capacity as a member of the board of directors of the entity: (i) Mr. Conde is not and was not involved in any sales or marketing of products to Walmart; and (ii) he does not and has not received any material direct or indirect economic benefit from the relationship between Walmart and the entity. The payments by Walmart to the entity were for products in the ordinary course of business, and Walmart has had a relationship with this entity since a time prior to Mr. Conde’s membership on the board of this entity.

32	www.walmart.com

Corporate Governance

Immediate family members of Mr. Reinemund are employed by and have a less than 5% ownership interest in (but are not executive officers of) Walmart suppliers or vendors that received payments from Walmart during each entity’s last fiscal year that accounted for more than 2% of the entity’s consolidated gross revenues for that entity’s last fiscal year. The Board determined these relationships were immaterial to Mr. Reinemund’s independence because in each case neither Mr. Reinemund nor his immediate family member: (i) is or was an executive officer of the entity; (ii) has or had a material direct or indirect economic interest in the transactions between the entity and Walmart; or (iii) had advancement within or continued employment with such entity based on the marketing or sale of the entity’s goods or services to Walmart. Further, the payments made by Walmart to each entity, or by each entity to Walmart, were for various products and services in the ordinary course of business, and Walmart has had a relationship with each entity since a time prior to Mr. Reinemund’s immediate family member’s employment with each entity.

The Board does not believe S. Robson Walton, Gregory B. Penner, or Steuart L. Walton have any relationships with Walmart that would disqualify them from being considered independent under the NYSE Listed Company Rules. However, the Board has deferred its determination as to their independence. If the Board had made such an independence determination, then 11 of 12 of our director nominees, or approximately 92%, would have been independent.

In addition, we have not and do not plan to rely on any of the exemptions from certain board independence requirements available to controlled companies under the NYSE Listed Company Rules, to the extent such exemptions are available. Our Board is committed to maintaining a majority independent Board and believes that this independence ensures robust oversight, independent viewpoints, and promotes the Board’s overall effectiveness.

The Board and the NGC concluded that each of the Independent Directors does not currently have, and has not had during any pertinent period, any direct or indirect relationship that: (i) constitutes a disqualifying relationship with Walmart under the NYSE Listed Company Rules; (ii) otherwise compromises the independence of such director; or (iii) otherwise constitutes a material relationship between Walmart and the director.

Related Person Transaction Review Policy

The Board has adopted a written policy applicable to all Walmart Executive Officers; all directors and director nominees; all shareholders beneficially owning more than five percent of Walmart’s outstanding Shares; and the immediate family members of each of the preceding persons (collectively, the “Covered Persons”). Any entity in which a Covered Person has a direct or indirect material financial interest or of which a Covered Person is an officer or holds a significant management position (each, a “Covered Entity”) is also covered by the policy. The Transaction Review Policy applies to any transaction or series of similar or related transactions in which a Covered Person or Covered Entity has a direct or indirect material financial interest and in which Walmart is a participant (each, a “Covered Transaction”).

Under the Transaction Review Policy, each Covered Person is responsible for reporting to Walmart’s Office of the Corporate Secretary any Covered Transactions of which he or she has knowledge. Walmart’s Office of the Corporate Secretary, with the assistance of Walmart’s chief audit executive, chief ethics and compliance officer, and other appropriate Walmart personnel, provides information to the Audit Committee for its consideration regarding the Covered Transaction, including: the view or opinion from the business unit desiring to enter into the transaction as to the benefits of the proposed transaction to the company; a point of view from the company’s corporate affairs department as to the reputational impact, if any, of the company entering into the transaction; the view and opinion from the global audit executive as to the fairness of the transaction to the company and its shareholders and whether the transaction was negotiated on an arm’s-length basis; and the view and opinion from the Office of the Corporate Secretary as to whether the Covered Person has otherwise complied with Walmart’s Code of Conduct as it applies to the transaction. The Audit Committee reviews each Covered Transaction and either approves or disapproves the transaction. To approve a Covered Transaction, the Audit Committee must find that:

●	the substantive terms and negotiation of the Covered Transaction are fair to Walmart and its shareholders and the substantive terms are no less favorable to Walmart and its shareholders than those in similar transactions negotiated at an arm’s-length basis; and
●	if the Covered Person is a director or Executive Officer of Walmart, he or she has otherwise complied with the terms of Walmart’s Code of Conduct as it applies to the Covered Transaction.

2021 Proxy Statement 33

Corporate Governance

Related Person Transaction Process
The following chart shows our process for identification and disclosure of related person transactions.

Related Person Transaction Determinations	Director Independence Determinations	Proxy Statement Disclosure

Walmart’s Office of the Corporate Secretary conducts an annual review and determination of related person transactions

Related person transactions are presented for Audit Committee review and approval or ratification

	The NGC and Board conduct an annual determination of director independence, considering the directors’ (and their immediate family members’) direct and indirect relationships with the company	Annual disclosures are published in our proxy statement as required by SEC rules (including required related person transaction disclosures)

Information sources: ●Annual Director, Executive Officer, and Principal Shareholder Questionnaires ●Schedule 13G filings ●Section 16 reporting ●Management due diligence reviews	Information sources: ●Annual Director, Executive Officer, and Principal Shareholder Questionnaires ●Management due diligence reviews

Fiscal 2021 Review of Related Person Transactions

Our company’s Office of the Corporate Secretary has developed and implemented processes and controls for identifying and obtaining information about proposed or existing transactions between the company and our directors, Executive Officers, principal shareholders, their immediate family members (collectively, the “related persons”), or entities in which one or more of these related persons has a specified relationship or ownership interest. The Office of the Corporate Secretary analyzes each identified transaction, with the exception of ordinary course retail transactions. Based upon the facts and circumstances of each transaction, the Office of the Corporate Secretary determines whether the related person has or will have a material direct or indirect interest in the transaction. Transactions in which Walmart is a participant, the amount involved exceeds $120,000, and the Office of the Corporate Secretary has determined that the related person has a direct or indirect material interest are referred to as “related person transactions.” Each related person transaction is presented to the Audit Committee for its review and approval or ratification. As described in our “Transaction Review Policy,” the Audit Committee considers the following factors when reviewing a related person transaction:

●	the nature of the related person’s interest in the transaction;
●	the substantive terms of the transaction, including the type of transaction and the amount involved;
●	analyses from the company’s chief audit executive and Office of the Corporate Secretary regarding the fairness of the transaction to the company; and
●	any other factors the Audit Committee deems appropriate, including, but not limited to, points of view from the relevant business unit as to the benefits of engaging in the transaction and from the company’s corporate affairs department as to any potential reputational impacts of engaging in the transaction.

We disclose in this proxy statement all related person transactions that are required to be disclosed under applicable SEC rules. Walmart believes the terms of the transactions described below are comparable to terms that would have been reached by unrelated third parties in arm’s-length transactions. The Audit Committee has approved each of the transactions disclosed below.

34	www.walmart.com

Corporate Governance

●

On September 19, 2016, Walmart acquired Jet.com in a merger transaction, with Jet.com becoming a wholly-owned subsidiary of Walmart. The aggregate transaction consideration paid by the company consisted of a combination of cash of approximately $3.0 billion and restricted stock units representing the right to receive Shares determined using the closing date trading price equal to approximately $300 million. Marc E. Lore, the founder and largest stockholder of Jet.com (approximately 15.9% of the outstanding Jet.com shares on a fully-diluted basis), received the right to approximately $477 million in cash consideration payable by the company for his Jet.com shares as part of the merger transaction over the five-year period following the transaction. Mr. Lore received cash consideration payments related to the transaction of approximately $274 million in prior fiscal years and approximately $114 million in fiscal 2021. Mr. Lore retired from his position as Executive Vice President, President and Chief Executive Officer, U.S. eCommerce, of Walmart effective January 31, 2021. Pursuant to the terms of Mr. Lore’s agreement with the Company, following his departure, Mr. Lore will continue to receive the remaining approximately $89 million of cash consideration from the transaction payable over the next year. Mr. Lore’s portion of the transaction equity consideration consisted of restricted stock units for 3,554,093 Shares vesting over the five-year period following the closing date of the transaction. During fiscal 2021, Walmart issued 946,808 Shares to Mr. Lore pursuant to such restricted stock units that vested in fiscal 2021. Pursuant to the terms of Mr. Lore’s agreement with the Company regarding his retirement, following his departure, Mr. Lore will continue to vest in the remaining restricted stock units representing the right to receive 710,828 Shares in accordance with the vesting schedule.

●

Lori Haynie, the sister of C. Douglas McMillon, a director of Walmart and an Executive Officer, is an executive officer of Mahco, Incorporated (“Mahco”). During fiscal 2021, Walmart paid Mahco and its subsidiaries approximately $43.9 million in connection with Walmart’s purchases of sporting goods and related products. Walmart expects to purchase similar types of products from Mahco during fiscal 2022.

●

Greg T. Bray, a management associate in Walmart’s Finance department, is the brother-in-law of C. Douglas McMillon, a director of Walmart and an Executive Officer. For fiscal 2021, Walmart paid Mr. Bray a salary of approximately $247,700, a payment pursuant to the cash incentive plan of approximately $94,800, and other benefits totaling approximately $31,500 (including Walmart’s matching contributions to Mr. Bray’s 401(k) Plan account, Walmart’s matching contributions to Mr. Bray’s Deferred Compensation Matching Plan account, and health insurance premiums). In fiscal 2021, Mr. Bray also received a grant of 506 restricted stock units with a calculated value of approximately $60,000 at the date of grant. Mr. Bray continues to be an associate, and, in fiscal 2021, he may receive compensation and other benefits in amounts similar to or greater than those he received during fiscal 2022.

●

Nichole R. Bray, a management associate with the Walmart Technology team, is the sister-in-law of C. Douglas McMillon, a director of Walmart and an Executive Officer. For fiscal 2021, Walmart paid Ms. Bray a salary of approximately $157,900, a payment pursuant to the cash incentive plan of approximately $49,900, and other benefits totaling approximately $26,800 (including Walmart’s matching contributions to Ms. Bray’s 401(k) Plan account and health insurance premiums). In fiscal 2021, Ms. Bray also received a grant of 548 restricted stock units having a calculated value of approximately $65,000 at the date of grant. Ms. Bray continues to be an associate, and, in fiscal 2022, she may receive compensation and other benefits in amounts similar to or greater than those she received during fiscal 2021.

●

Jason Turner, a management associate in Walmart U.S., is the brother-in-law of John R. Furner, an Executive Officer of Walmart. For fiscal 2021, Walmart paid Mr. Turner a salary of approximately $95,200, a payment pursuant to the cash incentive plan of approximately $22,200, and other benefits totaling approximately $11,500 (including Walmart’s matching contributions to Mr. Turner’s 401(k) Plan account and health insurance premiums). In fiscal 2021, Mr. Turner also received a grant of 126 restricted stock units with a calculated value of approximately $15,000 at the date of grant. Mr. Turner continues to be an associate, and, in fiscal 2022, he may receive compensation and other benefits in amounts similar to or greater than those he received during fiscal 2021.

●

During fiscal 2020, Walmart entered into an agreement with Quibi Holdings, LLC (“Quibi”), under which Walmart agreed to pay Quibi $15 million for advertising services, payable during fiscal 2020 and fiscal 2021. In fiscal 2021, Walmart paid Quibi approximately $6.5 million for advertising services. Gregory B. Penner, the Chairman of Walmart’s Board, is a member of Quibi’s board of directors. In addition, members of the Walton family, including Mr. Penner; S. Robson Walton, a director of Walmart; Steuart L. Walton, a director of Walmart; and members of their immediate family, own an aggregate equity interest in Quibi of approximately 17%.

●

In early fiscal 2022, Walmart entered into an agreement with View, Inc. (“View”), under which Walmart agreed to pay View $26 million for the purchase of dynamic glass to be used in the construction of Walmart’s new Home Office buildings. Members of the Walton family, including Gregory B. Penner, the Chairman of Walmart’s Board; S. Robson Walton, a director of Walmart; and members of their immediate family, own an aggregate indirect equity interest in View of approximately 17%.

2021 Proxy Statement 35

Corporate Governance

Governance Materials Available on our Website

Our Board and Board committee governance documents, including the Board committee charters, the Corporate Governance Guidelines, and other key corporate governance documents are available to our shareholders on our corporate website at http://stock.walmart.com/investors/corporate-governance/governance-documents.

You may also access and review the following additional corporate governance documents on our corporate website:

✓Restated Certificate of Incorporation;
✓Amended and Restated Bylaws;
✓Corporate Governance Guidelines;
✓Reporting Protocols for Senior Financial Officers (formerly titled the Code of Ethics for the CEO and Senior Financial Officers);
✓Code of Conduct (formerly titled the Statement of Ethics) (available at www.walmartethics.com);
✓Procedures for Complaints Related to Accounting or Auditing Matters;
✓Investment Community Communications Policy;
✓Fair Disclosure Procedures;
✓Global Anti-Corruption Policy;
✓Government Relations Policy; and
✓Privacy Policy.

These materials are also available in print at no charge to any shareholder who requests a copy by writing to: Walmart Inc., Global Investor Relations Department, 702 Southwest 8th Street, Bentonville, Arkansas 72716-0100.

A description of any substantive amendment or waiver of Walmart’s Code of Conduct or Walmart’s Reporting Protocols for Senior Financial Officers granted to Executive Officers or directors will be disclosed on our corporate website within four business days following the date of the amendment or waiver (http://stock.walmart.com/investors/corporate-governance/ governance-documents) and will remain posted for a period of at least 12 months. In February 2021, Walmart posted descriptions of recent amendments to the Code of Conduct and Reporting Protocols for Senior Financial Officers. There were no waivers of Walmart’s Code of Conduct Code or Walmart’s Reporting Protocols for Senior Financial Officers granted to Executive Officers or directors during fiscal 2021.

36	www.walmart.com

Corporate Governance

Director Compensation

Walmart’s compensation program for Outside Directors is intended to:

●	provide fair compensation commensurate with the work required to serve on the Board of a company with Walmart’s size, scope, and complexity;
●	align directors’ interests with the interests of Walmart shareholders; and
●	be easy to understand and communicate, both to our directors and to our shareholders.

Annual Benchmarking

Each June, the CMDC and Board undertake a comprehensive review of Outside Director compensation, including a comparison to director compensation at Walmart’s peer group companies. As a result of the review that was conducted last year, the CMDC and Board determined that our base director compensation and the additional fees for Board leadership positions described below were generally competitive and near the median of our peer group. Therefore, the CMDC and Board did not make any significant changes to our Outside Director compensation during fiscal 2021.

Components of Director Compensation

Our Outside Director compensation program consists of the following primary components:

Who is Eligible	Component	Annual Amount ($)	Form of Payment
Base Compensation – All Outside Directors	Annual Stock Grant	175,000	Shares
	Annual Retainer	100,000	Cash
Additional Fees – Some Outside Directors	Non-Executive Chairman Retainer	225,000	50% Shares/50% Cash
	Lead Independent Director Retainer	35,000	Cash
	Audit Chair Retainer	25,000	Cash
	CMDC, NGC, SPFC, and TeCC Chair Retainers	20,000	Cash

In addition, each Outside Director who attends in person a Board meeting held at a location that requires intercontinental travel from his or her residence is paid an additional $4,000 meeting attendance fee.

Form and Timing of Payment

Stock grants to Outside Directors are made annually upon election to the Board at our annual shareholders’ meeting, which was most recently held on June 3, 2020. If an Outside Director is appointed to the Board during a term, he or she will receive a prorated portion of the annual stock grant. Each Outside Director may elect to defer the receipt of this stock grant in the form of stock units that are settled in Shares following the end of the director’s Board service. The other components of Outside Director compensation listed above are paid quarterly in arrears. Each Outside Director can elect to receive these other components in the form of cash, Shares (with the number of Shares determined based on the closing price of Shares on the NYSE on the payment date), deferred in stock units, or deferred into an interest-credited cash account.

Director Stock Ownership Guidelines

Each Outside Director is required to own, within five years of his or her initial election to the Board, Shares or deferred stock units with a value equal to five times the annual retainer portion of the Outside Director compensation established by the Board in the year the director was initially elected. All Outside Directors who have reached the five-year compliance date own sufficient Shares or deferred stock units to satisfy this requirement.

2021 Proxy Statement 37

Corporate Governance

Director Compensation for Fiscal 2021

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Total ($) (h)
Cesar Conde	100,000	174,984	274,984
Timothy P. Flynn	124,990	174,984	299,974
Sarah J. Friar	119,865	174,984	294,849
Carla A. Harris	99,948	174,984	274,932
Thomas W. Horton	155,000	174,984	329,984
Marissa A. Mayer	100,012	174,984	274,996
Gregory B. Penner	212,713	287,447	500,160
Steven S Reinemund	122,129	174,984	297,113
S. Robson Walton	100,000	174,984	274,984
Steuart L. Walton	119,865	174,984	294,849

Explanation of information in the columns of the table:
Name (column (a))
C. Douglas McMillon is omitted from this table because he received compensation only as an associate of our company during fiscal 2021 and did not receive any additional compensation for his duties as a director.

Fees Earned or Paid in Cash (column (b))
Certain Outside Directors elected to either receive Shares in lieu of some or all of these amounts or defer these amounts in the form of deferred stock units, as shown below. These amounts were converted into Shares or deferred stock units quarterly using the closing price of a Share on the NYSE as of the respective payment dates.

Director	Amount ($)	Number of Shares Received in Lieu of Cash	Number of Deferred Stock Units in Lieu of Cash
Timothy P. Flynn	124,990	0	976
Sarah J. Friar	119,865	0	936
Carla A. Harris	49,948	390	0
Marissa A. Mayer	100,012	0	781
Gregory B. Penner	212,713	0	1,661
Steuart L. Walton	119,865	0	936

Stock Awards (column (c))
In accordance with SEC rules, the amounts in this column are the aggregate grant date fair value of stock awards granted during fiscal 2021, computed in accordance with GAAP stock-based accounting rules (as set forth in Financial Accounting Standards Board’s Accounting Standards Codification Topic 718). Other than Mr. Penner, each Outside Director that was elected to the Board at the 2020 Annual Shareholders’ Meeting received a stock award of 1,433 Shares ($175,000 divided by $122.11, the closing price of a Share on the NYSE on the grant date, and rounded to the nearest Share). Mr. Penner received a stock award of 2,354 Shares ($287,500 divided by $122.11, rounded to the nearest Share). Mr. Flynn, Ms. Friar, Ms. Mayer, Mr. Penner, Mr. Rob Walton, and Mr. Steuart Walton elected to defer these Shares in the form of deferred stock units. None of our Outside Directors held any outstanding stock options or unvested restricted stock awards as of January 31, 2021.

Option Awards and Non-Equity Incentive Plan Compensation (columns (d) and (e))
We do not issue stock options to our Outside Directors and do not provide our Outside Directors with any non-equity incentive plan compensation. Therefore, we have omitted these columns from the table.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings (column (f))
While directors are permitted to defer cash retainers into an interest-credited account under the Director Compensation Deferral Plan, none of our current directors have elected to do so and do not have any balances in any such account. Therefore, we have omitted this column from the table.

All Other Compensation (column (g))
We have omitted this column because our directors did not receive any other compensation during fiscal 2021.

38	www.walmart.com

PROPOSAL NO. 2 ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

FOR	The Board recommends that shareholders vote FOR this proposal.

What am I voting on?

We are asking our shareholders to approve, on a non-binding, advisory basis, under Section 14A of the Exchange Act, the compensation of our NEOs as disclosed in this proxy statement. We have held a similar shareholder vote every year since 2011 and expect to hold a similar vote at future annual shareholders’ meetings.

As described in the CD&A, our executive compensation program is designed with an emphasis on performance and is intended to closely align the interests of our NEOs with the interests of our shareholders. The CMDC regularly reviews our executive compensation program to ensure that compensation is closely tied to aspects of our company’s performance that our Executive Officers can impact and that are likely to have an impact on shareholder value.

Our compensation program is also designed to balance long-term performance with shorter-term performance and to mitigate any risk that an Executive Officer would be incentivized to pursue good results with respect to a single performance measure, company segment, or area of responsibility to the detriment of our company as a whole.

In the CD&A, we discuss why we believe the compensation of our NEOs for fiscal 2021 was appropriately aligned with our company’s performance during fiscal 2021. The CD&A also describes feedback we received regarding our executive compensation program during our shareholder outreach efforts and is intended to provide additional clarity and transparency regarding the rationale for and philosophy behind our executive compensation program and practices. We urge you to read carefully the CD&A, the compensation tables, and the related narrative discussion in this proxy statement when deciding how to vote on this proposal.

The vote on this proposal is advisory, which means that the vote will not be binding on Walmart, the Board, or the CMDC. However, the Board and CMDC value our shareholders’ opinions, and the CMDC will consider the results of the vote on this proposal when making future decisions regarding executive compensation and when establishing our NEOs’ compensation opportunities.

In view of the foregoing, shareholders will vote on the following resolution at the 2021 Annual Shareholders’ Meeting:

RESOLVED, that the company’s shareholders hereby approve, on an advisory basis, the compensation of the Named Executive Officers of Walmart as disclosed in Walmart’s proxy statement for the 2021 Annual Shareholders’ Meeting in accordance with the SEC’s compensation disclosure rules.

2021 Proxy Statement 39

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section, we describe our executive compensation philosophy and program that support our strategic objectives and serve the long-term interests of our shareholders. We also discuss how our CEO, CFO, and other Named Executive Officers (our NEOs) were compensated in fiscal 2021 and describe how their compensation fits within our executive compensation philosophy. For fiscal 2021, our NEOs were:

C. Douglas McMillon President and Chief Executive Officer

M. Brett Biggs Executive Vice President and Chief Financial Officer

Suresh Kumar Global Chief Technology Officer and Chief Development Officer

John R. Furner Executive Vice President, President and CEO, Walmart U.S.

Judith McKenna Executive Vice President, President and CEO, Walmart International

Kathryn McLay Executive Vice President, President and CEO, Sam’s Club U.S.

Disclosure regarding Mr. Furner’s fiscal 2021 compensation is not required under SEC rules. Nevertheless, we have voluntarily included his compensation information in this proxy statement on the same basis as our other NEOs. We included this disclosure because we believe it is helpful to provide shareholders with information about how our compensation plans are designed to incentivize and support each of our operating segments.

This CD&A is organized as follows:

2021 Compensation Overview Provides an overview of our executive compensation philosophy, framework, and practices, and how our pay program emphasizes performance.	41

NEO Compensation Components and Pay Mix Describes the primary components of our NEO compensation packages and how our NEO compensation is heavily weighted towards performance-based components that we believe are aligned with the interests of our long-term shareholders.	44

Executive Compensation Governance and Process Explains who sets executive compensation at Walmart, the process for setting executive compensation, and how strategic considerations, peer benchmarking, shareholder feedback, and other factors are considered when making compensation decisions.	45

Fiscal 2021 Performance Metrics Describes the performance metrics used in our incentive programs and why the CMDC selected these metrics.	51

Incentive Goal Setting Philosophy and Process Provides insight into how the CMDC seeks to set performance goals that are aligned with our long-term strategy and with our annual operating plan.	53

Fiscal 2021 Performance Goals and Performance Describes the specific goals used in our incentive programs for fiscal 2021, how we performed compared to those goals, and how that performance impacted our incentive plan payouts.	55

Fiscal 2021 NEO Pay and Performance Summaries Describes how our NEOs performed during fiscal 2021 and how that performance impacted each NEO’s compensation.	59

Other Compensation Programs and Policies Describes the limited perquisites available to our NEOs, as well as our practices regarding employment contracts, clawbacks, stock ownership guidelines, insider trading policy, tax considerations, and other matters.	65

40	www.walmart.com

Executive Compensation

2021 Compensation Overview

Our Executive Compensation Philosophy and Framework

Our executive compensation programs are intended to motivate and retain key executives, with the goal of generating strong operating results and creating alignment with our shareholders. We have developed our compensation programs to support our enterprise strategy and to align our leadership team with our culture, strategy, and organizational structure.

Our executive compensation program is built upon our global compensation framework:

✓Pay for performance by tying a majority of executive compensation to pre-established, quantifiable performance goals.
✓Use performance metrics that are understandable, that are tied to key performance indicators, and that our executives have the ability to impact.
✓Provide competitive pay to attract and retain highly-qualified talent at all levels.
✓Align management interests with the long-term interests of our shareholders by providing long-term incentives in the form of equity, combined with robust stock ownership guidelines.
✓Establish performance goals that are aligned with our long-term strategy and financial and operating plans.
✓Encourage leadership accountability by tying a higher percentage of compensation to performance at higher levels.

Impacts of COVID-19

The COVID-19 pandemic and related economic disruptions have created challenges for Walmart and for the entire world. During these times, we have worked hard to help our communities respond to COVID-19 while prioritizing the health and safety of our associates, especially those serving our customers on the front line. We are proud of how our associates have responded, and our associates were key contributors to our successful fiscal 2021. You can read more about how we are responding to COVID-19 and keeping our associates and customers safe at https://corporate.walmart.com/here-for-you.

Cash bonuses and enhanced benefits for U.S. associates. To appreciate our associates’ support of our communities across the country and to support our associates’ financial well-being, we paid our associates in the U.S. four special cash bonuses in addition to our regular quarterly incentive payments. The total special cash bonuses paid during calendar 2020 exceeded $1.5 billion. The special cash bonuses paid to date total $1,200 for each full-time hourly associate and $600 for each part-time hourly associate, assuming associates were employed on the qualifying dates for each bonus.

Also in support of our associates’ safety and financial well-being, we have enhanced our paid time off and leave policies during the pandemic. We encourage associates who are unable to work or uncomfortable working due to COVID-19 to stay home. In addition to the paid time off we offer to associates, we implemented a COVID-19 Emergency Leave Policy, which waives our normal attendance requirements for those missing work for reasons associated with COVID-19. The policy also provides full- and part-time associates with up to two weeks of pay should they need to stay home for COVID-related reasons, including mandated quarantines, symptoms, or illness. If an associate is not able to return to work after that time, additional pay replacement may be provided for up to 26 weeks for associates with a confirmed case of COVID-19. Absences associated with an approved COVID-19 leave are not counted against associates for attendance policy purposes. This special leave policy will remain in effect at least through July 5, 2021. We also introduced a program to help educate associates on coping skills for stress and anxiety in conjunction with an awareness campaign of other available resources that support associates’ physical, emotional, and financial wellbeing.

No modified goals or COVID-19 adjustments under our incentive plans for fiscal 2021. We experienced significant tailwinds and headwinds related to COVID-19 during fiscal 2021, with increased sales as well as incremental expenses. We did not adjust our incentive goals or exclude any pandemic-related expenses when calculating our incentive results in fiscal 2021. We also did not make any special awards to our named executive officers during fiscal 2021 related to COVID-19. Our management team oversaw a successful fiscal 2021, with strong operating performance yielding above target payouts under our annual incentive plan and long-term performance equity program.

2021 Proxy Statement 41

Executive Compensation

How Our Executive Compensation Aligns with Our Enterprise Strategy

We have designed our executive compensation program—metrics, goals, structure, mix, etc.—to be aligned with our strategy while also being highly motivational for our leadership team. Here are some specifics:

Our performance metrics and goals are aligned with our ongoing strategic transformation

We believe that our continuing strategic investments in our people, our stores, lower prices, eCommerce, and technology are resulting in a better shopping experience for our customers. In addition, we believe our focus on improving career paths for our associates through robust training, competitive wages, new ways of working, and opportunities for advancement has improved turnover in the U.S. over the past few years. Delivering solid results in the near term allows us to fund the investments necessary to continue to transform our business, drive sustainable long-term growth, and deliver on our commitments to all of our stakeholders. For this reason, our incentive plans emphasize key indicators of retail success that can be impacted by our executives:

●	Sales – we use sales because it is a key indicator of retail performance encompassing both physical and digital channels.
●	Operating Income – also a key retail performance indicator, including operating income as a performance metric incentivizes discipline as Walmart continues to grow.
●	ROI – ROI measures how effectively we are deploying our assets. We include it as a performance equity metric to promote balance between long-term strategic initiatives and our near-term financial performance.

As described on page 53 below, we seek to set sales, operating income, and ROI goals that are aligned with our annual operating plan, which in turn is informed by our long-term strategic plan.

Our pay mix is aligned with our enterprise strategy

●	The ultimate success of our strategy will be measured in our ability to deliver solid returns to our shareholders and deliver on our commitments to all stakeholders over the long term. For those reasons, our NEO pay mix is heavily weighted toward equity with a three-year vesting period. Beginning in fiscal 2018, we began shifting an even larger percentage of total direct compensation (“TDC”) toward performance equity.
●	Our robust stock ownership guidelines for executive officers further promote alignment between our leadership and our independent shareholders.

Our Executive Compensation Program Emphasizes Performance

As shown in the charts below, a substantial majority of our NEOs’ fiscal 2021 target TDC was performance-based.*

*	May not total 100% due to rounding.

42	www.walmart.com

Executive Compensation

Our Executive Compensation Practices are Aligned with Shareholders’ Interests

Performance-Based Framework
●72%-75% of NEO TDC is performance-based and a majority is in the form of equity
●No employment contracts with our NEOs
●No change-in-control benefits
●No executive pension or similar retirement plans in the U.S.
●No excessive perquisites

Pay and Performance Alignment
●Direct link between pay and performance as fiscal 2021 incentive payments are aligned with our performance
●CMDC’s independent compensation consultant evaluates rigor of performance goals and has consistently found target goals to be challenging
●CMDC annually reviews a realizable pay-for-performance analysis by its independent compensation consultant and has determined that CEO pay is appropriately aligned with performance
●Significant percentage of TDC in the form of equity, which aligns the interests of our executives with those of our shareholders

Equity Ownership Best Practices
●Maintain robust stock ownership guidelines
●No hedging or short sales of Walmart stock permitted
●No unapproved pledging of Walmart stock as collateral
●No recycling of Shares used for taxes or option exercises
●No dividends or equivalents paid on unvested performance-based restricted stock units

Shareholder Accountability
●Conduct extensive shareholder outreach on executive compensation
●Hold annual shareholder say-on-pay vote
●Mitigate risk by using a variety of financial performance measures
●Subject annual and long-term incentives to recoupment and forfeiture provisions

2021 Proxy Statement 43

Executive Compensation

NEO Compensation Components and Pay Mix

What are the primary components of our fiscal 2021 NEO compensation?

Our executives’ total direct compensation, or TDC, is heavily weighted towards performance and appropriately balances executive focus on our short- and longer-term priorities with annual and long-term rewards.

There are three components of our executives’ fiscal 2021 TDC: base salary, annual cash incentive, and long-term equity.

Component	Description/Objective	Performance Rewarded	Form and Timing of Payout

Base Salary	Fixed base of cash compensation commensurate with job responsibilities and experience	Subject to annual adjustment based on individual performance	Paid in cash bi-weekly

Annual Cash Incentive

Variable pay intended to incentivize performance against key operational metrics aligned with our strategy

Goals are set at the beginning of the fiscal year and aligned with operating plan and public guidance

		●Sales ●Operating Income	Paid in cash after the end of the fiscal year

Long-Term Equity PERFORMANCE EQUITY	Variable pay intended to incentivize performance against metrics aligned with our long-term strategic goals	●ROI ●Sales ●Stock performance	Paid in Shares; one-year performance period followed by an additional two-year vesting period
RETENTION STOCK	Intended to align executives’ long-term interests with our shareholders’ interests and promote retention	Value realized depends on long-term stock price performance	Paid in Shares after the end of a three-year vesting period

How our incentive metrics and goals support our strategy
Strong financial performance is what allows us to invest in our associates, technology, and innovation, which are key to our long-term strategy. Therefore, the CMDC seeks to drive strong performance with respect to traditional measures of success in the retail industry. Our incentive metrics of sales, operating income, and ROI are traditional measures of retail success and are commonly used by retailers in their incentive plans. Moreover, they are broadly correlated with share price in the retail industry and aligned with our historical stock performance. For more information, see “What financial performance metrics are used in our incentive programs, and why did the CMDC select these metrics?” on page 51 below.

44	www.walmart.com

Executive Compensation

Executive Compensation Governance and Process

At Walmart, we are committed to the highest standards of governance, including governance around our compensation programs. We design and administer our executive compensation to motivate, retain, and focus key executives to drive our strategy, generate strong operating results, and deliver solid returns. Our compensation programs are also intended to align the interests of our leadership team with our shareholders and to promote our pay-for-performance culture and philosophy.

Who sets executive compensation at Walmart?

The CMDC, which consists entirely of independent directors, is responsible for establishing and approving executive compensation for all Executive Officers, including the CEO and other NEOs, and for overseeing our executive compensation program (see page 24 for more information about the CMDC).

For our CEO. Our CEO has no role in determining his own compensation, which is set by the CMDC in consultation with our Chairman and with input from the CMDC’s independent compensation consultant and Walmart’s Global People Division.

For other Executive Officers, including our NEOs. Our CEO makes recommendations to the CMDC regarding the compensation of our NEOs and other Executive Officers. The CMDC reviews these recommendations and sets individual NEO TDC values as it deems appropriate.

Role of the CMDC’s independent compensation consultant
Since early 2010, the CMDC has engaged Pay Governance LLC (“Pay Governance”) as its independent executive compensation consultant. Under the terms of its engagement, Pay Governance reports directly and exclusively to the CMDC; the CMDC has sole authority to retain, terminate, and approve the fees of Pay Governance; and Pay Governance may not be engaged to provide any other services to Walmart without the approval of the CMDC. Other than its engagement by the CMDC, Pay Governance does not perform and has never performed any other services for Walmart. The CMDC’s independent consultant attends and participates in CMDC meetings at which executive compensation matters are considered, and performs various analyses for the CMDC, including:

●	peer group benchmarking;
●	realizable pay analyses;
●	analyses regarding the alignment of pay and performance;
●	analyses of the correlation between incentive plan performance measures and total shareholder return; and
●	assessments of the difficulty of attaining performance goals.

The CMDC annually reviews the independence of Pay Governance in light of SEC rules and NYSE Listed Company Rules regarding compensation consultant independence and has affirmatively concluded that Pay Governance is independent from Walmart and has no conflicts of interest relating to its engagement by the CMDC. The CMDC also periodically reviews the performance of Pay Governance.

2021 Proxy Statement 45

Executive Compensation

What is the compensation setting process?

This chart summarizes the process and analyses the CMDC considers when setting executive compensation and validating our pay targets. The CMDC’s independent compensation consultant, Pay Governance, performs various pay-for-performance analyses for the CMDC.

	Data Source/Responsibility	Purpose	How it’s Used

SEP–JAN Review of Annual and Long-term Business Plans	●Board ●SPFC ●CMDC ●Management	Establish performance metrics aligned with annual operating plan and long-term objectives	To review choice of incentive metrics and ensure they support our long-term strategic transformation and drive results tied to shareholder value

NOV Pay for Performance Alignment	●Independent compensation consultant ●Publicly available compensation information	Evaluate pay-for-performance alignment of CEO compensation with performance relative to peers

To assess the reasonableness of CEO pay, Pay Governance conducts:

●Realizable pay analyses;
●Analyses regarding the alignment of CEO pay and performance;
●Analyses of the correlation between performance measures and shareholder return; and
●Assessments of the difficulty of attaining performance goals

JAN Peer Group Benchmarking	●Independent compensation consultant (for CEO) ●Publicly available compensation information for peer group	Setting pay and establishing Target TDC opportunity

Benchmarking data is used as a general guide to setting appropriately competitive compensation consistent with our emphasis on performance-based compensation

To set our NEOs’ target TDC at competitive levels relative to our peer groups

Individual Performance Assessments	●Board ●CMDC ●CEO (for other NEOs) ●Global People Division	Evaluate individual performance for purposes of pay decisions	To determine merit increases (if any) and adjust individual award opportunities for the next award cycle

Tally Sheets	●Global People Division	Evaluating total compensation and internal pay equity

Tally sheets:

●Summarize the total value of the compensation realizable by each NEO for the upcoming fiscal year;
●Quantify the value of each element of that compensation, including perquisites and other benefits; and
●Quantify the amounts that would be owed to each NEO upon separation from our company

46	www.walmart.com

Executive Compensation

	Data Source/Responsibility	Purpose	How it’s Used

FEB–MAR Company Achievement of Prior Year Performance Goals and Setting of Current Year Incentive Goals	●Independent compensation consultant (for goal difficulty) ●CMDC ●Management	Assess current year company performance against financial and operating metrics

To determine award payments for the recently completed fiscal year and set target levels for following year

To assess the ease or difficulty of attaining performance goals and whether adjustments need to be made to incentive metrics for the following award cycle

To establish incentive goals for current year that support our strategic transformation and are aligned with operating plan and financial guidance

ONGOING Shareholder Outreach	●Board ●Management	Obtain investor feedback on our executive compensation program
To understand investor expectations and monitor trends in executive compensation; used to evaluate compensation policies, practices, and plans
Shareholder feedback helps inform our executive compensation program design

What factors are considered in setting Total Direct Compensation for our NEOs?

In addition to the factors described above, the CMDC considers a variety of factors in setting Total Direct Compensation for our NEOs, including:

●	the overall financial and operating performance of our company and its operating segments and/or areas of responsibility;
●	each NEO’s job responsibilities, expertise, historical compensation, and years and level of experience; and
●	our overall succession planning and the importance of retaining each NEO and each NEO’s potential to assume greater responsibilities in the future.

2021 Proxy Statement 47

Executive Compensation

How is peer group data used by the CMDC?
The CMDC reviews publicly available compensation information from peer companies when establishing TDC for our executives. In constructing our peer group, we aim to reflect a cross-industry sample of the largest U.S.-based companies, including large retailers and companies with significant and complex international operations. These peer group companies were selected using the following multi-step screening process, which is reviewed annually:

Compensation Peer Group Screening Methodology

Geography Screen U.S.-headquartered companies

Ownership Screen Publicly traded
Excluded private companies

Scope & Industry Screen Revenue: >$75B, or Market Cap: >$75B (with revenues >$50B), or Retailer: >$50B revenues
Founder Screen Excluded companies whose current CEO is the founder

41 Peer Companies
Applying this methodology, our peer group consisted of the following 41 companies when setting fiscal 2021 compensation:

AmerisourceBergen Corporation	Costco Wholesale Corporation	Johnson & Johnson	Target Corporation
Anthem, Inc.	CVS Health Corporation	JPMorgan Chase & Co.	UnitedHealth Group
Apple Inc.	DuPont de Nemours, Inc.	The Kroger Co.	Incorporated
AT&T Inc.	Exxon Mobil Corporation	Lockheed Martin Corporation	United Technologies Corporation
Bank of America Corporation	Ford Motor Company	Lowe’s Companies, Inc.	United Parcel Service, Inc.
The Boeing Company	General Electric Company	McKesson Corporation	Valero Energy Corporation
Cardinal Health, Inc.	General Motors Company	Microsoft Corporation	Verizon Communications Inc.
Caterpillar Inc.	The Home Depot, Inc.	PepsiCo, Inc.	Walgreens Boots Alliance, Inc.
Chevron Corporation	International Business	Pfizer Inc.	The Walt Disney Company
Citigroup Inc.	Machines Corporation	Phillips 66	Wells Fargo & Company
Comcast Corporation	Intel Corporation	The Procter & Gamble Company

48	www.walmart.com

Executive Compensation

While we believe that this peer group provides a simplified and more straightforward comparison to a broad range of companies with complex, international operations, Walmart is still significantly larger than the peer group median by a variety of measures, as shown in the following chart:

Walmart Positioning Relative to Compensation Peer Group (as of fiscal year end 2020)

The CMDC uses benchmarking data as a general guide to appropriately set competitive compensation consistent with our emphasis on performance-based compensation.

While the benchmarking data generally are used for comparable positions, the CMDC also reviews peer group data for retail CEO positions for purposes of benchmarking the compensation of our executives who lead our operating segments. These executives have significant responsibilities and lead organizations that, considered separately from the rest of our company, are larger than many of the other retailers in the peer group, and we believe that these positions are often comparable to or carry greater responsibilities than CEO positions at many of our peer group companies. In addition, from a competitive standpoint, we believe that it is more likely that these leaders would be recruited for a CEO position in the retail industry or elsewhere, rather than for a lateral move to lead an operating segment of a company.

What other information does the CMDC consider when setting executive pay?

Individual performance assessments
The CMDC considers the individual performance of each NEO, including each NEO’s contributions to our key strategic priorities and operational goals, diversity and inclusion, and sustainability and shared value, as described under “Fiscal 2021 NEO Pay and Performance Summaries” beginning on page 59.

CEO pay and performance alignment
The CMDC reviews an assessment by Pay Governance regarding the alignment of our CEO’s pay with our company’s performance, including the appropriateness of our CEO’s pay opportunity compared to peers and the alignment of our CEO’s realizable pay and our performance relative to our peer group companies. This assessment concluded that our CEO’s most recent fiscal year (fiscal 2021) and three-year (fiscal 2019-2021) pay opportunity and realizable pay are aligned with Walmart’s performance over the same time periods.

Tally sheets
The CMDC also reviews “tally sheets” prepared by our company’s Global People Division. These tally sheets summarize the total value of the compensation realizable by each NEO for the upcoming fiscal year and quantify the value of each element of that compensation, including perquisites and other benefits. The tally sheets also quantify the amounts that would be owed to each NEO upon separation from our company.

2021 Proxy Statement 49

Executive Compensation

How does shareholder feedback impact executive compensation?

Our Board actively seeks and values feedback from shareholders. Over the past several years, in addition to our day-to-day interactions with investors, we have expanded our shareholder engagement to include an annual outreach program focused on strategy, governance, executive compensation, sustainability, diversity, equity and inclusion, and other topics suggested by our shareholders. Since our 2020 Annual Shareholders’ Meeting, we invited more than 50 institutional shareholders representing approximately 520 million Shares, including many of our largest investors, to participate in our outreach program. We ultimately engaged with shareholders representing approximately 470 million Shares, or about 33% of our public float. We also had conversations with the leading proxy advisory firms.

These engagements gave us an opportunity to discuss our strategy, our commitment to corporate governance and executive compensation best practices, how our governance and compensation practices help to support our strategy, and our commitment to sustainability, economic opportunity, diversity and inclusion, and shared value. We also discussed our efforts to keep associates and customers safe during COVID-19, and the steps we have taken for our associates on pay and benefits during this crisis. While our shareholders expressed a wide range of perspectives in these meetings, we received generally positive feedback on our strategy, our Board and committee structure, our executive compensation program, and our approach to sustainability and human capital management. The feedback we have received from our shareholders, including the results of our say-on-pay proposal, is regularly communicated to the CMDC, the NGC, and the Board. We believe that the results of our say-on-pay proposals over the past several years, shown in the chart to the right, also indicate that shareholders generally are supportive of our executive compensation program, and therefore the CMDC made no material changes to our executive compensation program as a result of this vote.

50	www.walmart.com

Executive Compensation

Fiscal 2021 Performance Metrics

What performance metrics are used in our incentive programs, and why did the CMDC select these metrics?

Our NEOs’ performance-based pay for fiscal 2021 was based on achieving objective, pre-established financial goals for the following metrics:

Fiscal 2021 Performance Metrics*
Annual Cash Incentive	Long-Term Performance Equity

*	For purposes of our incentive programs, total company and International sales, operating income, and ROI are calculated on a constant currency basis and exclude certain items, such as revenue from fuel sales and Sam’s Club tobacco sales. See page 58 for more information.

The CMDC concluded that the metrics described above are aligned with our larger enterprise strategy and appropriate and effective in driving results tied to shareholder value. In reaching this conclusion, the CMDC considered the following factors:

●

These performance metrics are aligned with our enterprise strategy and can be impacted by our executives. Unlike metrics tied to stock price or shareholder return, our executives can have a direct impact on our sales, operating income, and ROI. Furthermore, unlike earnings per share and other share-based metrics, sales, operating income, and ROI are not materially impacted by our share repurchases.

●

These metrics are important for judging retail performance. Sales, operating income, and ROI measures historically have been, and continue to be, important indicators of retail performance, and we believe that our performance in these areas is important to our shareholders.

●

The CMDC believes that success with respect to these metrics will support shareholder value over the long-term. We believe that strong performance with respect to these key retail metrics should translate into shareholder value creation over time.

●

The CMDC believes that relative TSR and other relative performance metrics are not the best way to incentivize our executives. There are several key differences in our business compared to other publicly-traded retailers in the U.S., including our size, our significant international operations, our product mix, our variety of formats, and our growing eCommerce and omni-channel offerings. While the CMDC closely monitors Walmart’s performance relative to that of our peers when making compensation decisions, the CMDC believes that the best approach for Walmart is to tie our executive compensation to performance metrics that are aligned with our strategy and operating plans and that provide clear line-of-sight to our leaders. Additionally, because a significant portion of TDC is in the form of equity awards and our executives are subject to robust stock ownership guidelines, the CMDC believes that our executives’ interests are appropriately aligned with the interests of our shareholders.

●

The combination of these performance metrics mitigates risk. Using a combination of performance metrics mitigates the risk that our executives could be motivated to pursue results with respect to one metric to the detriment of our company as a whole. For example, if management were to prioritize increasing sales by pursuing strategies that would negatively impact profitability, resulting increases in incentive pay based on sales should be offset by decreases in incentive pay based on operating income and ROI.

2021 Proxy Statement 51

Executive Compensation

Does non-financial performance impact NEO pay?

Yes, while non-financial metrics are not directly included in our incentive plans, non-financial performance can impact NEO pay in two key ways. First, our NEO annual performance evaluations include non-financial metrics such as sustainability and culture, diversity, equity and inclusion. As described on page 49, the CMDC considers performance evaluations, along with other factors, when making pay decisions. Second, any associate who engages in behavior inconsistent with our discrimination and harassment policies may have their annual cash incentive payment reduced by up to 30%.

For more information about Walmart’s commitment to diversity, equity and inclusion and key diversity, equity and inclusion initiatives, please see Walmart’s most recent Culture, Diversity, Equity and Inclusion Report, which can be found on our corporate website under the section titled “ESG Investors.”

52	www.walmart.com

Executive Compensation

Incentive Goal Setting Philosophy and Process

How does the CMDC set performance goals?

Performance goals are established in the context of, and consistent with, the company’s enterprise strategy, financial operating plans, and financial guidance each fiscal year. This process begins with the Board’s review of the company’s overall enterprise strategy and long-term financial plan beginning in the spring and culminating at an annual Board strategic planning meeting. Following the strategic planning meeting, the annual operating plans of the company and each of its operating segments are established with SPFC and Board input. The CMDC then establishes performance goals under our annual and long-term incentive programs that are consistent with these operating plans:

Incentive Plans Informed by Strategic and Financial Planning Process

Long-Range Planning April - September ●Assess competitive landscape and macro trends ●Refine enterprise strategy and segment-specific initiatives	Annual Operating Plan September - January ●Develop annual operating plan in light of long-range planning and strategic initiatives ●Review strategy and planned capital expenditures	Incentive Plans September - March ●Review choice of incentive metrics to ensure that they support enterprise strategy ●Establish performance goals aligned with annual operating plan and guidance

Following this process, in March of 2020, the CMDC established sales, operating income, and ROI goals for fiscal 2021 under our incentive plans. Like many companies, Walmart withdrew its financial guidance early in fiscal 2021 as a result of the COVID-19 pandemic. Nevertheless, the fiscal 2021 incentive plan sales, operating income, and ROI goals established by the CMDC were consistent with Walmart’s initial financial guidance.

The CMDC establishes incentive goals with the intent that performance in line with our operating plans and expectations should result in payouts approximately at target. In order to achieve maximum payouts, our performance should exceed our operating plans and expectations to a significant degree. Threshold performance goals are set at a level that is attainable and below which a payout would not be justified. The CMDC’s independent compensation consultant annually evaluates the difficulty of our target performance goals and has consistently found that these goals are challenging. Additionally, over the past 10 years, under both our annual and long-term incentive plans, our total company performance has exceeded target in six years and fallen short of target in four years. We believe this is further evidence of the effectiveness of this process in establishing performance goals that are appropriately challenging.

2021 Proxy Statement 53

Executive Compensation

Why does the CMDC set goals each year under our long-term equity incentive program?

The CMDC has found that setting long-term equity performance goals each year, with awards having a three-year vesting period, is the most effective approach for our long-term equity incentive program for the following reasons:

As the largest global retailer, Walmart’s operating results are significantly impacted by macroeconomic and regional economic factors that may change drastically and that are outside of management’s control. These economic factors, the rapidly evolving retail industry, and our own ongoing strategic transformation make it difficult to forecast accurately over a three-year period. Unlike some companies, we did not revise our incentive goals mid-year or make any adjustments related to COVID-19 for fiscal 2021.

We believe that performance goals cease to be an effective tool in motivating performance if the goals either become unrealistic or too easy to achieve due to macroeconomic factors beyond the control of our executives or due to changes in our strategy and related investments. While some companies attempt to address the impact of macroeconomic factors by using relative goals in their long-term incentive plans, the CMDC has determined that relative goals are not the right approach for Walmart for the reasons described on page 51.

The CMDC regularly reviews Walmart’s performance relative to peers and the relative alignment of pay and performance to ensure that our incentive programs are operating as intended.

Another advantage of this approach is that it is more easily understandable and results in performance goals that are better aligned with our strategic transformation; the CMDC believes this approach is more effective in motivating performance. Our incentive goals are aligned with our enterprise strategy, business plan, and expectations regarding financial performance. These expectations necessarily change from year-to-year based on macroeconomic conditions, strategic investments, and other factors.

For example, if we were to set three-year sales goals, this would result in a situation in which our leaders have three differing sales goals at any one time – one for each outstanding tranche of performance equity. We believe this approach would potentially be confusing and could undermine the effectiveness of our performance equity program as a tool for incentivizing performance.

We also chose this structure to balance focus on our long-term transformation with short-term performance. The CMDC believes that combining annual performance goals with a three-year vesting period effectively balances long-term focus with clear, understandable, and aligned performance goals. We believe this approach has contributed to our performance and to solid shareholder returns.

54	www.walmart.com

Executive Compensation

Fiscal 2021 Performance Goals and Performance

What were the fiscal 2021 financial goals under our annual and long-term incentive plans?

Our NEOs’ performance-based pay for fiscal 2021 was based on achieving objective, pre-established financial goals for the following weighted metrics:

Annual Cash Incentive	Long-Term Performance Equity

*

For purposes of our incentive programs, total company and International sales, operating income, and ROI are calculated on a constant currency basis and exclude certain items, such as revenue from fuel sales. See page 58 for more information.

How did we perform in comparison to those goals?

Fiscal 2021 annual cash incentive goals and results

Constant Currency Operating Income (excluding certain items*)

*

In order to make results comparable from year-to-year, we exclude the impact of currency exchange rate fluctuations and the effects of certain other items from our reported results of operations for incentive plan purposes. See page 58 for more information.

2021 Proxy Statement 55

Executive Compensation

Constant Currency Sales (excluding certain items*)
(in millions)

*

In order to make results comparable from year-to-year, we exclude fuel sales, the impact of currency exchange rate fluctuations, Sam’s Club tobacco sales, and the effects of certain other items from our reported results of operations for incentive plan purposes. See page 58 for more information.

Fiscal 2021 long-term performance equity goals and results

Constant Currency Sales (excluding certain items*)

*

In order to make results comparable from year-to-year, we exclude fuel sales, the impact of currency exchange rate fluctuations, Sam’s Club tobacco sales, and the effects of certain other items from our reported results of operations for incentive plan purposes. See page 58 for more information.

56	www.walmart.com

Executive Compensation

Constant Currency ROI (excluding certain items)*

*	In order to make results comparable from year to year, we exclude certain items from our reported results of operations for incentive plan purposes. See page 58 for more information.

How were these results used to determine fiscal 2021 award payouts?

Fiscal 2021 performance compared to each of the annual cash incentive goals shown above was then weighted according to each NEO’s performance measure weightings to determine payout percentages, as shown below:

Fiscal 2021 annual cash incentive payouts

	Total Company		Walmart U.S.		Sam’s Club		International
Component	Weighting	Payout	Weighting	Payout	Weighting	Payout	Weighting	Payout
Total Company – OI	75.00%	125.00%	25.00%	125.00%	25.00%	125.00%	25.00%	125.00%
Total Company – Sales	25.00%	125.00%
Divisional – OI			50.00%	125.00%	50.00%	125.00%	50.00%	125.00%
Divisional – Sales			25.00%	125.00%	25.00%	125.00%	25.00%	125.00%
Payout (% of target)	125.00%		125.00%		125.00%		125.00%

See “Fiscal 2021 NEO Pay and Performance Summaries” for more details about each NEO’s fiscal 2021 annual cash incentive payout.

Fiscal 2021 performance equity payouts
Our NEOs received performance-based RSUs with a one-year performance period followed by a two-year vesting period (see illustrations below).

	Fiscal 2018 Grant
Segment	FY19 Performance	Time-based vesting through FY20 and FY21		Fiscal 2021 Payout
Walmart U.S.	150.00%	Vested on Jan. 31, 2021 based on continued employment		150.00%
Sam’s Club	150.00%			150.00%
International	129.75%			129.75%
Total Company	150.00%			150.00%

		Fiscal 2019 Grant
Segment		FY20 Performance	Time-based vesting through FY21 and FY22
Walmart U.S.		113.12%	Scheduled to vest on Jan. 31, 2022 based on continued employment
Sam’s Club		141.11%
International		108.43%
Total Company		113.34%

			Fiscal 2020 Grant
Segment			FY21 Performance	Time-based vesting through FY22 and FY23
Walmart U.S.			150.00%	Scheduled to vest on Jan. 31, 2023 based on continued employment
Sam’s Club			150.00%
International			150.00%
Total Company			150.00%

2021 Proxy Statement 57

Executive Compensation

Why do the results used in our incentive plans differ from our reported results of operations for fiscal 2021?

The CMDC’s objective in administering our incentive plans is to ensure that incentive awards are calculated on a comparable basis from year-to-year, and to ensure that plan participants are incentivized and rewarded appropriately for performance within their control. The CMDC undertakes a rigorous oversight and certification process to determine the items to exclude from our reported results of operations for purposes of our incentive plans. This process is not outcome-driven and includes both positive and negative adjustments to reported results of operations. Even absent any adjustments (other than the exclusion of fuel and Sam’s Club tobacco sales, which were excluded at the time goals were established), our fiscal 2021 constant currency operating income and sales performance exceeded maximum goals under our incentive plans. As noted above, we did not make any adjustments related to the COVID-19 pandemic when calculating fiscal 2021 performance under our incentive plans.

For these reasons, the following types of items are excluded from our incentive goals and/or our incentive calculations:

●

Items excluded by the terms of the incentive plans. Like many other companies, our shareholder-approved incentive plans specify that incentive payouts be calculated by excluding the impact of recent divestitures, restructurings, and items that similarly impact our operating results. For fiscal 2021, these items represented the majority of the difference between our reported operating income and our operating income as calculated for incentive plan purposes. The largest single operating income exclusion was the exclusion of certain losses and expenses related to a business restructuring charge resulting from changes to Walmart U.S. support teams to better support its omni-channel strategy.

●

Items excluded at the time incentive goals are established. When the CMDC sets incentive goals, it typically excludes the impact of certain items from the performance goals. For example, because as a matter of policy we generally do not hedge for currency exchange rate fluctuations, the CMDC sets incentive goals on a constant currency basis excluding the impact of currency exchange rate fluctuations. Similarly, sales goals exclude the impact of fuel sales because fuel prices are volatile and subject to significant fluctuation, which is out of our management’s control. Sales goals also exclude Sam’s Club tobacco sales. For fiscal 2021, items excluded at the time incentive goals were established represented the only difference between our reported sales and our sales as calculated for incentive plan purposes.

●

Items excluded so that operating results are calculated on a comparative basis from year-to-year. Consistent with the terms of our incentive plans, the CMDC may exclude certain other items so that results can be calculated on a comparative basis from year-to-year. During fiscal 2021, these included, among others, the impact of store closures due to civil unrest and hurricanes.

Impact of excluded items on fiscal 2021 performance for incentive plan purposes
As described above and shown below, by a significant margin, the largest items excluded from our fiscal 2021 reported results of operations consisted of (i) items automatically excluded by the terms of our plans, such as the impact of acquisitions, divestitures, restructurings, and severance; and (ii) items pre-determined to be excluded at the time incentive goals were set, such as the impact of currency exchange rate fluctuations on operating income and sales, and the impact of fuel sales and Sam’s Club tobacco sales on sales.

$ in millions

	Operating Income				Sales
Metric	Total Company* ($)	Walmart U.S. ($)	Sam’s Club ($)	International ($)	Total Company* ($)	Walmart U.S. ($)	Sam’s Club ($)	International ($)
As Reported	22,548	19,116	1,906	3,660	555,233	369,963	63,910	121,360
Plan and pre-determined items	1,051	532	15	319	(6,959)	(1,946)	(7,225)	2,213
Comparative items	294	235	13	46	170	167	1	0
Performance for Incentive Plan Purposes	23,893	19,883	1,934	4,025	548,444	368,184	56,686	123,573
*	Divisional numbers may not sum up to Total Company numbers due to rounding and corporate-level expenses.

2021 ROI Adjustments for Long-Term Performance Equity Purposes. When calculating ROI for long-term performance equity purposes, we used the adjusted operating income shown in the table above in the row titled “Performance for Incentive Plan Purposes.” As a result of applying these adjustments, our ROI was 14.27% for purposes of our long-term performance share plan, compared to a reported ROI of 14.0%.

58	www.walmart.com

Executive Compensation

Fiscal 2021 NEO Pay and Performance Summaries

How did our fiscal 2021 performance impact our NEOs’ compensation?

Doug McMillon  President and CEO

Fiscal 2021 Highlights
In addition to the solid financial performance, during fiscal 2021 Mr. McMillon continued to accelerate Walmart’s transformation strategy to become the primary destination for customers by integrating our retail stores and eCommerce into a seamless customer experience.

●	We continued to serve our customers, deliver excellent financial performance, and accelerate our key strategic priorities during an unprecedented year.
●	We accelerated innovation to enhance a seamless, digital customer experience and deepen our customer relationships by building out our ecosystem.
●	We continued to invest in and create opportunities for our associates, raising wages for 165,000 and announcing wage increases for an additional 425,000 in early fiscal 2022.

Fiscal 2021 Target TDC

$20.7 million

14.7%
Annual Cash Incentive
6.1%
Base Salary
18.6%
Retention Stock
75.3%
at risk
60.6%
Performance Equity

Fiscal 2021 Incentive Payouts

Annual cash incentive. As our CEO, Mr. McMillon's annual cash incentive is based on the total company operating income and sales performance, as calculated for incentive plan purposes and as described above on page 58.

Performance Metric	Weighting	Performance (% of Target)	Payout (% of Target)	Fiscal 2021 Incentive Payout
Total Company OI	75%	125.00%	125.00%	$3,816,000
Total Company Sales	25%	125.00%		

Long-term incentive. Mr. McMillon's long-term performance equity is based on the total company sales and ROI performance, as calculated for incentive plan purposes and as described above on page 58. The table below shows the fiscal 2021 performance (as a % of target) and the resulting number of Shares Mr. McMillon is scheduled to earn from his 2020 performance share grant with a performance period ending January 31, 2021 and a vesting period ending January 31, 2023.

Performance Metric	Fiscal 2021 Weighting	Fiscal 2021 Performance (% of Target)	Number of Shares Earned
Total Company Sales	50%	150.00%	162,420
Total Company ROI	50%

Key Compensation Decisions for Fiscal 2021
The CMDC relies on the factors described on page 47 in establishing the target TDC of Mr. McMillon and our other NEOs. After considering those factors, the CMDC made no changes to Mr. McMillon’s target TDC for fiscal 2021. When compared to similar positions within our peer group companies, Mr. McMillon’s fiscal 2021 target TDC was at approximately the 75th percentile.

Substantial Stock Ownership
Mr. McMillon is significantly invested in Walmart common stock, owning Shares valued at more than 100 times his annual base salary, well in excess of our stock ownership guidelines requirement of 7 times his annual base salary. We believe that Mr. McMillon’s significant interest in Walmart stock serves to align his interests with those of our shareholders.

2021 Proxy Statement 59

Executive Compensation

Brett Biggs  EVP and CFO
Fiscal 2021 Highlights
●	Mr. Biggs’ integrated financial framework, business perspective, and guidance has continued to help Walmart build trust with customers, investors, and other stakeholders.
●	We maintained discipline while actively managing our portfolio and accelerating key strategic investments in people, supply chain, and technology.
●	We generated $36.1 billion in operating cash flow.
●	We returned $8.7 billion to shareholders in the form of dividends and share repurchases.

Fiscal 2021 Target TDC

$8.3 million

16.9%
Annual Cash Incentive
11.2%
Base Salary
17.3%
Retention Stock
71.5%
at risk
54.6%
Performance Equity

Fiscal 2021 Incentive Payouts

Annual cash incentive. As our CFO, Mr. Biggs' annual cash incentive is based on the total company operating income and sales performance, as calculated for incentive plan purposes and as described above on page 58.

Performance Metric	Weighting	Performance (% of Target)	Payout (% of Target)	Fiscal 2021 Incentive Payout
Total Company OI	75%	125.00%	125.00%	$1,752,637
Total Company Sales	25%	125.00%		

Long-term incentive. Mr. Biggs' long-term performance equity is based on the total company sales and ROI performance, as calculated for incentive plan purposes and as described above on page 58. The table below shows the fiscal 2021 performance (as a % of target) and the resulting number of Shares Mr. Biggs is scheduled to earn from his 2020 performance share grant with a performance period ending January 31, 2021 and a vesting period ending January 31, 2023.

Performance Metric	Fiscal 2021 Weighting	Fiscal 2021 Performance (% of Target)	Number of Shares Earned
Total Company Sales	50%	150.00%	59,027
Total Company ROI	50%

Key Compensation Decisions for Fiscal 2021
The CMDC relies on the factors described on page 47 in establishing the target TDC of our NEOs. For fiscal 2021, the CMDC increased Mr. Biggs’ salary by 2.5%, which resulted in Mr. Biggs’ target TDC increasing by less than 1%. The CMDC approved this increase in light of Mr. Biggs’ competitive positioning and his integrated financial framework, business perspective, and guidance which has helped Walmart build trust with customers, shareholders and other stakeholders. When compared to comparable positions within our peer group companies, Mr. Biggs’ fiscal 2021 target TDC was between the 50th and the 75th percentiles.

60	www.walmart.com

Executive Compensation

Suresh Kumar  Global Chief Technology Officer and Chief Development Officer
Fiscal 2021 Highlights
●	Continued to develop our long-range plan for a modernized technology stack, investing to upgrade both legacy enterprise systems and customer- and associate-facing technology.
●	Developed Walmart’s enterprise-wide data and analytics strategy, including migrating to a hybrid cloud platform.
●	Developed our technology talent plan and added talent in key technology roles.
●	Expanded ship-from-store by leveraging our ability to ship directly from approximately 3,000 stores.

Additionally, as is our customary practice for recently hired officers, Mr. Kumar received an additional performance equity grant for fiscal 2021. This additional grant was based on the same fiscal 2021 performance goals as his annual award described above, and paid out in March 2021. Mr. Kumar received a payout of 112,617 Shares upon the vesting of this award.

Key Compensation Decisions for Fiscal 2021
The CMDC relies on the factors described on page 47 in establishing the target TDC of our NEOs. For fiscal 2021, the CMDC increased Mr. Kumar’s salary by 2.5%, which resulted in Mr. Kumar’s target TDC increasing by less than 1%. Mr. Kumar also received two special performance-based restricted stock unit awards each valued at $2 million, based on achievement of qualitative goals related to technology modernization, building a best-in-class technology organization, enterprise technology risk management, and developing an enterprise-wide data and analytics strategy. These awards were contemplated in Mr. Kumar’s initial offer of employment, and the CMDC believes these special awards were appropriate based on Mr. Kumar’s role, experience, and peer comparisons, and necessary to recruit a Global Chief Technology Officer of Mr. Kumar’s caliber. Based on its consideration of the achievements outlined above under “Fiscal 2021 Highlights,” the CMDC determined that the qualitative goals applicable to the second installment of Mr. Kumar’s special performance-based restricted stock unit award were satisfied.

2021 Proxy Statement 61

Executive Compensation

John Furner  EVP, President and CEO, Walmart U.S.
Fiscal 2021 Highlights
●	Walmart U.S. increased comparable sales by 8.7%, with net sales of $370 billion.
●	Walmart U.S. eCommerce sales grew 79%, with continued improvement on contribution profit.
●	Guided the business successfully through an unpredictable environment.
●	Continued to invest to provide customers with more access to high-quality, preventative, and affordable healthcare.

Key Compensation Decisions for Fiscal 2021
The CMDC relies on the factors described on page 47 in establishing the target TDC of our NEOs. For fiscal 2021, the CMDC increased Mr. Furner’s salary by 2.5% in light of his peer group positioning and his continuing strong performance. This base salary increase resulted in an increase in Mr. Furner’s target TDC of less than 1%. The CMDC believes that Mr. Furner, as the head of our largest operating segment, has responsibilities comparable to many CEO positions within our peer group companies, and it is likely that he would be recruited for a CEO position in the retail industry or elsewhere. When compared to both COO and CEO positions within our peer group, Mr. Furner’s target TDC is below the median.

62	www.walmart.com

Executive Compensation

Judith McKenna  EVP, President and CEO, Walmart International
Fiscal 2021 Highlights
●	Drove strong performance, with Walmart International net sales increasing 1.0%, or 5.2% on a constant currency basis.
●	Continued strength in key markets including Mexico, Canada, and India.
●	Accelerated growth in eCommerce sales.
●	Operated with discipline and leveraged expenses as we continued to reshape our portfolio.

Key Compensation Decisions for Fiscal 2021
The CMDC relies on the factors described on page 47 in establishing the target TDC of our NEOs. For fiscal 2021, the CMDC increased Ms. McKenna’s salary by 2.5%, in light of her peer group positioning and her continued strong performance. This base salary increase resulted in an increase in Ms. McKenna’s target TDC of less than 1%. The CMDC believes that Ms. McKenna, as the head of our International operations, has responsibilities comparable to many CEO positions within our peer group companies, and it is likely that she would be recruited for a CEO position in the retail industry or elsewhere. When compared to COO positions within our peer group, Ms. McKenna’s target TDC is slightly above the median; however, when compared to CEO positions within our peer group companies, Ms. McKenna’s target TDC is below the median.

2021 Proxy Statement 63

Executive Compensation

Kathryn McLay  EVP, President and CEO, Sam’s Club U.S.
Fiscal 2021 Highlights
●	Sam’s Club performed well, with 8.7% growth in comparable sales.
●	Continued to accelerate eCommerce growth, with Sam’s Club eCommerce increasing 40%.
●	Sam’s Club continued to serve its members in innovative ways through direct-to-home shopping, curbside pickup, and Scan & Go.
●	Drove significant membership growth, with membership income increasing 9.4%.

Additionally, as is our customary practice for recently hired officers, Ms. McLay received an additional performance equity grant for fiscal 2021. This additional grant was based on the same fiscal 2021 performance goals as her annual award described above, and paid out in March 2021. Ms. McLay received a payout of 54,890 Shares upon the vesting of this award.

Key Compensation Decisions for Fiscal 2021
Fiscal 2021 was Ms. McLay’s first full year in her role as she was promoted to her current position in November 2019. The CMDC relies on the factors described on page 47 in establishing the target TDC of our NEOs. After reviewing these factors, the CMDC made no changes to Ms. McLay’s target TDC for fiscal 2021. The CMDC believes that Ms. McLay, in her new role, has responsibilities comparable to many CEO positions within our peer group, and it is likely that she would be recruited for a CEO position within the retail industry or elsewhere. When compared to COO and CEO positions within our peer group, Ms. McLay’s target TDC is below the median.

64	www.walmart.com

Executive Compensation

Other Compensation Programs and Policies

What perquisites and other benefits do our NEOs receive?

Our NEOs receive a limited number of perquisites and supplemental benefits. We cover the cost of annual physical examinations for our NEOs and provide each NEO with personal use of our aircraft for a limited number of hours each year. Our NEOs also receive company-paid life and accidental death and dismemberment insurance. Additionally, our NEOs are entitled to benefits available to our officers, such as participation in the Deferred Compensation Matching Plan, and benefits available to associates generally, including a Walmart discount card, a limited 15% match on purchases of Shares through our Associate Stock Purchase Plan, participation in our 401(k) Plan, medical benefits, and foreign business travel insurance. We provide these perquisites and supplemental benefits to attract talented executives to our company and to retain our current executives, and we believe their limited cost is outweighed by the benefits to our company.

What types of retirement and other benefits are our NEOs eligible to receive?

Our NEOs are eligible for the same retirement benefits as our officers generally, such as participation in our Deferred Compensation Matching Plan. They may also take advantage of other benefits available more broadly to our associates, such as our 401(k) Plan. With the exception of Ms. McKenna, who has interests in pension plans related to her prior employment with our former U.K. subsidiary, our NEOs do not participate in any pension or other defined benefit retirement plan. Ms. McKenna is not eligible to make any further contributions to this U.K. pension plan.

What are our practices for granting equity awards?

Timing of Equity Awards. The CMDC meets each January to approve and grant annual equity awards to our Executive Officers, including our NEOs, for the upcoming fiscal year. Because of the timing of these meetings, these equity grants are reported in the executive compensation tables appearing in this proxy statement as granted during the most recently completed fiscal year. The CMDC meets again in February or March to establish the performance goals applicable to the performance equity and any other performance-based equity granted at the January meeting.

Any special equity grants to Executive Officers during the year are approved by the CMDC at a meeting or by unanimous written consent.

Option Exercise Prices. We have not granted stock options to our Executive Officers since 2007, and stock options are not currently a part of our executive compensation program. If and when we grant stock options in the future, the exercise price will be equal to the fair market value of our common stock on the date of grant.

Does the CMDC take tax consequences into account when setting executive compensation?

Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a company can deduct in any one year for certain executive officers. While the CMDC considers the deductibility of awards as one factor in determining executive compensation, the CMDC also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by Walmart for tax purposes.

Historically, our annual cash incentive opportunities and performance-based equity awards granted to our Executive officers were designed in a manner intended to be exempt from the deduction limitation of Section 162(m) because they were paid based on the achievement of pre-determined performance goals established by the CMDC pursuant to our shareholder-approved incentive plans. Additionally, the CMDC had adopted a policy requiring our “covered employees” subject to Section 162(m) to defer annual restricted stock grants until after they separate from employment from Walmart, subject to certain exceptions.

Federal legislation signed into law on December 22, 2017, referred to as the Tax Cuts and Jobs Act (the “Tax Act”), repealed the exemption from Section 162(m)’s deduction limit for performance-based compensation, effective for taxable years beginning after December 31, 2017. In addition, the Tax Act expanded the group of covered employees under Section 162(m) to include the chief financial officer and mandated that once an individual is treated as a covered employee for a given year, that individual will be treated as a covered employee for all subsequent years. Accordingly, any compensation paid to our covered Executive Officers in excess of $1 million in any one year, regardless of employment status, will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

2021 Proxy Statement 65

Executive Compensation

Despite the CMDC’s efforts to structure incentive compensation in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) as revised by the Tax Act, including the uncertain scope of the transition relief applicable to certain outstanding arrangements, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) will in fact be exempt. Further, the CMDC reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the objectives of our executive compensation program.

Do we have employment agreements with our NEOs?

We do not have employment agreements with any of our NEOs. Our NEOs are employed on an at-will basis.

Do we have severance agreements with our NEOs?

We have entered into a non-competition agreement with each NEO. As described in more detail under “Potential Payments Upon Termination or Change in Control” on page 77, these agreements provide that, if we terminate the NEO’s employment for any reason other than his or her violation of company policy, we will generally make limited severance payments to the NEO.

Under these agreements, each NEO has agreed that for a period of time following his or her termination of employment, he or she will not participate in a business that competes with us and will not solicit our associates for employment. For purposes of these agreements, a competing business generally means any retail, eCommerce, wholesale, or merchandising business that sells products of the type sold by Walmart with annual revenues in excess of certain thresholds.

These agreements reduce the risk that any of our former NEOs would use the skills and knowledge they gained while with us for the benefit of one of our competitors during a reasonable period of time after leaving our company. We do not have any contracts or other arrangements with our NEOs that provide for payments or other benefits upon a change in control of our company.

Does our compensation program contain any provisions addressing the recovery or non-payment of compensation in the event of misconduct?

Yes. Our MIP and our Stock Incentive Plan both provide that we will recoup awards to the extent required by Walmart policies. Furthermore, our MIP provides that, in order to be eligible to receive an incentive payment, the participant must have complied with our policies, including our Code of Conduct, at all times. It further provides that if the CMDC determines, within 12 months following the payment of an incentive award, that prior to the payment of the award, a participant has violated any of our policies or otherwise committed acts detrimental to the best interests of our company, the participant must repay the incentive award upon demand. Similarly, our Stock Incentive Plan provides that if the CMDC determines that an associate has committed any act detrimental to the best interests of our company, he or she will forfeit all unexercised options and unvested equity awards. In addition, both the MIP and the Stock Incentive Plan provide that all awards under these plans, whether or not previously paid or deferred, will be subject to the company’s policies and applicable law regarding clawbacks in effect from time to time.

Furthermore, we will publicly disclose the circumstances of any recoupment from any executive officer to the extent the underlying event has already been publicly disclosed, and the disclosure would not violate applicable law, violate legal privilege, breach contractual obligations or be likely to result in or exacerbate litigation, investigation, or proceedings against Walmart.

Are our NEOs subject to any minimum requirements regarding ownership of our stock?

Yes. Our senior officers have been subject to stock ownership guidelines since 2003. In June 2013, our Board enhanced the stock ownership guidelines applicable to our CEO and senior officers, as follows:

●	Our CEO must maintain beneficial ownership of unrestricted Shares having a market value equal to seven times his current annual base salary; and
●	Our other NEOs and certain other senior officers must maintain beneficial ownership of unrestricted Shares having a market value equal to five times his or her current annual base salary.

66	www.walmart.com

Executive Compensation

The CEO and other senior officers must satisfy these stock ownership guidelines no later than the fifth anniversary of his or her appointment to a position covered by the stock ownership guidelines. If any covered officer is not in compliance with these stock ownership guidelines, he or she may not sell or otherwise dispose of more than 50 percent of any Shares that vest pursuant to any equity award until such time as he or she is in compliance with the guidelines and such sale would not cause the covered officer to cease to be in compliance with the guidelines. Further, as noted below, any pledged Shares would not be counted when determining whether the officer is in compliance with the guidelines. Currently, each of our NEOs is in compliance with our stock ownership guidelines.

Are there any restrictions on an NEO’s ability to engage in transactions involving Walmart stock?

Yes. Our Insider Trading Policy contains the following restrictions:

●	Our directors and Executive Officers may trade in our stock only during open window periods, and then only after they have pre-cleared such transactions with our Office of the Corporate Secretary.
●	Our directors and Executive Officers may not enter into trading plans pursuant to SEC Rule 10b5-1 without having such plans pre-approved by our Corporate Secretary.
●	Our directors, Executive Officers, and associates may not, at any time, engage in hedging transactions (such as swaps, puts and calls, collars, and similar financial instruments) that would eliminate or limit the risks and rewards of Walmart stock ownership.
●	Our directors and Executive Officers may not at any time engage in any short selling, buy or sell options, puts or calls, whether exchange-traded or otherwise, or engage in any other transaction in derivative securities that reflects speculation about the price of our stock or that may place their financial interests against the financial interests of our company.
●	Our directors and Executive Officers are prohibited from using Walmart stock as collateral for any margin loan.
●	Before using Walmart stock as collateral for any other borrowing, our directors and Executive Officers must satisfy the following requirements:
● The pledging arrangement must be pre-approved by Walmart’s Corporate Secretary; and
● Any Walmart Shares pledged will not be counted when determining whether the director or Executive Officer is in compliance with our stock ownership guidelines.

Currently, none of our directors or Executive Officers has any pledging arrangements in place involving Walmart stock.

Compensation Committee Report

The CMDC has reviewed and discussed with our company’s management the CD&A included in this proxy statement and, based on that review and discussion, the CMDC recommended to the Board that the CD&A be included in this proxy statement.

The CMDC submits this report:
Steven S Reinemund, Chair
Carla A. Harris
Marissa A. Mayer

Risk Considerations in our Compensation Program

The CMDC, pursuant to its charter, is responsible for reviewing and overseeing the compensation and benefits structure applicable to our associates generally, including any risks that may arise from our compensation program. We do not believe that our compensation policies and practices for our associates give rise to risks that are reasonably likely to have a material adverse effect on our company. In reaching this conclusion, we considered the following factors:

●	Our compensation program is designed to provide a mix of both fixed and variable incentive compensation.
●	Our performance-based compensation is balanced between an annual incentive and a long-term incentive program. We believe this design mitigates any incentive for short-term risk-taking that could be detrimental to our company’s long-term best interests.

2021 Proxy Statement 67

Executive Compensation

●	Our incentive compensation programs reward performance based on a mix of operating income-based metrics, sales-based metrics, and return on investment. We believe that this mix of performance metrics mitigates any incentive to seek to maximize performance under one metric to the detriment of performance under other metrics. For example, our long-term performance share plan is based equally on sales and ROI performance. We believe that this structure mitigates any incentive to pursue strategies that would increase our sales at the detriment of ROI performance. The CMDC regularly reviews the mix and weightings of the performance metrics used in our incentive compensation programs and has concluded that they are aligned with our strategy and provide appropriate incentives to encourage sustainable shareholder value creation.
●	Maximum payouts under both our annual cash incentive plan and our performance equity program are capped at 125% and 150% of target payouts, respectively. We believe that these limits mitigate excessive risk-taking, since the maximum amount that can be earned in a single cycle is limited.
●	A significant percentage of our management’s incentive compensation is based on the performance of our total company. This is designed to mitigate any incentive to pursue strategies that might maximize the performance of a single operating segment or area of responsibility to the detriment of our company as a whole.
●	Our senior executives are subject to robust stock ownership guidelines, which we believe motivate our executives to consider the long-term interests of our company and our shareholders and discourage excessive risk-taking that could negatively impact our stock price.
●	Our performance-based incentive compensation programs are designed with payout curves that are relatively smooth and do not contain steep payout “cliffs” that might encourage short-term business decisions in order to meet a payout threshold.
●	Our Executive Officers’ cash incentive payments are subject to reduction or elimination if compliance objectives are not satisfied.

Finally, our cash incentive plan and our Stock Incentive Plan both contain robust “clawback” provisions under which awards may be recouped or forfeited if an associate has not complied with our policies, including our Code of Conduct, or has committed acts detrimental to the best interests of our company.

Compensation Committee Interlocks and Insider Participation

None of the directors who served on the CMDC at any time during fiscal 2021 were officers or associates of Walmart or were former officers or associates of Walmart. Further, none of the members who served on the CMDC at any time during fiscal 2021 had any relationship with our company requiring disclosure under the section of this proxy statement entitled “Fiscal 2021 Review of Related Person Transactions.” Finally, no Executive Officer serves, or in the past fiscal year has served, as a director of, or as a member of the compensation committee (or other board committee performing equivalent functions) of, any entity that has one or more of its executive officers serving as a director of Walmart or as a member of the CMDC.

68	www.walmart.com

EXECUTIVE COMPENSATION TABLES

Summary Compensation

Name and Principal Position (a)	Fiscal Year ended Jan. 31 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($)
C. Douglas McMillon President and CEO	2021	1,272,000	0	15,827,794	3,816,000	1,375,580	282,984	22,574,358
	2020	1,276,892	0	15,709,953	3,516,817	1,191,597	410,091	22,105,350
	2019	1,276,892	0	15,592,404	5,088,000	1,090,984	569,953	23,618,233
M. Brett Biggs Chief Financial Officer	2021	934,721	0	5,795,779	1,752,637	333,199	306,767	9,123,103
	2020	915,358	0	5,752,910	1,575,710	292,100	262,413	8,798,491
	2019	892,948	0	5,710,085	2,223,926	269,005	324,450	9,420,414
Suresh Kumar Global Chief Technology and Development Officer	2021	1,021,154	0	8,399,795	2,297,643	0	18,389	11,736,981
	2020	576,923	515,100	43,603,360	1,181,665	0	21,603	45,898,651

John Furner President and CEO, Walmart U.S.	2021	944,567	0	7,724,121	2,125,320	191,454	346,420	11,331,882
	2020	847,895	0	6,712,550	1,855,198	133,248	325,933	9,874,824
	2019	799,425	0	6,275,780	1,791,903	92,800	326,869	9,286,777
Judith McKenna President and CEO, Walmart International	2021	1,088,769	0	7,241,218	2,449,781	979,174	253,977	12,012,919
	2020	1,066,214	0	7,323,601	1,843,658	1,682,061	290,755	12,206,289
	2019	1,044,210	0	9,186,749	2,267,949	140,460	282,956	12,922,324
Kathryn McLay President and CEO, Sam’s Club U.S.	2021	780,000	0	10,225,189	1,755,000	3,415	194,067	12,957,671
	2020	640,409	0	11,887,177	960,741	2,479	17,901	13,508,707

Explanation of information in the columns of the table:
Name and principal position and fiscal year ended Jan. 31 (columns (a) and (b))
Mr. Kumar and Ms. McLay were NEOs for the first time in fiscal 2020. Accordingly, only information relating to their fiscal 2020 and fiscal 2021 compensation is included.

Salary (column (c))
Represents salaries earned during the fiscal years shown. Mr. McMillon and Mr. Furner elected to defer $130,000 and $52,000 of their fiscal 2021 base salaries, respectively, under the Deferred Compensation Matching Plan.

Bonus (column (d))
The amount in this column for Mr. Kumar for fiscal 2020 represents a sign-on bonus paid at the time of his initial hire.

Stock awards (column (e))
In accordance with SEC rules, the amounts included in this column are the grant date fair value for awards granted in the fiscal years shown, computed in accordance with the stock-based compensation accounting rules that are a part of GAAP (as set forth in Financial Accounting Standards Board’s Accounting Standards Codification Topic 718), but excluding the effect of any estimated forfeitures of such awards. The values in this column reflect the full grant date fair value of all equity awards granted during the year, although the awards are subject to vesting periods based on continued employment.

The number of performance-based restricted stock units that vest, if any, depends on whether we achieve certain levels of performance with respect to certain performance measures. The grant date fair values of the performance-based restricted stock units included in this column are based on payouts at target, which we have determined, in accordance with the stock-based compensation accounting rules, to be the probable levels of achievement of the performance goals related to those awards. The table below shows the grant date fair value of the performance-based restricted stock units granted to each NEO during fiscal 2021, assuming that: (i) our performance with respect to those performance measures will be at target levels (i.e., probable performance); and (ii) our performance with respect to those performance measures will be at levels that would result in a

2021 Proxy Statement 69

Executive Compensation Tables

maximum payout. The grant date fair value of each performance-based restricted stock unit was determined based on the closing price of a Share on the NYSE on the grant date discounted for the expected dividend yield for such Shares during the vesting period:

Name	Fiscal Year of Grant	Grant Date Fair Value (Probable Performance) ($)	Grant Date Fair Value (Maximum Performance) ($)
C. Douglas McMillon	2021	11,985,354	17,978,102
M. Brett Biggs	2021	4,355,726	6,533,659
Suresh Kumar	2021	6,399,762	9,599,712
John Furner	2021	5,884,061	8,826,161
Judith McKenna	2021	5,516,263	8,274,465
Kathryn McLay	2021	8,725,164	13,087,888

Option awards (column (f))
We have omitted this column because we did not grant any option awards to NEOs during fiscal 2021 or any of the other fiscal years covered by this table, and stock options are not currently part of our executive compensation program.

Non-equity incentive plan compensation (column (g))
These amounts represent annual cash incentive payments earned by our NEOs for performance during fiscal 2021, fiscal 2020, and fiscal 2019, respectively, but paid to our NEOs during the following fiscal year. Certain of our NEOs elected to defer a portion of their annual cash incentive payment for fiscal 2021, as follows:

Name	Amount of Fiscal 2021 Annual Cash Incentive Deferred ($)
M. Brett Biggs	150,000
John Furner	1,706,542
Judith McKenna	2,388,155
Kathryn McLay	114,000

Change in pension value and nonqualified deferred compensation earnings (column (h))
The amounts shown in this column represent above-market interest credited on deferred compensation under our company’s nonqualified deferred compensation plans, as calculated pursuant to Item 402(c)(2)(viii)(B) of SEC Regulation S-K. In addition, Ms. McKenna participates in pension plans administered by ASDA Group Limited (“ASDA”), the company’s former U.K. subsidiary. During fiscal 2021, the actuarial present value of Ms. McKenna’s accumulated benefit in these plans increased by $691,928 (converted from British Pounds using an average exchange rate during fiscal 2021 of 1 GBP = 1.2881 USD). Ms. McKenna’s defined benefits under these pension plans did not change. These pension plans were closed to further accruals in 2011, but participants’ accrued pension balances are adjusted for inflation until they begin to receive distributions from the plan. See the Pension Benefits table on page 74 for more information.

All other compensation (column (i))
“All other compensation” for fiscal 2021 includes the following amounts:

Name	401(k) Plan Matching Contributions ($)	Personal Use of Company Aircraft ($)	Company Contributions to Deferred Compensation Plans ($)
C. Douglas McMillon	17,100	102,414	158,557
M. Brett Biggs	17,100	129,577	156,544
Suresh Kumar	13,404	0	0
John Furner	17,100	115,638	204,002
Judith McKenna	0	39,787	195,213
Kathryn McLay	0	56,448	114,000

The value shown for personal use of Walmart aircraft is the incremental cost to our company of such use, which is calculated based on the variable operating costs to our company per hour of operation, which includes fuel costs, maintenance, and associated travel costs for the crew. Fixed costs that do not change based on usage, such as pilot salaries, depreciation, insurance, and rent, are not included.

70	www.walmart.com

Executive Compensation Tables

“All other compensation” for fiscal 2021 also includes tax gross-up payments for each of our other NEOs in amounts less than $10,000. The amounts in this column for fiscal 2021 also include the cost of term life insurance premiums for each of our NEOs, and includes the cost of tax preparation services for Mr. Furner, Ms. McKenna, and Ms. McLay, in each case related to their prior expat service for the company. The values of these personal benefits are based on the incremental aggregate cost to our company and are not individually quantified because none of them individually exceed the threshold set forth in Instruction 4 to Item 402(c)(2)(ix) of Regulation S-K.

Fiscal 2021 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Name	Grant Date	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
C. Douglas McMillon		1,144,800	3,052,800	3,816,000
	1/8/21				42,787	85,573	128,360		11,985,354
	1/8/21							26,205	3,842,439
M. Brett Biggs		562,500	1,500,000	1,875,000
	1/8/21				15,550	31,099	46,649		4,355,726
	1/8/21							9,821	1,440,053
Suresh Kumar		709,172	1,891,125	2,363,906
	1/8/21				22,847	45,693	68,540		6,399,762
	1/8/21							13,640	2,000,033
John Furner		748,782	1,996,751	2,495,939
	1/8/21				21,006	42,011	63,017		5,884,061
	1/8/21							12,549	1,840,060
Judith McKenna		748,753	1,996,673	2,495,842
	1/8/21				19,693	39,385	59,078		5,516,263
	1/8/21							11,764	1,724,955
Kathryn McLay		539,663	1,439,100	1,798,875
	1/8/21				17,391	34,781	52,172		4,871,427
	1/8/21				13,338	26,675	40,013		3,853,737
	1/8/21							10,230	1,500,025

Explanation of information in the columns of the table:
Estimated future payments under non-equity incentive plan awards (columns (c), (d) and (e))
The amounts in these columns represent the threshold, target, and maximum amounts of potential annual cash incentive payments that may be earned by our NEOs under the Management Incentive Plan for performance during fiscal 2022. The performance measures and weightings applicable to these awards for each of our NEOs are as follows:

Name	Weighting
C. Douglas McMillon	75% Total Company Operating Income	25% Total Company Sales
M. Brett Biggs	75% Total Company Operating Income	25% Total Company Sales
Suresh Kumar	75% Total Company Operating Income	25% Total Company Sales
John Furner	25% Total Company Operating Income	25% Walmart U.S. Sales
50% Walmart U.S. Operating Income
Judith McKenna	25% Total Company Operating Income	25% International Sales
50% International Operating Income
Kathryn McLay	25% Total Company Operating Income	25% Sam’s Club Sales
50% Sam’s Club Operating Income

The CD&A provides additional information regarding our annual cash incentive plan.

2021 Proxy Statement 71

Executive Compensation Tables

Estimated future payouts under equity incentive plan awards (columns (f), (g), and (h))
The amounts in these columns represent the threshold, target, and maximum number of Shares that may vest with respect to performance-based restricted stock units granted during fiscal 2021. Holders of performance-based restricted stock units do not earn dividends or enjoy other rights of shareholders until such performance-based restricted stock units have vested. All performance-based restricted stock units granted to our NEOs in fiscal 2021 are scheduled to vest on January 31, 2024, with the number of units vesting determined based on performance during fiscal 2022, with the exception of 26,675 target performance-based restricted stock units granted to Ms. McLay, which are scheduled to vest on January 31, 2022, with the number of units vesting determined based on performance during fiscal 2022.

The CD&A provides additional information regarding our performance equity program and the related performance measures. For these grants made in fiscal 2021 related to performance in fiscal 2022, the applicable performance measures are: (i) return on investment and (ii) sales growth of our company or one of its operating segments, depending on each NEO’s primary area of responsibility. Each NEO’s performance measure weighting for fiscal 2022 is as follows:

Name	Weighting
C. Douglas McMillon	50% Total Company Return on Investment	50% Total Company Sales
M. Brett Biggs	50% Total Company Return on Investment	50% Total Company Sales
Suresh Kumar	50% Total Company Return on Investment	50% Total Company Sales
John Furner	50% Total Company Return on Investment	50% Walmart U.S. Sales
Judith McKenna	50% Total Company Return on Investment	50% International Sales
Kathryn McLay	50% Total Company Return on Investment	50% Sam’s Club Sales

All other stock awards: number of shares of stock or units (column (i))
The amounts in this column represent Shares of restricted stock granted during fiscal 2021. Restricted stock vests based on the continued service of the NEO as an associate through the vesting date.

All other option awards: number of securities underlying options and exercise or base price of option awards (columns (j) and (k))
These columns are omitted because options are not currently part of our executive compensation program and Walmart did not grant options to NEOs during fiscal 2021.

Grant date fair value of stock and option awards (column (l))
Fair values of equity awards are computed in accordance with the stock-based compensation accounting rules, and exclude the effect of any estimated forfeitures. The grant date fair values of restricted stock is calculated based on the closing stock price of a Share on the NYSE as of the grant date, and performance-based restricted stock units are based on the probable outcome of those awards on the date of grant. The fair values of performance-based restricted stock units and restricted stock units are discounted for the expected dividend yield during the vesting period. The grant date fair value of the equity awards awarded on January 8, 2021 was determined based on a per-share amount of $146.63, which was the closing price of a Share on the NYSE on that date. Performance-based restricted stock units granted on January 8, 2021 with a vesting period ending January 31, 2024 were valued using a discounted per-share value of $140.06. The grant of performance-based restricted stock units granted on January 8, 2021 with a vesting date of January 31, 2022 were reported using a discounted per-share value of $144.47.

Outstanding Equity Awards at Fiscal 2021 Year-End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
C. Douglas McMillon	402,103	56,491,450	128,360	18,033,296
M. Brett Biggs	147,255	20,687,855	46,649	6,553,718
Suresh Kumar	202,617	28,465,662	103,976	14,607,588
John Furner	182,147	25,589,832	63,017	8,853,258
Judith McKenna	167,469	23,527,720	59,078	8,299,868
Kathryn McLay	105,379	14,804,696	92,185	12,951,071

72	www.walmart.com

Executive Compensation Tables

Explanation of information in the columns of the table:
Option awards (columns (b) through (f))
We have omitted these columns because none of our NEOs held any options to purchase Shares or other Walmart securities as of the end of fiscal 2021.

Number of shares or units of stock that have not vested (column (g))
The amounts in this column represent Shares of restricted stock with service-based vesting requirements, including performance-based restricted stock units for which the performance conditions have been satisfied, scheduled to vest in amounts and on the dates shown in the following table:

Vesting Date	C. Douglas McMillon	M. Brett Biggs	Suresh Kumar	John Furner	Judith McKenna	Kathryn McLay
March 16, 2021	—	—	—	—	—	2,318
November 9, 2021	—	—	—	—	—	1,683
January 18, 2022	39,589	14,836	17,718	15,454	19,769	—
January 31, 2022	140,730	51,144	67,273	70,437	56,975	9,654
March 15, 2022	—	—	—	—	—	2,533
January 17, 2023	33,159	12,427	17,259	13,807	12,944	12,944
January 31, 2023	162,420	59,027	86,727	69,900	66,017	66,017
January 2, 2024	26,205	9,821	13,640	12,549	11,764	10,230

Market value of shares or units of stock that have not vested (column (h))
This column shows the market value of the Shares of restricted stock and restricted stock units in column (g), based on the closing price of a Share on the NYSE on the last trading day of fiscal 2021 ($140.49 on January 29, 2021).

Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (column (i))
The amounts in this column represent performance-based restricted stock units held by our NEOs, the vesting of which is subject to our company meeting certain performance goals as described in the CD&A and in the notes to the Summary Compensation and Fiscal 2021 Grants of Plan-Based Awards tables. The amounts in this column assume that performance-based restricted stock units will vest at maximum levels. All awards in this column are subject to performance conditions for fiscal 2022, with the exception of 17,718 performance-based restricted stock units held by Mr. Kumar, which are subject to performance conditions for fiscal 2023. All awards in this column are also subject to service-based vesting requirements through January 31, 2024 except for the following: (i) 35,436 performance-based restricted stock units held by Mr. Kumar, 17,718 of which vest January 31, 2022 and 17,718 of which vest January 31, 2023; and (ii) 26,675 performance-based restricted stock units held by Ms. McLay vesting January 31, 2022.

Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested (column (j))
This column shows the market value of the performance share units in column (i), assuming payouts at maximum levels and based on the closing price of a Share on the NYSE on the last trading day of fiscal 2021 ($140.49 on January 29, 2021).

Fiscal 2021 Option Exercises and Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
C. Douglas McMillon	206,881	29,210,273
M. Brett Biggs	55,741	7,871,283
Suresh Kumar	130,335	17,385,386
John Furner	83,592	11,800,172
Judith McKenna	91,776	12,680,669
Kathryn McLay	70,436	9,418,646

Explanation of information in the columns of the table:
Option awards (columns (b) and (c))
We have omitted these columns because none of our NEOs exercised any options to purchase Walmart securities during fiscal 2021.

2021 Proxy Statement 73

Executive Compensation Tables

Number of shares acquired on vesting (column (d))
The receipt of certain of the Shares shown in this column was deferred until a future date, as shown on the table below:

Name	Shares Deferred (#)
C. Douglas McMillon	99,334
Judith McKenna	6,558
Kathryn McLay	2,622

Value realized on vesting (column (e))
The values in this column equal the number of Shares vested multiplied by the fair market value of a Share, as defined in the Stock Incentive Plan, on the various vesting dates.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Judith McKenna	ASDA Group Pension Scheme	14.7	3,530,816	0
	ASDA Unfunded Unapproved Retirement Benefit Scheme	11.1	1,865,142	0

(1)	These amounts were valued in Great British Pounds (“GBP”) and have been reported here using an average currency exchange rate during fiscal 2021 of 1 GBP = 1.2881 USD.

In connection with her former employment with ASDA Group Limited, the company’s former subsidiary that operates in the United Kingdom (“ASDA”), Ms. McKenna is a participant in the ASDA Group Pension Scheme, the pension plan for colleagues of ASDA. The plan provides for an annual pension, payable for life, based on the participant’s years of participation in the plan and salary at the date of retirement from ASDA. Pension benefits are generally payable beginning at age 60, but a participant may receive payments beginning at age 55, subject to a reduction in the pension amount. Both before and after payment commences, the pension amount increases in line with inflation, subject to an annual limitation. On death, either before or after payment commences, the plan provides for payment of spouse’s and dependents’ pensions. Ms. McKenna’s balance in this plan was partially funded by her own contributions to the plan and partially funded by ASDA. The ASDA Group Pension Scheme was frozen to new accruals in February 2011.

Also in connection with her former employment with ASDA, Ms. McKenna participates in the ASDA Unfunded Unapproved Retirement Benefits Scheme, a non-tax qualified pension plan which commenced in January 2000 and was open to ASDA colleagues with salary in excess of the salary cap that applied in the ASDA Group Pension Scheme. The ASDA Unfunded Unapproved Retirement Benefits Scheme provides benefits using the same accrual formula as the ASDA Group Pension Scheme, but benefits are limited according to a salary cap based on seniority. Ms. McKenna did not contribute to this plan, and her plan balance will be funded by ASDA. The ASDA Unfunded Unapproved Retirement Benefits Scheme was frozen to new accruals in February 2011.

The table above reflects the present value of benefits accrued by Ms. McKenna from the ASDA Group Pension Scheme and the ASDA Unfunded Unapproved Retirement Benefits Scheme. The amounts were computed in accordance with U.S. GAAP assuming a retirement age of 60 (the earliest age at which Ms. McKenna could retire without any benefit reduction due to age). For the ASDA Unfunded Unapproved Retirement Benefits Scheme a discount rate of 1.3% per year and an inflation rate of 2.9% per year have been assumed. The value of Ms. McKenna’s benefits in the ASDA Group Pension Scheme has increased to reflect the estimated cost of providing her benefits via a bulk annuity contract purchased by ASDA for the benefit of the ASDA Group Pension Scheme participants.

74	www.walmart.com

Executive Compensation Tables

Fiscal 2021 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($) (b)	Company Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
C. Douglas McMillon	14,155,843	158,557	3,593,159	0	158,428,617
M. Brett Biggs	150,000	156,544	880,251	228,116	35,805,554
Suresh Kumar	0	0	0	0	0
John Furner	1,758,542	204,002	317,180	5,616	10,164,773
Judith McKenna	3,088,287	195,213	500,108	0	16,528,042
Kathryn McLay	393,925	114,000	10,966	0	720,079

Explanation of information in the columns of the table:
Executive contributions in last fy (column (b))
These amounts represent salary, cash incentive payments, and/or the value of equity awards that vested during fiscal 2021 but the receipt of which was deferred. This includes amounts earned during fiscal 2021 but credited to NEOs’ deferred compensation accounts after the end of fiscal 2021. Salary and cash incentive payments deferred are included in the Summary Compensation table under “Salary” and “Non-Equity Incentive Plan Compensation,” respectively, for fiscal 2021. Deferrals of equity awards were deferred upon vesting pursuant to an election made in a prior year by the NEO or pursuant to the terms of the awards, and deferred equity is valued using the closing Share price on the NYSE on the deferral date. The following table shows the deferred portion of each NEO’s salary, cash incentive payments, and equity awards that vested in fiscal 2021, and the form of deferral:

Name	Contributions	Form of Deferral	Amount ($)
C. Douglas McMillon	Salary	Cash	130,000
	Cash Incentive	Cash	0
	Equity	Share Units	14,025,843
M. Brett Biggs	Salary	Cash	0
	Cash Incentive	Cash	150,000
	Equity	Share Units	0
John Furner	Salary	Cash	52,000
	Cash Incentive	Cash	1,706,542
	Equity	Share Units	0
Judith McKenna	Salary	Cash	0
	Cash Incentive	Cash	2,388,155
	Equity	Share Units	700,132
Kathryn McLay	Salary	Cash	0
	Cash Incentive	Cash	114,000
	Equity	Share Units	279,925

Company contributions in last fy (column (c))
The amounts in this column represent participation incentive contributions under the ODCP and matching contributions to the DCMP, as shown in the table below. The amounts in this column are included in the “All Other Compensation” column of the Summary Compensation Table for fiscal 2021. See “Walmart’s Deferred Compensation Plans” on page 76 for more information on company contributions under these plans.

Name	ODCP Participation Incentive ($)	DCMP Matching Contributions ($)
C. Douglas McMillon	28,557	130,000
M. Brett Biggs	12,403	144,141
John Furner	36,909	167,093
Judith McKenna	0	195,213
Kathryn McLay	0	114,000

2021 Proxy Statement 75

Executive Compensation Tables

Aggregate earnings in last fy (column (d))
The amounts in this column represent all interest on ODCP and DCMP account balances, SERP earnings, and dividend equivalents and interest earned on dividend equivalents in equity deferral accounts under the Stock Incentive Plan during fiscal 2021, as shown in the table below. The “above-market” portion of this interest and earnings is included in the fiscal 2021 amounts in the Summary Compensation table under “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

Name	ODCP Interest ($)	DCMP Interest ($)	SERP Interest ($)	Dividend Equivalents and Interest ($)
C. Douglas McMillon	1,052,582	650,913	56,776	1,832,887
M. Brett Biggs	169,931	303,001	10,102	397,217
John Furner	34,569	258,385	2,735	21,491
Judith McKenna	0	443,487	0	56,621
Kathryn McLay	0	5,176	0	5,790

Aggregate withdrawals/distributions (column (e))
The amount in this column for Mr. Biggs represents the value of Shares previously deferred upon the vesting of equity awards granted in prior periods that were distributed during fiscal 2021. The amount in this column for Mr. Furner represents cash compensation earned in prior fiscal years and voluntarily deferred until specific distribution dates in fiscal 2021.

Aggregate balance at last fye (column (f))
The aggregate balance for each NEO includes certain amounts included in the Summary Compensation table in prior fiscal years, as shown in the following table. The deferred equity amounts included in the table below are valued using the closing Share price on the NYSE on the last trading day of fiscal 2021, with the exception of deferred performance share units with a performance period ending January 31, 2021 which are valued using the fair market value of a Share, as defined in the Stock Incentive Plan, on January 29, 2021 ($140.49/share).

Name	Amount Previously Reported in Summary Compensation Table ($)	Fiscal Years When Reported
C. Douglas McMillon	90,090,783	2009-2020
M. Brett Biggs	22,804,262	2016-2020
John Furner	4,024,211	2018-2020
Judith McKenna	4,378,799	2019-2020
Kathryn McLay	26,860	2020

Walmart’s Deferred Compensation Plans

Under the Deferred Compensation Matching Plan, which took effect on February 1, 2012, officers may elect to defer base salary and cash incentive amounts until separation of employment or until a specified payment date. Interest accrues on amounts deferred at an interest rate set annually based on the ten-year Treasury note yield on the first business day of January plus 2.70%. For fiscal 2021, the interest rate was 4.58%. In addition, our company allocates to each participant’s Deferred Compensation Matching Plan account a matching contribution of up to 6% of the amount by which the participant’s base salary and cash incentive payment exceed the then-applicable limitation in Section 401(a)(17) of the Internal Revenue Code. A participant is required to be employed on the last day of the fiscal year to receive a matching contribution for that year. A participant will become vested in the matching contribution credited to his or her account once the participant has participated in the Deferred Compensation Matching Plan for three plan years after his or her initial deferral.

The Deferred Compensation Matching Plan replaced the Officer Deferred Compensation Plan. Participants may no longer elect to defer amounts into the Officer Deferred Compensation Plan. However, participants’ Officer Deferred Compensation Plan account balances will continue to earn interest at the same rate as Deferred Compensation Matching Plan balances until distribution. Additionally, participants who made contributions to the Officer Deferred Compensation Plan in prior years continue to earn incentive contributions to their Officer Deferred Compensation Plan accounts, as follows:

●	In the tenth year of continuous employment beginning with the year the participant first made a deferral under the Officer Deferred Compensation Plan, our company credits the deferral account with an increment equal to 20% of the sum of the principal amount of base salary and cash incentive payments deferred (taking into account a maximum amount equal to 20% of base salary) plus accrued interest on such amounts (the “20% Increment”) in each of the first six years of the participant’s deferrals.

76	www.walmart.com

Executive Compensation Tables

●	In the eleventh and subsequent years of continuous employment, the 20% Increment is credited based on the recognized amount deferred five years earlier, plus earnings thereon.
●	In addition, in the fifteenth year of continuous employment beginning with the year the participant first made a deferral under the Officer Deferred Compensation Plan, our company credits the deferral account with an amount equal to 10% of the principal amount of base salary and cash incentive payments deferred (taking into account a maximum amount equal to 20% of base salary) plus accrued interest on such amount (the “10% Increment”) in each of the first six years of the participant’s deferrals.
●	In the sixteenth and subsequent years of continuous employment, the 10% Increment is credited based on the amount deferred 10 years earlier, plus earnings thereon.

Only contributions to the Officer Deferred Compensation Plan are taken into account for purposes of calculating the 20% Increment and 10% Increment; contributions to the Deferred Compensation Matching Plan are not considered.

The SERP was designed to supplement the historic profit sharing component of the Walmart 401(k) Plan by providing mirror contributions to participants’ accounts in excess of applicable compensation limits set by the Internal Revenue Service. Because the Walmart 401(k) Plan was amended in 2011 to eliminate the profit sharing component, the SERP was frozen to new contributions as of January 31, 2013. However, SERP balances continue to earn interest.

Finally, officers may also elect to defer the receipt of equity awards granted under the Stock Incentive Plan until a specified payout date or until after separation from employment with Walmart. Any deferrals of vested Shares or Share units are credited with dividend equivalents until the payout date, and these dividend equivalents earn interest at the same rate as amounts deferred under the Deferred Compensation Matching Plan.

Potential Payments Upon Termination or Change in Control

Most of our company’s plans and programs, including our deferred compensation plans and the terms of our equity awards, contain provisions specifying the consequences of a termination of employment. These provisions are described below. Our company does not have any employment agreements with its NEOs. Furthermore, our plans and programs do not have any provisions under which our NEOs would be entitled to payments, accelerated equity vestings, or any other benefits upon a change in control of our company.

Non-competition agreements. Our company has entered into a non-competition agreement with each of our NEOs. Each of these agreements provides that the NEO is prohibited from participating in a business that competes with our company and from soliciting our company’s associates for employment for a specified period of time after his or her employment with Walmart terminates. For purposes of these agreements, a “competing business” includes any retail, eCommerce, wholesale, or merchandising business that sells products of the type sold by our company, is located in a country in which our company has retail operations or in which the NEO knows our company expects to have retail operations in the near future, and has annual retail sales revenue above certain thresholds. Each agreement also provides that, if Walmart terminates an NEO’s employment for any reason other than his or her violation of Walmart policy, our company will generally pay the NEO an amount equal to two times the NEO’s base salary over a two-year period.

In the event of a breach of the restrictive covenants contained in the agreement, the NEO would no longer have a right to receive additional payments, and the company would have a right to recoup any payments previously made. Using each NEO’s base salary as of January 31, 2021, the maximum total payments by our company to each NEO under such termination circumstances would be as follows:

C. Douglas McMillon	$2,544,000
M. Brett Biggs	$1,876,482
Suresh Kumar	$2,050,000
John Furner	$1,896,250
Judith McKenna	$2,185,740
Kathryn McLay	$1,560,000

2021 Proxy Statement 77

Executive Compensation Tables

Equity awards. Certain equity awards granted under our Stock Incentive Plan held by our NEOs provide for accelerated vesting in the event employment is terminated under certain circumstances:

●	Restricted stock. Under the terms of the outstanding equity awards held by our NEOs, any restricted stock awards that would have vested within 12 months of his or her termination of employment due to death or disability would immediately vest. Upon termination of employment for any other reason, unvested restricted stock does not vest and is forfeited. The following table shows the value of all unvested restricted stock that would have vested upon the death or disability of certain of our NEOs on January 31, 2021 (based on the closing price of a Share on the NYSE on the last trading day of the fiscal year ($140.49)):

Vesting Upon Death or Disability ($)
C. Douglas McMillon	5,561,859
M. Brett Biggs	2,084,310
Suresh Kumar	2,489,202
John Furner	2,171,132
Judith McKenna	2,777,347
Kathryn McLay	562,100

●

Performance-based Restricted Stock Units. Under the terms of the outstanding equity awards held by our NEOs, any performance-based restricted stock units that would have vested within 12 months of his or her termination of employment due to death or disability would immediately vest. Upon termination of employment for any other reason, unvested performance-based restricted stock units do not vest and are forfeited.

The following table shows the value of all unvested performance-based restricted stock units that would have vested upon the death or disability of certain of our NEOs on January 31, 2021 (based on the closing price of a Share on the NYSE on the last trading day of the fiscal year ($140.49)):

Vesting Upon Death or Disability ($)
C. Douglas McMillon	19,771,158
M. Brett Biggs	7,185,221
Suresh Kumar	11,940,386
John Furner	9,895,694
Judith McKenna	8,004,418
Kathryn McLay	5,103,861

The CMDC has discretion to accelerate the vesting of any equity awards and to make other payments or grant other benefits upon a retirement or other severance from our company.

Deferred Compensation Matching Contribution. Walmart makes a limited matching contribution on participant contributions to the Deferred Compensation Matching Plan, as described above under “Walmart’s Deferred Compensation Plans.” This company-matching contribution becomes vested once an officer has participated in the Deferred Compensation Matching Plan for three years. Any unvested company-matching contribution would immediately vest in the event that a participant dies or becomes disabled before the completion of the vesting period.

The Officer Deferred Compensation Plan provides for a prorated 10% increment or 20% increment to be paid upon separation from service in certain circumstances if age and service-based requirements are met.

78	www.walmart.com

Executive Compensation Tables

CEO Pay Ratio

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median associate, which is a reasonable estimate calculated in a manner consistent with SEC rules and is based on our payroll and employment records and the methodology described below. In calculating this estimated ratio, SEC rules allow companies to adopt a variety of methodologies, apply different exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations. As discussed on pages 48-49 above, our company is unique because we are significantly larger than most of our peer group companies in terms of revenue, market capitalization, and the size and scope of our worldwide employee population. Therefore, our reported pay ratio may not be comparable to that reported by other companies due to differences in industries, scope of international operations, business models, and scale, as well as the different estimates, assumptions, and methodologies applied by other companies in calculating their respective pay ratios.

Considered Population. As of December 31, 2020, we employed approximately 2,347,471 associates worldwide, other than our CEO. As permitted by SEC rules, in order to determine our median associate, we excluded approximately 3.0% of our total associate population or approximately 71,543 associates outside of the U.S. from the following countries: Bangladesh (83); Botswana (845); Costa Rica (14,933); El Salvador (4,916); France (1); Ghana (213); Guatemala (10,324); Honduras (3,250); Hong Kong (29); India (29,938); Indonesia (3); Ireland (100); Israel (50); Kenya (180); Lesotho (104); Luxembourg (5); Malawi (122); Morocco (2); Mozambique (468); Namibia (287); The Netherlands (1); Nicaragua (4,434); Nigeria (319); Pakistan (12); Peru (8); Singapore (1); Spain (17); Swaziland (73); Tanzania (53); Thailand (5); Turkey (70); Uganda (85); Vietnam (52); and Zambia (560). Therefore, an aggregate associate population of approximately 2,275,928 was considered (the “considered population”) in determining our median associate.

Identifying our Median Associate. In determining our median associate, we used calendar year 2020 gross earnings – meaning total amounts paid before deductions or adjustments, including wages, overtime, bonuses, and the value of any equity awards that vested and were paid to an associate during calendar year 2020. Adjustments were made to annualize the gross earnings of all newly hired permanent associates in the considered population who did not work for the entire calendar year 2020. From the considered population, we then used statistical sampling to identify a group of associates who were paid within a range of 0.5% above or below what we estimated to be our median gross earnings amount (the “median population”). We then reviewed recent historical taxable wage data of the median population, and for those associates within the median population with stable wages, we calculated each of their fiscal 2021 total compensation in the same way as we calculated our CEO’s fiscal 2021 total compensation as set forth in the Summary Compensation table on page 69 and identified the median compensated associate from this group.

Based upon the estimates, assumptions, and methodology described above, the fiscal 2021 annual total compensation of our CEO was $22,574,358, the fiscal 2021 annual total compensation of our median associate was $20,942, and the ratio of these amounts was 1,078:1.

2021 Proxy Statement 79

PROPOSAL NO. 3 RATIFICATION OF INDEPENDENT ACCOUNTANTS

FOR	The Board recommends that shareholders vote FOR the ratification of the appointment of EY as the company’s independent accountants for fiscal 2022.

What am I voting on?

Although shareholder ratification is not required, we are asking shareholders to ratify the appointment of Ernst & Young LLP (“EY”) as the company’s independent accountants for fiscal 2022 at the 2021 Annual Shareholders’ Meeting because the Board believes it is a good corporate governance practice. The Audit Committee will take shareholders’ opinions regarding EY’s appointment into consideration in future deliberations. If EY’s selection is not ratified at the 2021 Annual Shareholders’ Meeting, the Audit Committee will consider the engagement of other independent accountants. Even if EY’s selection is ratified, the Audit Committee may terminate EY’s engagement as the company’s independent accountants without the approval of the company’s shareholders whenever the Audit Committee deems termination appropriate.

Engagement of Independent Accountants

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent accountants. The Audit Committee has appointed EY as the company’s independent accountants to audit the consolidated financial statements of the company for fiscal 2022. EY (including its predecessors) has served as Walmart’s independent accountants since 1969, prior to the company’s initial offering of securities to the public. EY served as the company’s independent accountants for fiscal 2021 and reported on the company’s consolidated financial statements for that fiscal year.

The Audit Committee annually reviews EY’s independence and performance in determining whether to retain EY or engage another independent registered public accounting firm as our company’s independent accountants. As part of that annual review, the Audit Committee considers, among other things, the following:

●	The quality and efficiency of the current and historical services provided to our company by EY, including the results of an annual internal survey of key global financial management;
●	EY’s capability and expertise in handling the breadth and complexity of our company’s global operations;
●	The quality and candor of EY’s communications with the Audit Committee;
●	External data on EY’s audit quality and performance, including recent PCAOB reports on EY;
●	EY’s independence from our company;
●	The appropriateness of EY’s fees; and
●	EY’s tenure as our company’s independent accountants, including the benefits of having a long-tenured auditor.

80	www.walmart.com

Proposal No. 3 Ratification of Independent Accountants

Benefits of Long Tenure	Independence Controls
Higher audit quality – Through more than 50 years of experience with our company, EY has gained institutional knowledge of and deep expertise regarding Walmart’s global operations and businesses, accounting policies and practices, and internal control over financial reporting.	Audit Committee oversight – The Audit Committee’s oversight includes regular private sessions with EY, discussions with EY regarding the scope of its audit, an annual evaluation when determining whether to engage EY, and direct involvement by the Audit Committee and its Chair in the periodic transition to a new lead engagement partner in connection with the mandatory five-year rotation of that position.
Efficient fee structure – EY’s aggregate fees are competitive with peer companies because of EY’s familiarity with our company.	Limits on non-audit services – The Audit Committee pre-approves audit and permissible non-audit services to be performed by EY in accordance with its pre-approval policy.
Avoids costs associated with a new independent accountant – Onboarding a new independent accountant is costly and requires a significant time commitment that could distract from management’s focus on financial reporting and controls.	Internal EY independence processes – EY conducts periodic internal reviews of its audit and other work, assesses the adequacy of partners and other personnel working on our company’s account, and rotates engagement partners consistent with independence requirements.
Regulatory framework – Because EY is an independent registered public accounting firm, it is subject to PCAOB inspections and PCAOB and SEC oversight.

Based on this evaluation, the Audit Committee believes that EY is independent and well-qualified to serve as our company’s independent accountants. Further, the Audit Committee and the Board believe it is in the best interests of Walmart and our company’s shareholders to retain EY as our company’s independent accountants for fiscal 2022.

Representatives of EY will be present during the 2021 Annual Shareholders’ Meeting. They will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Audit Committee Pre-Approval Policy

To maintain the independence of our independent accountants and to comply with applicable securities laws, the NYSE Listed Company Rules, and the Audit Committee charter, the Audit Committee is responsible for reviewing, deliberating on, and, if appropriate, pre-approving all audit, audit-related, and non-audit services to be performed for our company by the independent accountants. For that purpose, the Audit Committee has established a policy and related procedures regarding the pre-approval of all audit, audit-related, and non-audit services to be performed by our company’s independent accountants (the “Pre-Approval Policy”).

The Pre-Approval Policy provides that our company’s independent accountants may not perform any audit, audit-related, or non-audit service for Walmart, subject to those exceptions that may be permitted by applicable law, unless: (i) the service has been pre-approved by the Audit Committee; or (ii) Walmart engaged the independent accountants to perform the service pursuant to the pre-approval provisions of the Pre-Approval Policy. In addition, the Pre-Approval Policy prohibits the Audit Committee from pre-approving certain non-audit services from being performed by our company’s independent accountants in accordance with applicable securities laws. The Pre-Approval Policy also provides that Walmart’s corporate controller will periodically update the Audit Committee as to services provided by the independent accountants.

Under the Pre-Approval Policy, the Audit Committee has pre-approved certain categories of services to be performed by the independent accountants and a maximum amount of fees for each category. The Audit Committee annually reassesses these service categories and the associated fees. Individual projects within the approved service categories have been pre-approved only to the extent that the fees for each individual project do not exceed a specified dollar limit, which amount is reassessed annually. Projects within a pre-approved service category with fees in excess of the specified fee limit for individual projects may not proceed without the specific prior approval of the Audit Committee (or a member to whom pre-approval authority has been delegated). In addition, no project within a pre-approved service category will be considered to have been pre-approved by the Audit Committee if the project would cause the maximum amount of fees for the service category to be exceeded, and the project may only proceed with the prior approval of the Audit Committee (or a member to whom pre-approval authority has been delegated) to increase the aggregate amount of fees for the service category.

2021 Proxy Statement 81

Proposal No. 3 Ratification of Independent Accountants

At least annually, the Audit Committee designates a member of the Audit Committee to whom it delegates its pre-approval responsibilities. That member has the authority to approve interim requests as set forth above within the defined, pre-approved service categories, as well as interim requests to engage Walmart’s independent accountants for services outside the Audit Committee’s pre-approved service categories. The member has the authority to pre-approve any audit, audit-related, or non-audit service that falls outside the pre-approved service categories, provided that the member determines that the service would not compromise the independent accountants’ independence and the member informs the Audit Committee of his or her decision at the Audit Committee’s next regular meeting. The Audit Committee pre-approved all of the audit fees, audit-related fees, tax fees, and all other fees paid to the company’s independent accountants in fiscal 2021.

Independent Accountant Fees

EY’s fees for fiscal 2021 and fiscal 2020 were as follows:

	Fiscal 2021 ($)	Fiscal 2020 ($)
Audit Fees	26,634,000	25,922,000
Audit-Related Fees	921,000	1,102,000
Tax Fees	656,000	701,000
All Other Fees	20,000	26,000
TOTAL FEES	28,231,000	27,751,000

A description of the types of services provided in each category is as follows:

Audit Fees – Includes the audit of the company’s annual financial statements, the audit of the effectiveness of internal control over financial reporting, the review of the company’s annual report on Form 10-K, the review of the company’s quarterly reports on Form 10-Q, statutory audits required internationally, and consents for and review of registration statements filed with the SEC or other documents issued in connection with securities offerings.

Audit-Related Fees – Includes audits of the company’s employee benefit plans, due diligence in connection with acquisitions and accounting consultations related to GAAP, the application of GAAP to proposed transactions, statutory financial statement audits of non-consolidated affiliates, and work related to the company’s compliance with its obligations under SOX.

Tax Fees – Includes tax compliance at domestic and international locations, assistance with tax audits and appeals, and tax planning for acquisitions and restructurings.

All Other Fees – Includes fees for permissible advisory services that are not contained in the above categories and consists of subscription fees to access accounting and financial reporting content.

None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

82	www.walmart.com

Proposal No. 3 Ratification of Independent Accountants

Audit Committee Report

Audit Committee Independence and Financial Expert Determination

The Audit Committee currently consists of four Independent Directors, each of whom has been determined by the Board to meet the heightened independence and financial literacy criteria for Audit Committee members under the SEC and NYSE Listed Company Rules. The current members of the Audit Committee are Timothy P. Flynn, the Chair of the Audit Committee; Cesar Conde; Sarah J. Friar; and Thomas W. Horton. The Board has designated each of Mr. Flynn, Ms. Friar, and Mr. Horton as an “audit committee financial expert” as defined under the SEC rules. Additional information regarding the members of the Audit Committee and the Audit Committee’s roles and responsibilities is described under “Director Nominees for 2021” beginning on page 12 and under “Board Committees” on page 22.

Fiscal 2021 Audit Committee Meetings

The Audit Committee held eight meetings in fiscal 2021. During the fiscal year, the Audit Committee had separate private sessions with our company’s CEO, CFO, Chief Legal Officer, Chief Audit Executive, Global Chief Ethics and Compliance Officer, Chief Accounting Officer, Chief Technology Officer, EY, and others. In these sessions, candid discussions took place regarding our company’s financial, accounting, auditing, internal control over financial reporting, Exchange Act reporting, enterprise risk management, information systems, information security, cybersecurity, legal, ethics, and compliance matters. Throughout the year, the Audit Committee had full access to management, EY, and internal auditors.

At its meetings and calls during the fiscal year, the Audit Committee, among other things, reviewed and discussed the financial statements to be included in the company’s Form 10-Q and Form 10-K filings, met with the company’s management and legal counsel regarding certain investigations, and received updates from management regarding areas of risk the Audit Committee oversees, including with respect to cybersecurity, enterprise risk management, data privacy, investigations related to opioids, and investigations related to financial services. Additional information about the Audit Committee’s role in risk oversight may be found under “The Board’s Role in Risk Oversight” on page 28.

The Audit Committee’s meeting agendas are established by the Chair of the Audit Committee in consultation with the Chairman of the Board, the Lead Independent Director, the Chief Audit Executive, the company’s Corporate Secretary, and other members of senior management.

Responsibilities and Fiscal 2021 Committee Actions

The Audit Committee operates under a written charter, which may be found in the “Corporate Governance” section of Walmart’s website located at http://stock.walmart.com/investors/corporate-governance/governance-documents. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis and, when appropriate, recommends charter changes to the Board.

To fulfill its oversight responsibilities as detailed in its charter, during or after fiscal 2021, in addition to certain other matters described elsewhere in this section, the Audit Committee did, among other things, the following:

●	reviewed and discussed with Walmart’s management and EY Walmart’s audited consolidated financial statements for fiscal 2021;
●	reviewed management’s representations that those consolidated financial statements were prepared in accordance with GAAP and fairly present the consolidated results of operations and consolidated financial position of our company for the fiscal years and as of the dates covered by those consolidated financial statements;
●	discussed with EY the matters required to be discussed by applicable requirements of the PCAOB and the SEC, including matters related to the planning and results of the audit of Walmart’s consolidated financial statements;
●	received the written disclosures and the letter from EY required by applicable requirements of the PCAOB relating to EY’s communications with the Audit Committee concerning EY’s independence from Walmart, and discussed with EY its independence from Walmart;
●	based on the review and discussions with management and EY discussed above, recommended to the Board that Walmart’s audited annual consolidated financial statements for fiscal 2021 be included in Walmart’s annual report on Form 10-K for fiscal 2021 filed with the SEC;

2021 Proxy Statement 83

Proposal No. 3 Ratification of Independent Accountants

●	reviewed and discussed with management and EY Walmart’s earnings releases and the financial statements in the quarterly reports on Form 10-Q, prior to filing with the SEC;
●	monitored, reviewed, and approved, in accordance with the Pre-Approval Policy adopted by the Audit Committee, all audit, audit-related, and non-audit services performed for Walmart by EY, and considered whether EY’s provision of non-audit services was compatible with EY’s independence from Walmart. For more information about the Audit Committee’s Pre-Approval Policy, please see “Audit Committee Pre-Approval Policy” on page 81;
●	evaluated the performance of EY. For more information about the Audit Committee’s evaluation, appointment, and compensation of EY, please see “Proposal No. 3, Ratification of Independent Accountants” on page 80;
●	monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of SOX, reviewed reports from management and the internal auditors of our company regarding the design, operation, and effectiveness of internal control over financial reporting, and reviewed an attestation report from EY regarding the effectiveness of internal control over financial reporting as of January 31, 2021;
●	reviewed and discussed with management and EY changes in accounting principles that may affect the company, the company’s significant accounting policies and the appropriateness of the disclosures of non-GAAP measures that the company publicly made during or with respect to fiscal 2021, including in the company’s earnings releases;
●	reviewed the fiscal 2021 internal audit plan, budget, and activities;
●	reviewed the company’s related person transactions and approved these transactions in accordance with the Transaction Review Policy, which is discussed under “Related Person Transaction Review Policy,” on page 33;
●	reviewed the company’s enterprise risk management process with members of senior management and regularly received status reports on significant risks identified by management in various areas of the company, including legal, compliance, ethics, information systems, information security, data privacy, and cybersecurity;
●	continued to oversee management’s reporting and monitorship obligations associated with the company’s FCPA-related settlement with the U.S. Department of Justice and the SEC; and
●	received regular reports from management regarding our company’s policies, processes, and procedures regarding compliance with applicable laws and regulations and Walmart’s Code of Conduct.

The Audit Committee submits this report:

Timothy P. Flynn, Chair
Cesar Conde
Sarah J. Friar
Thomas W. Horton

84	www.walmart.com

SHAREHOLDER PROPOSALS

Included in this proxy statement are five separate shareholder proposals that have been submitted under SEC rules by shareholders who notified the company of their intention to present the proposals for voting at the 2021 Annual Shareholders’ Meeting. Some shareholder proposals and supporting statements may contain assertions about Walmart that we believe are incorrect, and we have not tried to refute all such inaccuracies in the company’s responses. All statements and citations contained in a shareholder proposal and its supporting statements are the sole responsibility of the proponent of that shareholder proposal. Our company will provide the names, addresses, and shareholdings (to our company’s knowledge) of the proponents of any shareholder proposal upon oral or written request made to Walmart Inc., c/o Gordon Y. Allison, Senior Vice President, Office of the Corporate Secretary, Chief Counsel for Finance and Corporate Governance, 702 Southwest 8th Street, Bentonville, Arkansas 72716-0215, (479) 273-4000.

AGAINST
The Board recommends a vote AGAINST each of the following shareholder proposals, in each case if properly presented at the meeting, for the reasons stated in Walmart’s statements in opposition following each shareholder proposal.

2021 Proxy Statement 85

PROPOSAL NO. 4 Report on Refrigerants Released from Operations

Whereas:

Hydrofluorocarbons (HFCs), a common class of refrigerants, are super pollutants with global warming potentials (GWP) hundreds to thousands of times greater than CO2. Walmart reported over three million tons of HFC-related GHG emissions in 2019 alone - a fifteen percent yearly increase that accounts for over 47 percent of the Company’s gross global scope 1 carbon footprint. HFCs are found across Walmart’s operations as the critical element in refrigerators, chillers, and cooling and air conditioning systems in stores and vehicles.

Research shows a global phase out of HFCs could preclude up to one-half degree Celsius of warming by 2100. More aggressively addressing HFC emissions would help Walmart achieve its broader climate goals. Walmart has a vague intention towards “improving the performance of our refrigeration systems” and recently announced it is “transitioning to low-impact refrigerants for cooling ... in its stores, clubs, and data and distribution centers by 2040.” Proponents believe these statements lack rigor and clarity. There is no consensus definition for “low-impact” and 2040 is out of sync with global regulations and stakeholder expectations. Strategies to address refrigerant emissions include:

●Replacing HFC refrigerants with ultra-low GWP and non-HFC substances,
●Limiting leakage and ensuring end of life refrigerant recovery by use of good management practices,
●Increasing refrigeration efficiency,
●Establishing quantitative refrigeration targets and action plans.

The Consumer Goods Forum, of which Walmart is a member, is committed to phasing out harmful HFCs and has demonstrated ultra-low GWP refrigerants can be cost- and energy-efficient alternatives. Aldi has over 300 HFC-free stores and has committed to using HFC-free technologies in new stores and in remodeling projects. Target reports having installed over 10,300 HFC-free units in its stores.

The globally ratified Kigali Amendment to the Montreal Protocol mandates a phase out of HFCs beginning with high-income countries in 2019. U.S. lawmakers are considering similar actions. NGO groups have begun campaigning against Walmart’s vague refrigerant strategy.

Resolved: Shareholders request that Walmart issue a report, at reasonable cost and omitting proprietary information, describing if and how it plans to limit its impact on climate change by increasing the scale, pace and rigor of its plans to reduce refrigerants released from its operations.

Supporting Statement:

The requested report is intended to address refrigerants released from equipment used in Walmart operations, i.e., refrigerators, chillers, and cooling and air conditioning systems in stores and company vehicles, but exclude refrigerants attributable to the sale of products in Walmart stores. Proponents defer to management’s discretion, but believe meaningful disclosure could include consideration of the benefits and drawbacks of approaches such as:

●Plans for adoption of a near-term, quantitative target to reduce refrigerant emissions;
●Plans for the installation of ultra-low GWP refrigerants in new refrigeration systems and equipment; and
●Strategies to substantially reduce the company’s HFC footprint in existing equipment during remodeling or replacement of existing refrigeration systems.

86	www.walmart.com

Shareholder Proposals

Walmart’s Statement in Opposition to Proposal No. 4

Climate change is one of the greatest challenges of our time, and we believe zeroing out emissions is an important part of mitigating the worst effects of climate change. As a large, omni-channel retailer with hundreds of millions of customers worldwide, Walmart wants to galvanize collective action and lead by reducing emissions in our operations and supply chain. That’s why Walmart has committed to ambitious science-based targets for emissions reduction in our own operations in the near-term for 2025 and 2030. We also have an ambitious vision of achieving zero emissions by 2040.

Emissions of high global warming potential (GWP) refrigerants, including hydrofluorocarbons (HFCs), contribute to Walmart’s emissions footprint. Contrary to the proposal’s assertion, Walmart has clearly stated that meeting our ambitious near-term targets and longer-term ambitious vision will mean transitioning to lower GWP refrigerants, and we have indicated how we plan to transition over time. Therefore, we believe the preparation of the report requested by this proposal would be duplicative of the company’s work to date and would distract management from continuing to work toward achieving our vision of zero emissions.

Science-based targets for near-term; ambitious vision to achieve zero emissions by 2040
In 2016, Walmart became the first multinational retailer to set emissions reduction goals for our operations and supply chain that were approved by the Science-Based Target initiative (known as “SBTi”). In September 2020, we announced a revision to our Scope 1 and 2 aspiration to target zero emissions without offsets by 2040. This goal is notable because it aligns with SBTi’s 1.5 degree Celsius trajectory, and our aim for achieving zero emissions by 2040 would be 10 years ahead of the 2050 net-zero timeline set out by the United Nations Framework Convention on Climate Change Paris Agreement.

We believe in transparency about our goals, strategies, and progress. We have reported our estimated Scope 1, 2, and partial Scope 3 greenhouse gas (GHG) emissions in accordance with the GHG Protocol Corporate Accounting and Reporting Standard, and we have been making this and other climate-related information available annually since 2006. We will continue to report on our initiatives and progress.

Addressing refrigerants is an important part of our emissions elimination strategy.
In September 2020, we stated that our strategy to achieve zero emissions without carbon offsets by 2040 includes harvesting enough wind, solar, and other energy sources to power our facilities with 100% renewable energy by 2035, electrifying our vehicles (including long-haul trucks), and moving to cooling equipment that uses low-impact refrigerants. Each component of our emissions footprint reduction strategy requires different interventions at different times based on the cost and relative emissions impact of available technologies. Ultimately, each aspect of our footprint will need to reach zero in order to achieve our vision.

Refrigerants are not the largest component of our emissions footprint, but we remain focused on transitioning to low-impact refrigerants, leak management, improving refrigeration efficiency, and advocating for an enabling policy environment as key components of achieving our vision of zero emissions.

We have acknowledged on the Sustainability Hub of our corporate website that, in order to achieve our target, we must phase out high GWP refrigerant gases, including HFCs, to refrigerant gases with low- and ultra-low GWP for new systems as they become commercially viable in each market where we operate. For example, in the U.S. and internationally, we already operate hundreds of facilities (stores and distribution centers) that utilize ultra-low GWP refrigerants including carbon dioxide (CO2), glycol and ammonia (NH3) with more on the way. We think our transition plan strikes an appropriate balance between meaningful reduction in emissions aimed at achieving our ambitious vision and the costs that would be required to transition at a faster pace. We will continue to evaluate and update our transition plan to reflect changes in available technology and applicable law.

Additionally, we continue to review, improve, and implement practices designed to reduce and prevent emission of refrigerants and close leaks. These measures have resulted in an average annual refrigeration emission rate across our U.S. store operations that we estimate to be less than half of the EPA-stated supermarket industry average. In the event applicable regulations require us to go above and beyond our current plan, then we intend to comply with those applicable requirements.

Our track record and recognition
We have a track record of reporting progress against our goals. We reported to CDP in 2020 that we reduced our operational emissions by approximately 10% between calendar years 2015 and 2019, and we think we are on track to meet our science-based targets. We are among a small percentage of companies to make CDP’s list of A-rated companies for our 2019 and 2020 disclosures and progress on climate change, which includes disclosures and progress about emissions. While we are proud of our progress to date, our ambitions are great, and we will keep taking the steps necessary to achieve them.

Summary
Given our science-based targets for emissions reductions in our operation in the near term for 2025 and 2030, the ambitious vision to achieve zero emissions by 2040—which already includes a component for transitioning to low-impact refrigerants—and the company’s track record of reporting its progress, we believe the adoption and implementation of this proposal would be unnecessarily duplicative of the work management has done to date and would be an unnecessary distraction from pursuing our existing initiatives.

AGAINST	For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal, if properly presented at the meeting.

2021 Proxy Statement 87

PROPOSAL NO. 5 Report on Lobbying Disclosures

Whereas, we believe in full disclosure of Walmart’s direct and indirect lobbying activities and expenditures to assess whether Walmart’s lobbying is consistent with its expressed goals and shareholder interests.

Resolved, the shareholders of Walmart request the preparation of a report, updated annually, disclosing:

1.Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
2.Payments by Walmart used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
3.Description of management’s decision-making process and the Board’s oversight for making payments described above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Walmart is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Nominating and Governance Committee and posted on Walmart’s website.

Supporting Statement

We encourage transparency in Walmart’s use of funds to lobby. Walmart has spent $66,970,000 from 2010 – 2019 on federal lobbying. Walmart deserves credit as a leader with its comprehensive disclosure of its state lobbying spending. Yet shareholders currently face a blind spot on Walmart’s undisclosed participation in and support for third party groups which lobby.

Walmart is a member of the Chamber of Commerce, which has spent over $1.6 billion on lobbying since 1998, and serves on the boards of the Business Roundtable and National Retail Federation (NRF), which together spent $27,733,000 on lobbying in 2019. Walmart does not disclose its memberships in, or payments to, trade associations and social welfare organizations, or the amounts used for lobbying, including grassroots. Grassroots lobbying does not get reported at the federal level under the Lobbying Disclosure Act, and disclosure is uneven or absent in states.

We are concerned that Walmart’s lack of indirect lobbying association disclosure presents reputational risk when it contradicts Walmart’s public positions. For example, Walmart pledged $100 million to advance its work on racial equity, including on criminal justice,[1] yet the NRF has opposed state criminal justice reforms and supported harsher anti-shoplifting laws,[2] resulting in negative press for our company.[3] Walmart publicly supported COVID-19 efforts, while the Chamber directly lobbied against using the Defense Production Act to speed production of life-saving personal protective equipment for workers.[4] And Walmart believes in addressing climate change, yet the Chamber undermined the Paris climate accord.

We believe reputational damage stemming from these misalignments between policy positions harms long-term value creation. Thus, we urge Walmart to expand its lobbying disclosure.

[1]	https://corporate.walmart.com/newsroom/2020/06/12/advancing-our-work-on-racial-equity.
[2]	https://www.citizen.org/article/woke-retailers-criminal-justice-reform-shoplifting-report/.
[3]	https://wamu.org/story/20/10/16/when-shoplifting-is-a-felony-retailers-back-harsher-penalties-for-store-theft/.
[4]	https://public-accountability.org/report/unmasked-the-corporations-backing-a-lobbying-campaign-against-the-use-of-the-defense-production-act/.

88	www.walmart.com

Shareholder Proposals

Walmart’s Statement in Opposition to Proposal No. 5

Walmart is committed to engaging in public conversations in ways that are thoughtful, constructive, and in line with our values. We engage with public policymakers at the federal, state, and local levels when we believe it will serve the best interests of Walmart and our shareholders and other stakeholders. In this regard, we believe Walmart has developed effective policies for the appropriate oversight and disclosure of its lobbying activities. Therefore, we believe the implementation of the proposal would not be an efficient use of the company’s resources and recommends that shareholders vote against it.

Appropriate oversight and disclosure of lobbying activities
Walmart’s lobbying activities, and the decision-making process relating to such activities, are subject to review and oversight. The charter of the NGC states that the NGC, which is comprised entirely of Independent Directors, has responsibility for reviewing and advising management regarding the company’s legislative affairs and public policy engagement strategy. In addition, our Government Relations Policy, which is available on our corporate website, states that all conversations and engagement on behalf of Walmart with elected officials or government agencies should be done in coordination with the company’s Government Relations department. Our policy also says that corporate funds shall not be provided to political candidates, entities, or organizations without the express knowledge and consent of the Government Relations department.

Walmart also complies with all federal and state reporting requirements governing its lobbying activities. Under the Federal Lobbying Disclosure Act of 1995, as amended, Walmart submits quarterly reports to Congress which outline Walmart’s federal lobbying activities, including lobbying expenditures for the quarter and the specific legislative items and public policy issues that were the topics of communications, and identifying the registered lobbyist who lobbied on behalf of Walmart. As acknowledged by the proposal, we believe our company is a leader in this space because we provide a quarterly update on our Congressional filing, which includes disclosures of the lobbying expense. Walmart files similar periodic reports with state agencies reflecting state lobbying activities, and we provide links to these publicly-available reports on our corporate website.

Membership in industry and trade associations
Like most major corporations, Walmart is a member of certain business and trade associations that we believe can assist Walmart in achieving our long-term strategic objectives. Our company participates in these associations for a variety of reasons not related to lobbying, such as for industry benchmarking, sharing of best practices, and professional development opportunities. Walmart periodically reviews its memberships in these associations, which may sometimes take positions on legislation or communicate with government officials on public policy issues. As acknowledged by the proposal, this does not mean Walmart agrees with every position or lobbying action taken by such trade associations, and we believe attributing positions taken or statements made by these associations to Walmart would be misleading. In some cases, a portion of the membership dues paid by Walmart and other members in these associations may be used to engage in lobbying activities, and we expect each of these associations to comply with all applicable laws regarding the disclosure of such activities.

Summary
Walmart is sometimes involved in legislative initiatives that could affect our business and operations. We believe our company has effective policies in place for the appropriate oversight and disclosure of the company’s lobbying activities and procedures. We think our current disclosures demonstrate our transparency about our company’s lobbying activities. Therefore, we believe the adoption of this proposal is unnecessary because we do not think the additional disclosures requested by the proposal would add significant value for our shareholders.

AGAINST	For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal, if properly presented at the meeting.

2021 Proxy Statement 89

PROPOSAL NO. 6 Report on Alignment of Racial Justice Goals and Starting Wages

RESOLVED: Shareholders of Walmart Inc. (“Walmart”) request that the Board of Directors oversee the preparation of a report to shareholders on whether and how Walmart’s racial justice goals and commitments align with the starting pay for all classifications of Walmart Associates.

Supporting Statement

The past year has seen radically increased focus on racial injustice, following protests over police killings of black people and the recognition that the COVID-19 pandemic is having a disproportionate impact on people of color. Racial justice in the workplace has received substantial attention: Workers of color make up a larger proportion of essential workers and they have been more likely to lose their jobs as a result of the pandemic.

CEO Douglas McMillon articulated a broad goal of “help[ing] replace the structures of systemic racism, and build[ing] in their place frameworks of equity and justice that solidify our commitment to the belief that, without question, Black Lives Matter.” He described Walmart’s commitments to “create a more diverse and inclusive team at Walmart at every level,” including retention and development and create the Center for Racial Equity, which will support initiatives addressing structural racism.[1] As chair of the Business Roundtable, Mr. McMillon established a special committee of the board to advance racial equity and justice[2].

Walmart’s workforce, which has stayed on the job as essential workers during the pandemic, has enabled Walmart to post record financial results.[3] Same-store sales and earnings have beaten analyst expectations.[4] The share price is up 30% in the first 11 months of 2020.[5]

Walmart acknowledges the critical role played by its Associates--McMillon has stated, “We simply won’t be here if we don’t take care of the very things that allow us to exist: our associates, customers, suppliers and the planet.”[6] By December 24th, Walmart will have paid out four rounds of bonuses to Associates.[7] But Walmart has acknowledged that “the overwhelming majority [of Associates] say their hourly wages are the most important part of their pay, well ahead of quarterly bonuses,” and has raised wages for certain positions.[8] Walmart’s starting wage, $11 an hour, is below many competitors’ $15 minimum wage; the extra pandemic bonus pay is far less than the additional pay that frontline retail associates will have earned at many of Walmart’s closest competitors.[9]

Ford Foundation President Darren Walker recently urged companies to pay a living wage in order to address racial inequality. “Raising the pay of the workers at the bottom of your scale,” he argued, “would disproportionately help people of color.”[10] People of color make up a substantial proportion of Walmart’s workforce. According to Walmart’s mid-year FY21 Culture Diversity & Inclusion Report, 46.44% of hourly workers are people of color.[11]

Walker warned that the “usual corporate playbook” of statements and philanthropy is inadequate to meet the challenge of racial injustice. Accordingly, we encourage shareholders to vote for this proposal.

[1]	https://corporate.waImart.com/newsroom/2020/06/12/advancing-our-work-on-racial-equity
[2]	https://www.businessroundtable.org/equity
[3]	https://nrf.com/resources/top-retailers/top-100-retailers
[4]	https://www.cnbc.com/2020/11/17/waImart-wmt-q3-2021-earnings-.htmI
[5]	https://finance.yahoo.com/quote/WMT?p=WMT&guccounter=1
[6]	https://time.com/collection/great-reset/5900765/walmart-ceo-reinventing-capitalism/
[7]	https://www.cnn.com/2020/12/03/business/walmart-workers-bonus-retail/index.html
[8]	https://corporate.walmart.com/newsroom/2020/09/17/investing-in-our-associates-and-roles-of-the-future
[9]	https://www.cnn.com/2020/12/03/business/walmart-workers-bonus-retail/index.html
[10]	https://time.com/5875304/racial-inequality-corporations/
[11]	https://corporate.walmart.com/newsroom/2020/09/09/6-things-to-know-about-walmarts-fy21-mid-year-culture-diversity-inclusion-report

90	www.walmart.com

Shareholder Proposals

Walmart’s Statement in Opposition to Proposal No. 6

Our commitment to helping people save money and live better is delivered by our associates, who make the difference for our customers every day. We believe the strength of our workforce is a significant contributor to Walmart’s success, especially as we become a more digital company, positioning Walmart for the next generation of retail in response to changing customer demands and technology. To attract and retain the best talent at all levels and in all functions, we aim to distinguish ourselves as a place of opportunity for associates, providing an inclusive and foundational entry point to develop critical skills that are relevant for a variety of careers at Walmart and beyond.

We believe our workforce strategy is designed to promote upward mobility for our diverse workforce and is consistent with our broader goals and initiatives regarding racial equity. Our workforce strategy focuses on four themes: inclusion, wellbeing, growth, and digital, as described in more detail below. The CMDC regularly reviews our associate strategies and programs.

Inclusion: An inclusive culture and a diverse associate base are important for serving our customers now and in the future, and we are focused on creating a performance culture where associates are rewarded based on meaningful factors such as qualifications, experience, performance, and the type of work they do. In our fiscal 2021 Mid-Year CDI Report, we stated that in the U.S., as of July 31, 2020, 36.25% of management associates were people of color, 46.20% of promotions from hourly to management positions were people of color, and 24.89% of our officers were people of color. Walmart ranked #32 in the DiversityInc Top 50 Companies for Diversity in 2020 and has received other awards for advancing racial and gender equity.

In September 2020, we announced we would begin reporting our progress on culture, diversity, and inclusion twice per year and with expanded data. This approach will promote continued transparency about our efforts, initiatives, and progress. We are also working to promote racial equity beyond our own workforce. For example, we helped found and have joined OneTen, a coalition of U.S. companies coming together to upskill, hire, and advance one million Black workers over the next 10 years into jobs with opportunity for advancement. We helped produce Race in the Workplace: the Black Experience in the U.S. Private Sector, a comprehensive look at racial equity in the U.S. private sector. These actions are part our Shared Value Network initiatives at Walmart, which are intended to help address root causes of racial disparities in criminal justice, education, financial, and healthcare systems in the U.S. In addition, Walmart and the Walmart Foundation have established a Center for Racial Equity, which makes philanthropic investments to complement and expand the societal impact of Walmart business initiatives to advance racial equity, including approximately $14 million in grants awarded to date, with a commitment to award $100 million in grants over five years.

Wellbeing: The physical, emotional, and financial well-being of our associates is also an important aspect of our workforce strategy. In the U.S., approximately 64% of our associates are full-time, which we think sets us apart from many retailers. For our full-time and part-time associates, we provide competitive wages and bonuses based on company performance. Company-paid benefits in the U.S. include a store discount card or Sam’s Club membership, 401(k) match, maternity leave, a paid parental leave program for full time associates, paid time off, Associate Stock Purchase Plan match, and behavioral health services. We also offer affordable health plans and life insurance.

We believe our wage structure is competitive by role within the regions where we operate. Starting wages vary by role and by region, and from 2015 through 2020, we increased starting wages in the U.S. by an average of more than 50%. In September 2020, we announced we were raising wages for roles involving approximately 165,000 associates, and in February 2021, we announced we were raising wages for roles involving approximately 425,000 associates. These investments are strategically focused on roles that are important for providing our customers great pickup, delivery, and in-store experiences. Once these increases are implemented, we estimate approximately half of our U.S. hourly associates will earn at least $15 per hour and our average hourly wage in the U.S. will be at least approximately $15.25 per hour.

Growth: To help associates acquire the experiences and skills needed for success in the jobs of both today and tomorrow, we have invested in their development, including offering new roles and career paths, cross-training, on-the-job coaching, and more formal, classroom-style training like our Walmart Academy in the U.S., which has conducted over 1.8 million associate trainings since 2016. We also provide access to educational opportunities for our eligible associates through our Live Better U program, which provides a pathway to earn a high school diploma at no cost or a college degree for $1 a day, as well as multiple digital learning opportunities. Approximately 75% of our U.S. salaried store, club, and supply chain management started their careers in hourly positions, which underscores our focus on creating ladders of opportunity.

Digital: To deliver a seamless customer and associate experience, we also continue to invest in digital tools designed to improve associate engagement, performance, and capabilities. As more customers shop digitally, we have adapted by adding more roles in eCommerce fulfillment, and our home office associates have accelerated tech-based solutions that enhance the customer and associate experiences.

2021 Proxy Statement 91

Shareholder Proposals

Summary
As stated above, Walmart is focused on attracting and retaining the best talent at all levels and in all functions. We strive to provide our associates with compensation that is competitive in the market, equitable across our diverse workforce and geographic locations, and designed to drive the achievement of our company’s strategic business objectives. We believe our workforce strategy is uniquely designed to promote upward mobility for our diverse workforce and is consistent with our broader goals and initiatives regarding racial equity. Therefore, we believe the preparation of the report requested by the proposal is unnecessarily duplicative of the company’s prior announcements and its ongoing work, and it would not otherwise add significant value for our shareholders.

AGAINST	For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal, if properly presented at the meeting.

92	www.walmart.com

PROPOSAL NO. 7 Create a Pandemic Workforce Advisory Council

RESOLVED that shareholders of Walmart Inc. (“Walmart”) ask the Board of Directors to create a “Pandemic Workforce Advisory Council” (the “Council”), composed of hourly Associates, to provide advice to the Board (including any relevant Board committee) upon request on pandemic-related workforce issues, including health and safety measures, whistleblower protection, and paid sick leave. Walmart would have discretion to disband the Council when no pandemic has been declared.

Supporting Statement

I am a 20-year Walmart Associate, and I believe Walmart’s response to the COVID-19 pandemic has failed employees and communities in which Walmart operates and created risks for shareholders. As essential workers, we put ourselves and our families at risk to provide customers with necessities. Although Walmart does not publicly report COVID-19 cases or deaths and managers have reportedly been coached to avoid disclosing infections, numerous outbreaks have been linked to Walmart stores including one in Massachusetts where 81 associates tested positive. According to reports from associates and the press, we know that thousands of associates have contracted COVID-19 and at least 22 have died, although that number is likely much higher. We depend on Walmart to protect us, but Walmart delayed adopting measures recommended by the Centers for Disease Control and Prevention, such as reducing crowding in stores, cleaning more intensively, and providing protective gear to Associates. Implementation and enforcement in stores has been uneven at best.

Walmart’s emergency COVID-19 paid sick leave policy has also fallen short. A May 2020 survey of Walmart Associates found that 45% had gone to work sick during the pandemic, with 58% of those doing so because they feared retaliation, such as being scheduled for fewer hours, or disciplinary consequences. A confirmed COVID-19 diagnosis or mandatory quarantine is required to access additional paid leave under Walmart’s emergency policy, which can be a significant obstacle given that many Associates do not have adequate health coverage.

I believe that improving the flow of information between frontline workers and Walmart’s board, which oversees the company’s management and has the power to set policy, would lead to more timely, consistent and effective action at the store level and would reduce reputational and financial risks to the company. Walmart’s founder, Sam Walton, exalted the value of Associate input: “The folks on the front lines—the ones who actually talk to the customer—are the only ones who really know what’s going on out there. You’d better find out what they know.” But even before COVID-19, Walmart failed to recognize the value of empowering Associates, with concerns raised about understaffing, the sick leave policy, and ineligibility for health benefits; the pandemic has shown the folly of that approach.

My proposal does not dictate how Walmart should select Associates for membership on the Council. I recommend, however, that Walmart use a mechanism by which Associates can select some or all of the members to ensure that the Council truly represents hourly Associate views.

2021 Proxy Statement 93

Shareholder Proposals

Walmart’s Statement in Opposition to Proposal No. 7

Walmart has been working hard during the COVID-19 public health crisis to help our communities respond to the pandemic while prioritizing the health and safety of our associates and customers. We think the adoption of this proposal is unnecessary because we believe the company has already demonstrated that it took and continues to take appropriate measures in responding to the needs of our associates and customers during the COVID-19 pandemic and because our associates already have many channels through which to communicate and express concerns.

Multiple channels to hear from associates
We value the feedback our associates provide. Walmart has long maintained open communication practices to allow opportunities for associates to discuss their ideas and concerns, including concerns related to COVID-19. We value associate feedback and provide many channels for our associates to communicate their interests and concerns to senior management, including team meetings, our Open-Door Policy, the Walmart Ethics hotline, and internal collaboration tools. Walmart strictly forbids retaliation against any associate who reports a concern, and reports can be made anonymously and will be treated as confidential by Walmart. We also conduct an associate engagement survey on a regular basis, and the results are discussed with the CMDC.

Quick implementation of health and safety measures
We disagree with the assertions made in the proposal that our response to the global health crisis failed our associates and communities. Walmart quickly put in place new guidelines, policies, and procedures designed to protect associates and customers that were aligned with the recommendations of public health officials, and management provided regular updates to the Board about these measures during the year. The scale of our business required the consistent implementation of these measures in more than 5,000 store, club, and support facility locations in the U.S. alone, and we’re proud of the steps our company has been taking. Our policies and procedures regarding COVID-19 are reviewed on a regular basis, and they are reinforced through leadership calls at multiple levels of our organization such as our operations, asset protection, and people teams. While not exhaustive, the following list represents some of the actions undertaken to foster health and safety in our facilities and to support our communities in the U.S. during the past year, as most recently updated in February 2021, and that continue to be reviewed and modified as appropriate in light of evolving public health guidance and other circumstances:

●	Health and Safety Measures. As associates report to work, we have been taking their temperatures and asking basic health-screening questions. We provided guidelines to facility managers and others responsible for training associates. When facility managers become aware that an associate has tested positive for COVID-19, managers have been provided guidance for help in working through each instance.
●	Face Coverings. When associates are at work, they are required to properly wear masks, which are provided at the beginning of their shifts if the associate does not provide his or her own. In our stores and clubs, we created and specially trained a new role designed for the purpose of reminding customers and members about applicable safety standards as they enter the store or club.
●	Paid Time Off and Special COVID-19 Emergency Leave Policy. Associates who have been unable to work or uncomfortable working due to COVID-19 have been encouraged to stay home. In addition to the paid time off (PTO) we’ve offered our associates for years, in March 2020 we implemented a special COVID-19 Emergency Leave policy, which waives our normal attendance requirements for those missing work for reasons associated with COVID-19. It also provides full- and part-time associates with up to two weeks of pay should they need to stay home for COVID-related reasons, including mandated quarantines, symptoms or illness. If an associate is not able to return to work after that time, additional pay replacement may be provided for up to 26 weeks for associates with a confirmed case of COVID-19. Absences associated with an approved COVID-19 leave are not counted against associates for attendance policy purposes. This special leave policy has been extended, and we have committed to keeping it in place through at least July 5, 2021. We also expedited our hiring process, and we hired hundreds of thousands of new associates during 2020 to serve our customers and members while providing our associates the flexibility to maintain their hours or take time off.
●	Pickup and Delivery, Contact-Free Services, and Social Distancing. We expanded the availability of our pickup and delivery options during the pandemic, which reduced the number of people who needed to physically enter a store or club, and we also had already been providing no-contact payment options at store registers. In addition, at different times during the year, we limited the number of people who could enter a store or club and designated entrance and exit lanes to help bolster social distancing.
●	Modified Store Hours. We modified the operating hours for most of our stores and clubs to allow time for extra cleaning and sanitizing and to restock shelves with fewer people in proximity of each other. At times during the year, we also created special in-store shopping hours for seniors, those with disabilities, and others designated as high-risk by the Centers for Disease Control and Prevention.

94	www.walmart.com

Shareholder Proposals

Additional special cash bonuses during fiscal 2021
To appreciate our associates’ continued support of our communities during the COVID-19 pandemic, in fiscal 2021, we provided extra pay and benefits, including special cash bonuses totaling $1.6 billion globally. Assuming the associates were employed by the company on the qualifying dates for each bonus, this would have amounted to an additional total of $1,200 during the year for our U.S. full-time hourly associates and an additional $600 during the year for our U.S. part-time hourly associates. For associates who receive their pay using a direct deposit method, they would have received these bonuses without needing to come into a store or club.

Summary
Walmart remains committed to the safety and well-being of our associates and customers, and we believe the many initiatives, policies, and procedures that were implemented across the company’s extensive business operations in a short period of time demonstrate that we are responsive to the needs of our associates and customers. In addition, our associates already have many well-established and longstanding means by which feedback can be provided, including suggestions or concerns related to COVID-19. Therefore, we believe the adoption of this proposal is not necessary.

AGAINST	For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal, if properly presented at the meeting.

2021 Proxy Statement 95

PROPOSAL NO. 8 Report on Company’s Involvement with Business Roundtable “Statement on the Purpose of a Corporation”

Whereas, our Company’s Chief Executive Officer (CEO) Doug McMillon signed a Business Roundtable (BRT) “Statement on the Purpose of a Corporation,” (Statement) in August 2019, committing our Company to serve all stakeholders – including employees, customers, supply chain, communities where we operate – and shareholders.[1]

Existing governance documents evolved in the still legally mandated system of shareholder primacy, but the Statement articulates a new purpose, moving away from shareholder primacy and including commitment to all stakeholders. The Statement may or may not be beneficial to associate with our brand, but the Statement, as company policy, may conflict with existing corporate law unless, and possibly even if, it is integrated into Company governance documents, including bylaws, articles of incorporation, and/ or committee charters.

A stakeholder model would shift corporate focus from value creation to concerns generally referred to as Environmental, Social and Governance (ESG) issues. Walmart CEO McMillon speaks regularly of the company’s commitment to environment and social causes. He recently, for instance, penned an opinion column stressing the need to lift “the weight of institutions and structures in which systemic inequity and injustice are engrained,”[2] and committed Walmart to assist in that effort.[3]

For consistency and the avoidance of legal risk, the Company should not endorse positions with which it has not or cannot conform itself. The Company currently engages in various actions that seem to contradict the Statement. Complaints against Walmart by stakeholders are legion and long-standing. They range from the complaint that Walmart destroys small-town shopping districts and business communities to very recent and specific allegations that, for instance, Walmart was criminally negligent in filling opioid prescriptions from “pill mill” doctors over the objections of pharmacists, causing deaths of stakeholder customers,[4] and mistreats stakeholder employees and suppliers’ employees comprehensively.[5]

And while the Statement implies accountability to stakeholders, without clear mechanisms in place to implement the Purpose, this broadened standard could reduce real accountability to shareholders and all stakeholders generally and in effect, result in genuine accountability to none. This would violate both the letter and the spirit of the Statement.

Resolved: Shareholders request our Board prepare a report based on a review of the BRT Statement of the Purpose of a Corporation, signed by our Chief Executive Officer, and provide the board’s perspective regarding whether and how our Company’s governance and management systems can or must be altered to fully implement the Statement of Purpose, and what our Company should do if it the Statement cannot be reconciled with current practices and commitments. The report may include the Board’s perspective on benefits and drawbacks of the options considered, as well as the Board’s recommendations.

Supporting Statement

Given the Company’s inconsistent actions related to the Statement of Purpose, the Board might after full investigation consider the option of rescinding the CEO’s signature and Company’s name from that document.

[1]	https://opportunity.businessroundtable.org/ourcommitment/
[2]	https://www.usatoday.com/story/opinion/2020/10/15/fighting-racial-injustice-large-businesses-mobilize-column/3651277001/
[3]	https://www.breitbart.com/economy/2020/06/05/waImart-pledges-100-million-to-fight-systemic-racism/
[4]	https://www.cnbc.com/2020/03/26/trump-admin-saved-walmart-from-facing-criminal-charges-over-opioid-sales-report.html
[5]	https://www.dailydot.com/unclick/walmart-labor-unions-bad-company/; https://www.grunge.com/26656/shady-secrets-wal-mart-doesnt-want-know/

96	www.walmart.com

Shareholder Proposals

Walmart’s Statement in Opposition to Proposal No. 8

At Walmart, we think we maximize long-term value for our shareholders by serving our stakeholders. We call this shared value, and it includes delivering value to our customers, creating economic opportunity for associates and suppliers, strengthening local communities, and enhancing the environmental and social sustainability of our business and product supply chains. This view had been reflected in our Corporate Governance Guidelines for a number of years before the publication of the Business Roundtable’s Statement on the Purpose of a Corporation (the “BRT Statement”). Likewise, our ESG reporting—most recently in our 2020 ESG Report—also has been framed by concepts of shared value since before the publication of the BRT Statement. We believe this demonstrates our company’s alignment with the principles of the BRT Statement, making the review and the report requested by the proposal unnecessary.

Shared value: corporate governance guidelines and NGC charter
Our Corporate Governance Guidelines, which are regularly reviewed by the NGC and the Board and assist the Board in the exercise of its responsibilities to our shareholders and the company, state that, “The specific duties and responsibilities of the Board will include, among other things, … showing, through its actions …, its awareness that the [c]ompany’s long-term success depends upon its strong relationship with its customers, associates, suppliers and the communities, including the global community, in which it operates.” Moreover, the Corporate Governance Guidelines state that these guidelines should be interpreted in the context of applicable laws and the company’s Restated Certificate of Incorporation, Amended and Restated Bylaws, and other corporate governance documents. In addition, reviewing and advising management regarding the social, community, and sustainability initiatives of the company is listed among the authority and responsibilities of the NGC as set forth in the committee’s charter.

Shared value: alignment with BRT statement
We think good ESG practices go hand in hand with long-term financial value creation for our shareholders by enhancing customer trust, securing future supply of products and services, catalyzing new product lines, increasing productivity, and reducing costs. Although we think there are many more examples, we believe page 11 of our 2020 ESG Report, while not exhaustive, succinctly illustrates in a single page how our approach to shared value aligns with each of the principles set forth in the BRT Statement. For example:

●

BRT Statement Principle: Delivering Value to Customers. Our 2020 ESG Report states that Walmart provided convenient access to affordable food and other essential products and services to more than 265 million customers per week with more than 6,100 pickup and delivery locations globally.

●

BRT Statement Principle: Investing in Employees. Our 2020 ESG Report notes that Walmart provides opportunity for good jobs and advancement for more than 2.2 million associates globally, and that there were more than 1.1 million associate trainings that took place through our Walmart Academies in fiscal 2020.

●

BRT Statement Principle: Dealing Fairly and Ethically with Suppliers. Our 2020 ESG Report points out that our company provides access to markets, growth opportunities, and ability to accelerate supply chain sustainability for our suppliers and that, at that time, we had more than 100,000 suppliers and had spent more than $34.4 billion with women-owned businesses in the past eight years.

●

BRT Statement Principle: Supporting Communities in Which we Work. Our 2020 ESG Report includes discussion about the different ways the Company provides resources to build stronger, more inclusive communities through actions such as cash and in-kind donations to communities, hours volunteered by our associates, and food donations.

●

BRT Statement Principle: Generating Long-Term Shareholder Value. Our 2020 ESG Report also discusses long-term shareholder value to our shareholders as well as our company’s ongoing leadership on various ESG initiatives in areas like renewable energy, waste, and sustainability. Our efforts to generate long-term shareholder value are also discussed in other corporate documents such as our annual reports on Form 10-K and our annual proxy statements.

Summary
We believe our Corporate Governance Guidelines, which are intended to be interpreted in the context of our existing governance documents and applicable laws, and our approach to shared value are aligned with the principles of the BRT Statement. Therefore, we believe the review and the report requested by the proposal are unnecessary.

AGAINST	For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal, if properly presented at the meeting.

2021 Proxy Statement 97

STOCK OWNERSHIP

Equity Compensation Plan Information

The following table provides certain information as of the end of fiscal 2021 with respect to Shares that may be issued under our company’s existing equity compensation plans.

Plan Category	(a) Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)		(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	30,569,969	(1)	82.68	(2)	192,203,148	(3)
Equity compensation plans not approved by security holders	710,828	(4)	0		0
TOTAL	31,280,797		82.68	(2)	192,203,148
(1)	In addition to options to purchase Shares, this amount includes 5,181,844 Shares that may be issued upon the vesting of performance equity granted under the Stock Incentive Plan, which represents the maximum number of Shares that may be issued upon the vesting of this performance equity if maximum performance goals are achieved for each performance cycle, and 19,189,065 Shares that may be issued upon the vesting of restricted stock units granted under the Stock Incentive Plan. This amount also includes 2,076,816 Shares deferred in the form of Shares by officers and Outside Directors. This amount also includes 4,109,035 Shares underlying options granted to associates at ASDA Group Limited (“ASDA”), the company’s former U.K. subsidiary, under the ASDA Sharesave Plan 2000, as of January 31, 2021.
(2)	Represents the weighted average exercise price as of January 31, 2021, of options to purchase 13,209 Shares and the rights to acquire 4,109,035 Shares that may be issued under the equity compensation plans for ASDA associates described in footnote (1) above. This weighted average does not take into account Shares that may be issued upon the vesting of other forms of equity described in footnote (1) above.
(3)	This amount includes 102,733,185 Shares available under the Associate Stock Purchase Plan, 86,396,849 Shares available under the Stock Incentive Plan, and 3,073,114 Shares available under the ASDA Sharesave Plan 2000.
(4)	This amount includes 710,828 restricted stock units issued to Marc E. Lore as part of Walmart’s acquisition of Jet.com. Mr. Lore was an Executive Officer through January 31, 2021. For additional information about the restricted stock units issued to Mr. Lore, see the Related Person Transaction discussion on page 35.

Holdings of Major Shareholders

The following table lists the beneficial owners of greater than 5% of the Shares outstanding as of April 7, 2021. As of April 7, 2021, there were 2,814,460,487 Shares outstanding.

			Shared Voting and Investment Power
Name and Address of Beneficial Owner(1)	Direct or Indirect Ownership with Sole Voting and Investment Power		Shared, Indirect Ownership Through Walton Enterprises, LLC(1)		Shared, Indirect Ownership Through the Walton Family Holdings Trust(1)		Other Indirect Ownership with Shared Voting and Investment Power		Total	Percent of Class
Alice L. Walton	6,748,580		1,000,891,131	(3)	354,675,368	(4)	2,174	(5)	1,362,317,253	48.40%
Jim C. Walton	10,507,124	(2)	1,000,891,131	(3)	354,675,368	(4)	2,174	(5)	1,366,075,797	48.54%
John T. Walton Estate Trust	0		1,000,891,131	(3)	0		0		1,000,891,131	35.56%
S. Robson Walton	3,216,111		1,000,891,131	(3)	354,675,368	(4)	2,347	(6)	1,358,784,957	48.28%
(1)	The business address of Alice L. Walton, Jim C. Walton, the John T. Walton Estate Trust, S. Robson Walton, Walton Enterprises, LLC, and the Walton Family Holdings Trust is P.O. Box 1508, Bentonville, Arkansas, 72712.
(2)	Jim C. Walton has pledged 4,251,488 of the Shares directly owned by him as security for a line of credit extended to a company not affiliated with Walmart.
(3)	Walton Enterprises, LLC holds a total of 1,000,891,131 Shares. Alice L. Walton, Jim C. Walton, and S. Robson Walton share voting and dispositive power with respect to all Shares held by Walton Enterprises, LLC, individually as managing members of Walton Enterprises, LLC, and in their capacities as cotrustees of the John T. Walton Estate Trust, which is also a managing member of Walton Enterprises, LLC. The managing members of Walton Enterprises, LLC have the power to sell and vote those Shares.
(4)	The Walton Family Holdings Trust holds a total of 354,675,368 Shares. Alice L. Walton, Jim C. Walton, and S. Robson Walton, as cotrustees, share voting and dispositive power.

98	www.walmart.com

Stock Ownership

(5)	The number includes 2,174 Shares held by a trust as to which Jim C. Walton, Alice L. Walton, and an entity under her control, as cotrustees, share voting and dispositive power.
(6)	This number includes 2,347 Shares held by various trusts in which S. Robson Walton, as cotrustee thereof, shares voting and dispositive power.

Holdings of Officers and Directors

This table shows the number of Shares held by each director and NEO on April 7, 2021. It also shows the Shares held by all of Walmart’s directors and Executive Officers as a group on that date. As of April 7, 2021, there were 2,814,460,487 Shares outstanding.

Name of Beneficial Owner	Direct or Indirect with Sole Voting and Investment Power(1)	Indirect with Shared Voting and Investment Power	Total	Percent of Class
M. Brett Biggs	346,946	0	346,946	*
Cesar Conde	4,247	0	4,247	*
Timothy P. Flynn	39,730	0	39,730	*
Sarah J. Friar	9,699	0	9,699	*
John R. Furner	277,456	0	277,456	*
Carla A. Harris	9,154	0	9,154	*
Thomas W. Horton	13,367	0	13,367	*
Suresh Kumar	362,862	0	362,862	*
Marissa A. Mayer	32,391	0	32,391	*
Judith J. McKenna	279,849	87,290	367,139	*
Kathryn McLay	152,012	0	152,012	*
C. Douglas McMillon(2)	1,596,110	351,302	1,947,412	*
Gregory B. Penner	66,862	482,878	549,740	*
Steven S Reinemund	27,011	0	27,011	*
Randall L. Stephenson	8,367	0	8,367	*
S. Robson Walton(3)	3,216,111	1,355,568,846	1,358,784,957	48.28%
Steuart L. Walton	47,224	0	47,224	*
Directors and Executive Officers as a Group (21 persons)	6,881,959	1,356,490,316	1,363,372,275	48.44%
*	Less than 1%
(1)	These amounts include Shares of unvested restricted stock and restricted stock units held by certain Executive Officers and stock units deferred by certain Outside Directors and certain Executive Officers. For John R. Furner, this amount includes 4,880 deferred stock units that settle in the form of cash upon payout. These amounts also include Shares that the following persons had a right to acquire within 60 days after April 7, 2021, through vested Shares they hold in the 401(k) Plan:

Name	Shares Held in the 401(k) Plan
C. Douglas McMillon	1,810
John R. Furner	1,768
M. Brett Biggs	413
Directors and Executive Officers as a Group (21 persons)	3,990
(2)	C. Douglas McMillon also holds 1,900 American Depository Receipts of Wal-Mart de Mexico, S.A.B. de C.V. and 1,200 American Depository Receipts of Massmart Holdings Ltd. These holdings represent less than 1% of each class of security.
(3)	The amount shown for S. Robson Walton includes 1,000,891,131 Shares held by Walton Enterprises, LLC and 354,675,368 held by the Walton Family Holdings Trust.

2021 Proxy Statement 99

ANNUAL MEETING INFORMATION

What is a proxy statement, and what is a proxy?
A proxy statement is a document that SEC rules require us to provide you when we ask you to vote on certain matters at a meeting of our shareholders or when we ask you to sign a proxy designating certain individuals to vote on those matters on your behalf. A proxy is your legal designation of another person to vote the Shares you own at a meeting of our shareholders. If you designate someone as your proxy in a written document, that document is called a proxy or a proxy card. By signing the proxy card we provide to you, you will designate our Chairman and our CEO as your proxies to cast your vote during the 2021 Annual Shareholders’ Meeting. Walmart’s Board is soliciting your proxy to vote your Shares during the 2021 Annual Shareholders’ Meeting and any adjournment or postponement thereof. Walmart pays the cost of soliciting your proxy and reimburses brokers and others for forwarding to you the proxy statement, proxy card, or voting instruction form, and Annual Report to Shareholders and, for certain shareholders, the notice of internet availability of our proxy materials.

2021 Annual Shareholders’ Meeting – Virtual Meeting

When is the 2021 annual shareholders’ meeting?
Our annual shareholders’ meeting this year will be a virtual meeting only and will be conducted via live audio webcast beginning at 10:30 a.m. Central Time on Wednesday, June 2, 2021. There will be no physical meeting location. Although our 2021 Annual Shareholders’ Meeting will be held online as a virtual meeting only, shareholders who held Shares as of the record date for the meeting can still participate in the virtual meeting and ask questions about matters that are relevant to the items of business included in the notice of the meeting as set forth on page 3 above.

How can I participate in the 2021 annual shareholders’ meeting?
Shareholders who owned Shares as of the close of business on April 9, 2021, are entitled to participate in the 2021 Annual Shareholders’ Meeting. Other guests may also listen to the live audio webcast by visiting the “Investors” section of our corporate website at http://stock.walmart.com/investors.

Shareholders of record owning Shares at the close of business on April 9, 2021 are entitled to participate in and vote at the meeting. To participate in the meeting, including to vote, ask questions, and view the list of registered shareholders as of the record date during the meeting, shareholders of record should go to the meeting website at www.virtualshareholdermeeting.com/WMT2021, enter the 16-digit control number found on your proxy card or notice of internet availability of our proxy materials, and follow the instructions on the website. If your shares are held in street name and your voting instruction form or notice of internet availability of our proxy materials indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the meeting with the 16-digit access code indicated on that voting instruction form or notice of internet availability of our proxy materials. Otherwise, shareholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least 5 days before the annual meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the meeting. You will be allowed to log in as early as 30 minutes before the start time on Wednesday, June 2, 2021.

The virtual meeting platform is supported across internet browsers and devices (e.g., desktops, laptops, tablets, and cell phones). If you intend to join the live webcast, you should ensure that you have a strong WiFi or internet connection. We encourage you to access the virtual meeting before it begins, and you should give yourself plenty of time to log in and ensure that you can hear streaming audio prior to the start of the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page.

In the event technical issues or other events delay or disrupt the company’s ability to convene the meeting for longer than 30 minutes, the company will make an announcement on the “Investors” section of our corporate website at http://stock.walmart.com/investors regarding a date and/or time for reconvening the 2021 Annual Shareholders’ Meeting. In the event of disorder, technical malfunction or other significant problem that disrupts the 2021 Annual Shareholders’ Meeting, the chair of the meeting may adjourn, recess, or expedite the 2021 Annual Shareholders’ Meeting, or take such other action as the chair of the meeting determines is appropriate in light of the circumstances.

If I am unable to participate at the time of the 2021 annual shareholders’ meeting, can I watch or listen at a later time?
If you are unable to participate at the time of the virtual meeting, the audio of the 2021 Annual Shareholders’ Meeting will be available on our corporate website at https://stock.walmart.com/investors for a limited time after the meeting.

100	www.walmart.com

Annual Meeting Information

Voting

What is the quorum requirement for holding the 2021 annual shareholders’ meeting?
The holders of a majority in voting power of the Shares outstanding and entitled to vote as of the record date for the meeting must be present online at the scheduled time or represented by proxy for business to be transacted at the meeting. As of the close of business on April 9, 2021, the record date for the 2021 Annual Shareholders’ Meeting, Walmart had 2,813,481,605 Shares outstanding.

Who may vote at the 2021 annual shareholders’ meeting?
You may vote during the 2021 Annual Shareholders’ Meeting on Wednesday, June 2, 2021, if you were the holder of record of Shares at the close of business on April 9, 2021, the record date set by the Board for determining those shareholders who are entitled to receive notice of, and to vote on matters at, the 2021 Annual Shareholders’ Meeting. You are entitled to one vote on each matter properly presented at the 2021 Annual Shareholders’ Meeting for each Share you owned of record as of close of business on the record date.

If your Shares are registered directly in your name with the company’s transfer agent, Computershare Trust Company, N.A., you are considered a shareholder of record with respect to these Shares. Some shareholders hold Shares through a bank, broker, or other nominee, and are often said to hold these shares in “street name.” These shareholders are considered “beneficial owners” of those Shares. If you held Shares as a beneficial owner in “street name” at the close of business on April 9, 2021, you must obtain a legal proxy, executed in your favor, from the holder of record of those Shares as of that time, to be entitled to be admitted to and participate in the meeting and to vote those Shares during the meeting.

How do I vote?
The process for voting your Shares depends on how your Shares are held. Generally, as discussed above, you may hold Shares as a “record holder” (that is, in your own name) or in “street name” (that is, through a nominee, such as a broker or bank). As explained above, if you hold Shares in “street name,” you are considered to be the “beneficial owner” of those Shares.

Voting by record holders. If you are a record holder, you may vote by proxy or you may vote during the virtual meeting on Wednesday, June 2, 2021. If you are a record holder and would like to vote your Shares by proxy prior to the 2021 Annual Shareholders’ Meeting, you have four ways to submit your proxy:

go to the website www.proxyvote.com and follow the instructions provided;	scan the QR code on your proxy card or notice of internet availability of the proxy materials with your mobile device and follow the instructions provided;	call 1-800-690-6903 using a touch-tone phone (toll charges may apply for calls made from outside the United States) and follow the instructions provided; or	if you received a proxy card in the mail, complete, sign, date, and mail the proxy card in the return envelope provided to you.

Please note that proxies will not be accepted by telephone or internet voting (i.e., before the meeting via www.proxyvote.com) following 11:59 p.m. Eastern Time on June 1, 2021. If you wish to submit a proxy to vote by telephone or internet before the meeting, follow the instructions on your proxy card (if you received a paper copy of the proxy materials) or in the notice of internet availability of the proxy materials. If you received a proxy card in the mail and wish to vote by completing and returning the proxy card via mail, please note that your completed proxy card must be received before the polls close for voting during the 2021 Annual Shareholders’ Meeting on Wednesday, June 2, 2021.

If you plan to participate in the 2021 Annual Shareholders’ Meeting on Wednesday, June 2, 2021, and you wish to vote during such time, the virtual meeting platform will allow you to vote your Shares during the meeting. Even if you vote by proxy prior to June 2, 2021, you may still participate in the 2021 Annual Shareholders’ Meeting.

Voting by beneficial owners of shares held in “street name.” If your Shares are held in the name of a broker, bank, or other nominee (that is, your Shares are held in “street name”), you should receive separate instructions from the record holder of

2021 Proxy Statement 101

Annual Meeting Information

your Shares describing how to vote your Shares. If your Shares are held in the name of a broker, bank, or other nominee and you want to vote during the virtual meeting, you will need the unique 16-digit control number which appears on the instructions that accompanied the notice of internet availability or the proxy materials that you received.

Voting of shares held in the 401(k) plan or the Walmart Puerto Rico 401(k) plan. If your Shares are held through the 401(k) Plan or the Walmart Puerto Rico 401(k) Plan, you must provide instructions on how you wish to vote your Shares held through such plans no later than 11:59 p.m. Eastern Time on May 26, 2021. If you do not provide such instructions by that time, your Shares will be voted by the Retirement Plans Committee of the respective plan in accordance with the rules of the applicable plan.

What are my voting choices for each of the proposals to be voted on during the 2021 annual shareholders’ meeting?
On Wednesday, June 2, 2021, you are voting on the following items:

PROPOSAL NO. 1: ELECTION OF 12 DIRECTORS
Voting choices and board recommendation:

●	vote in favor of each nominee;
●	vote in favor of one or more specific nominees;
●	vote against each nominee;
●	vote against one or more specific nominees;
●	abstain from voting with respect to each nominee; or
●	abstain from voting with respect to one or more specific nominees.

The Board recommends a vote FOR each of the nominees.

PROPOSAL NO. 2: NON-BINDING, ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Voting choices and board recommendation:

●	vote in favor of the advisory resolution;
●	vote against the advisory resolution; or
●	abstain from voting on the advisory resolution.

The Board recommends a vote FOR the advisory resolution.

PROPOSAL NO. 3: RATIFICATION OF EY’s APPOINTMENT AS INDEPENDENT ACCOUNTANTS FOR FISCAL 2022
Voting choices and board recommendation:

●	vote in favor of the ratification;
●	vote against the ratification; or
●	abstain from voting on the ratification.

The Board recommends a vote FOR the ratification.

PROPOSAL NOS. 4-8: SHAREHOLDER PROPOSALS APPEARING IN THIS PROXY STATEMENT IF PROPERLY PRESENTED AT THE MEETING
Voting choices and board recommendation:

●	vote in favor of each shareholder proposal;
●	vote against each shareholder proposal;
●	vote in favor of one or more shareholder proposals;
●	vote against one or more shareholder proposals;
●	abstain from voting on one or more shareholder proposals; or
●	abstain from voting on all shareholder proposals.

The Board recommends a vote AGAINST each of the shareholder proposals.

102	www.walmart.com

Annual Meeting Information

Who counts the votes? Are my votes confidential?
Broadridge will count the votes. The Board has appointed two employees of Broadridge as the inspectors of election. Your proxy card or ballot and voting instructions (including proxies cast by phone, mobile device, or over the internet) will not be disclosed unless the law requires disclosure, you request disclosure, or your vote is cast in a contested election (a “contested election” is explained in more detail below). If you write comments on your proxy card or ballot, your comments will be provided to Walmart by Broadridge, but how you voted will remain confidential.

What vote is required to elect a director at the 2021 annual shareholders’ meeting?
To be elected in an “uncontested election” of directors, which under our Bylaws is an election in which the number of nominees for director is not greater than the number of directors to be elected, a director nominee must receive affirmative votes representing a majority of the votes cast by the holders of Shares present or represented by proxy at the meeting and entitled to vote on the election of directors (a “majority vote”). To be elected in a “contested election” of directors, which our Bylaws define as an election in which the number of nominees for director is greater than the number of directors to be elected, directors will be elected by a plurality of the votes of the holders of Shares present or represented by proxy at the meeting and entitled to vote on the election of directors. We expect the election of directors at the 2021 Annual Shareholders’ Meeting to be an uncontested election.

What happens if a director nominee fails to receive a majority vote in an uncontested election at the 2021 annual shareholders’ meeting?
Any incumbent director who is a director nominee and who does not receive a majority of the votes cast must promptly tender his or her offer of resignation as a director to the Chairman of the Board for consideration by the Board. Each director standing for election at the 2021 Annual Shareholders’ Meeting has agreed to resign, effective upon acceptance of such resignation by the Board, if he or she does not receive a majority of the votes cast. The Board must accept or reject the resignation within 90 days following certification of the shareholder vote in accordance with the procedures established by the Bylaws.

If a director’s resignation offer is not accepted by the Board, that director will continue to serve until our company’s next annual shareholders’ meeting and his or her successor is duly elected and qualified or until the director’s earlier death, resignation, or removal.

Any director nominee who is not an incumbent director and who fails to receive a majority of the votes cast in an uncontested election will not be elected as a director, and a vacancy will be left on the Board. The Board, in its sole discretion, may either fill a vacancy resulting from a director nominee not receiving a majority of the votes cast pursuant to the Bylaws or decrease the size of the Board to eliminate the vacancy.

What vote is required to pass the other proposals at the 2021 annual shareholders’ meeting?
At any meeting at which a quorum has been established, the affirmative vote of the holders of a majority in voting power of the Shares present or represented by proxy at the meeting and entitled to vote on the proposal at issue is required for:

●	the adoption of the non-binding, advisory resolution to approve the compensation of our NEOs (Proposal No. 2);
●	the ratification of the appointment of EY as Walmart’s independent accountants for fiscal 2022 (Proposal No. 3);
●	the approval of each of the shareholder proposals, in each case, if properly presented at the meeting (Proposal Nos. 4-8); and
●	any other matters properly presented during the meeting.

What is the effect of an “abstention” or a “broker non-vote” on the proposals to be voted on at the 2021 annual shareholders’ meeting?
Abstentions. A Share proxy or ballot marked “abstain” with respect to any proposal is considered as present and entitled to vote with respect to that proposal, but is not considered a vote cast with respect to that proposal. Therefore, an abstention will not have any effect on the election of directors. Because each of the other proposals requires the affirmative vote of the holders of a majority in the voting power of the Shares present and entitled to vote on each such proposal, an abstention will have the effect of a vote against each of the other proposals.

Broker Non-Votes. A “broker non-vote” occurs if your Shares are not registered in your name (that is, if you hold your Shares in “street name”) and you do not provide the record holder of your Shares (usually a bank, broker, or other nominee) with voting instructions on any matter as to which, under the NYSE rules for member organizations (such as brokers), a broker may not vote without instructions from you, but the broker nevertheless provides a proxy for your Shares. Shares as to which a broker non-vote occurs are considered present for purposes of determining whether a quorum exists, but are not considered “votes cast” or Shares “entitled to vote” with respect to a voting matter. Therefore, a broker non-vote will not have any effect on the outcome of the proposals.

2021 Proxy Statement 103

Annual Meeting Information

Under the NYSE rules for member organizations, matters on which a broker may not vote without your instructions are:

●	the election of directors;
●	the non-binding, advisory vote to approve the compensation of our NEOs; and
●	each of the shareholder proposals described in this proxy statement.

Therefore, if your Shares are not registered in your name and you do not provide instructions to the record holder of your Shares regarding Proposal Nos. 1, 2, and 4-8, a broker non-vote as to your Shares will result with respect to these proposals. The ratification of the appointment of independent accountants is a routine item under the NYSE rules for member organizations. As a result, brokers who do not receive instructions from you as to how to vote on Proposal No. 3 generally may vote your Shares on that matter in their discretion.

If your Shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your Shares to be voted so you may participate in the shareholder voting on these important matters.

What if I do not specify a choice for a proposal when returning a proxy or a voting instruction form?
We urge all shareholders to express their choices on each voting matter described on the proxy card or the voting instruction form, which you will receive from your broker, bank, or other nominee, if your Shares are held in “street name”.

Shares Owned by Record Holders. If you are a record owner of Shares and you sign and return a proxy card, unless you indicate otherwise, the persons named as proxies on the proxy card will vote your Shares: (i) FOR the election of each of the nominees for director named in this proxy statement; (ii) FOR the non-binding advisory resolution to approve the compensation of our NEOs; (iii) FOR the ratification of the appointment of EY as Walmart’s independent accountants for fiscal 2021; and (iv) AGAINST each of the shareholder proposals appearing in this proxy statement, in each case, if properly presented at the meeting. For any other business or matters properly presented at the 2021 Annual Shareholders’ Meeting, the persons named as proxies on the proxy card shall vote in their discretion.

Shares Held in “Street Name” by Beneficial Owners. If you are a beneficial owner of Shares held in “street name” and you sign and return a voting instruction form to your bank, broker, or other nominee (in accordance with the voting instructions provided by such bank, broker, or other nominee), but do not provide instructions regarding how you wish your Shares to be voted on each of the voting matters described in this proxy statement, then a “broker non-vote” will result with respect to your Shares regarding:

●	the election of each of the nominees for director named in this proxy statement;
●	the non-binding, advisory resolution to approve the compensation of our NEOs;
●	each of the shareholder proposals appearing in this proxy statement; and
●	any other matters properly presented at the meeting.

Banks, brokers, and other nominees who do not receive instructions from you regarding the ratification of the appointment of independent accountants may generally vote on that matter in their discretion.

I completed and returned my proxy card, but I have changed my mind about how I want to vote. Can I revoke my proxy and change my vote?
Yes, if you are a record holder, you may revoke a previously submitted proxy and change your vote by:

●	delivering a written notice of revocation to Walmart’s Corporate Secretary at 702 Southwest 8th Street, Bentonville, Arkansas 72716-0215 before the polls close for voting during the 2021 Annual Shareholders’ Meeting;
●	signing a proxy bearing a later date than the proxy being revoked and delivering it to Walmart’s Corporate Secretary at the address provided in the Notice of 2021 Annual Shareholders’ Meeting included in this proxy statement before the polls close for voting during the 2021 Annual Shareholders’ Meeting;
●	submitting a proxy bearing a later date via the internet (i.e., before the meeting via www.proxyvote.com) or by telephone not later than 11:59 p.m. Eastern Time on June 1, 2021; or
●	voting your Shares while logged in and participating in the 2021 Annual Shareholders’ Meeting.

If your Shares are held in street name through a broker, bank, or other nominee, you should contact the record holder of your Shares regarding how to revoke your voting instructions.

104	www.walmart.com

Annual Meeting Information

Proxy Materials

Why did I receive a notice regarding the internet availability of the proxy materials instead of a paper copy of the proxy materials?
Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Shareholders’ Meeting to be held on Wednesday, June 2, 2021. This year, we are again taking advantage of the SEC’s rules that allow us to furnish our proxy materials over the internet. As a result, we are mailing to many of our shareholders a notice of internet availability of the proxy materials, rather than a full paper set of the proxy materials.

This notice of internet availability includes instructions on how to access our proxy materials on the internet, as well as instructions on how shareholders may obtain a paper copy of the proxy materials by mail or a printable copy electronically. Shareholders who have affirmatively requested electronic delivery of our proxy materials will receive instructions via email regarding how to access these materials electronically. All other shareholders, including shareholders who have previously requested to receive a paper copy of the materials, will receive a full paper set of the proxy materials by mail.

This distribution process will contribute to our sustainability efforts and will reduce the costs of printing and distributing our proxy materials.

How can I access the proxy materials over the internet? Can I elect to receive proxy materials for future annual meetings electronically? How can I request a paper copy of the proxy materials?
Accessing the Proxy Materials on the Internet. You can access the proxy statement and the Annual Report to Shareholders in the “Investors” section of Walmart’s corporate website at http://stock.walmart.com/annual-reports. In accordance with the SEC’s rules, we do not use software that identifies visitors accessing our proxy materials on our website.

Electing to Receive Proxy Materials for Future Annual Shareholders’ Meetings Electronically. If you wish to join in Walmart’s sustainability efforts, you can instruct Walmart to deliver its proxy materials for future annual shareholders’ meetings to you electronically by email. If you choose to access future proxy materials electronically, you will receive an email with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials electronically will remain in effect until you terminate it. You may choose this method of delivery in the “Investors” section of Walmart’s corporate website at http://stock.walmart.com/annual-reports.

Obtaining a Paper Copy of the Proxy Materials. If you received a notice regarding the internet availability of the proxy materials, then you will find instructions about how to obtain a paper copy of the proxy materials and the Annual Report to Shareholders in your notice. If you received an email notification as to the availability of the proxy materials, then you will find instructions about how to obtain a paper copy of the proxy materials and the Annual Report to Shareholders as part of that email notification. We will mail a paper copy of the proxy materials and the Annual Report to Shareholders to all shareholders to whom we do not send a notice of availability or an email notification regarding the internet availability of the proxy materials.

What should I do if I receive more than one notice of, or email notification about, the internet availability of the proxy materials or more than one paper copy of the proxy materials?
Some shareholders may receive more than one notice of internet availability, more than one email notification, or more than one paper copy of the proxy materials, including multiple proxy cards.

For example, if you hold your Shares in more than one brokerage account, then you may receive a separate notice of internet availability, a separate email notification, or a separate voting instruction form for each brokerage account in which you hold Shares. If you are a shareholder of record and your Shares are registered in more than one name, then you may receive a separate notice of internet availability, a separate email notification, or a separate set of paper proxy materials and proxy card for each name in which you hold Shares. To vote all of your Shares, you must complete, sign, date, and return each proxy card you receive or submit a proxy to vote the Shares to which each proxy card relates by telephone, internet, or mobile device as described above, or vote online and while logged in during the meeting as described above.

If you have Shares held in one or more “street names,” then you must complete, sign, date, and return to each bank, broker, or other nominee through which you hold Shares each voting instruction form received from that bank, broker, or other nominee (or obtain a proxy from each such nominee holder if you wish to vote in person at the 2021 Annual Shareholders’ Meeting).

2021 Proxy Statement 105

Annual Meeting Information

What is householding, and how can I enroll or opt-out?
If you are a beneficial owner of Shares, your bank, broker, or other nominee may deliver a single set of proxy materials to any household at which two or more shareholders reside unless contrary instructions have been received from you. This procedure, referred to as householding, reduces the volume of duplicate materials shareholders receive and reduces mailing expenses.

Shareholders may revoke their consent to future householding mailings or enroll in householding by contacting their bank, broker, or other nominee. Alternatively, if you wish to receive a separate set of proxy materials for the 2021 Annual Shareholders’ Meeting or future shareholders’ meetings, we will deliver them promptly upon request made by contacting the Global Investor Relations team by any of the means described on page 30 above.

When will the company announce the voting results?
We expect to report the preliminary voting results in a press release on the afternoon of June 2, 2021, which will be available on our corporate website. We will report the official voting results in a filing with the SEC on or before June 8, 2021.

106	www.walmart.com

Annual Meeting Information

Shareholder Submissions for the 2022 Annual Shareholders’ Meeting

If you wish to submit a shareholder proposal or nomination for possible inclusion in our proxy statement relating to our 2022 Annual Shareholders’ Meeting, send the proposal or nomination, by registered, certified, or express mail to:

Gordon Y. Allison,
Senior Vice President, Office of the Corporate Secretary, Chief Counsel for Finance and Corporate Governance
Walmart Inc.
702 Southwest 8th Street
Bentonville, Arkansas 72716-0215

Any shareholder proposal, other business, or nomination received by the company after the applicable date will not be included in the company’s proxy statement or on the agenda relating to such annual shareholders’ meeting.

Submissions for inclusion in our 2022 proxy materials relating to our 2022 Annual Shareholders’ Meeting*	Must be delivered to or mailed and received at the company’s principal executive offices:
Nomination of one or more director nominees submitted under the proxy access provision of our Bylaws	no earlier than close of business on November 23, 2021** and no later than close of business on December 23, 2021**
Shareholder proposals submitted under applicable SEC rules	no later than close of business on December 23, 2021
*	Shareholder proposals submitted for inclusion in the company’s proxy statement relating to an annual shareholders’ meeting must comply with all requirements of SEC Rule 14a-8. Nomination of a director nominee to be included in the company’s proxy statement under the proxy access provision of our Bylaws must comply with all of the requirements of our Bylaws.
**	Assumes this proxy statement is first released to shareholders on April 22, 2021. Under our Bylaws, if the date of the 2022 Annual Shareholders’ Meeting is more than 30 days before, or more than 60 days after June 2, 2022, then notice must be delivered to or mailed and received at Walmart’s principal executive offices not more than 150 days prior to the date of the 2022 Annual Shareholders’ Meeting nor less than the later of: (i) 120 days prior to the date of the 2022 Annual Shareholders’ Meeting; or (ii) the tenth day following the day on which a public announcement of the 2022 Annual Shareholders’ Meeting is made.

Other business or nominations to be considered at our 2022 Annual Shareholders’ Meeting*	Must be delivered to or mailed and received at the company’s principal executive offices:
Any other nomination or other business submitted for consideration at our 2022 Annual Shareholders’ Meeting but not submitted for inclusion in our proxy materials under our Bylaws or applicable SEC rules	no earlier than close of business on February 2, 2022** and no later than close of business on March 4, 2022**
*	Each such submission or nomination must comply with the requirements of the applicable provisions of our Bylaws.
**	Assumes the 2021 Annual Shareholders’ Meeting is held on June 2, 2021. Under our Bylaws, if the date of the 2022 Annual Shareholders’ Meeting is held more than 30 days before, or more than 60 days after June 2, 2022, then notice must be delivered to or mailed and received at Walmart’s principal executive offices not more than 120 days prior to the date of the 2022 Annual Shareholders’ Meeting nor less than the later of: (i) 90 days prior to the date of the 2022 Annual Shareholders’ Meeting; or (ii) the tenth day following the day on which a public announcement of the 2022 Annual Shareholders’ Meeting is made.

To review the applicable notice requirements contained in our Bylaws, visit our corporate website at http://stock.walmart.com/investors/corporate-governance/governance-documents. The Board periodically reviews the Bylaws and approves amendments as it deems appropriate. Any amendments to the Bylaws will be reported in a filing with the SEC, as required by Form 8-K, and the amended Bylaws will be filed as an exhibit to an SEC filing and posted on our corporate website at the web address above.

Other Matters

Our company is not aware of any matters that will be considered at the 2021 Annual Shareholders’ Meeting other than the matters described in this proxy statement. If any other matter is properly presented at the 2021 Annual Shareholders’ Meeting, the persons named in the form of proxy will vote on such matters in their discretion. The proxies also have discretionary authority to vote to adjourn the 2021 Annual Shareholders’ Meeting, including for the purpose of soliciting votes in accordance with our Board’s recommendations.

2021 Proxy Statement 107

TABLE OF ABBREVIATIONS

The following abbreviations are used for certain terms that appear in this proxy statement:

401(k) Plan	the Walmart 401(k) Plan
Annual Report to Shareholders	Walmart’s Annual Report to Shareholders for fiscal 2021
Associate or associate	an employee of Walmart or one of its consolidated subsidiaries
Associate Stock Purchase Plan	the Walmart Inc. 2016 Associate Stock Purchase Plan, as amended effective February 1, 2018
Audit Committee	the Audit Committee of the Board
Board	the Board of Directors of Walmart
Board committees	the Audit Committee, the CMDC, the Executive Committee, the NGC, the SPFC, and the TeCC
Broadridge	Broadridge Financial Solutions, Inc., representatives of which will serve as the inspectors of election at the 2021 Annual Shareholders’ Meeting
Bylaws	the amended and restated Bylaws of Walmart, effective as of July 23, 2019
CD&A	the Compensation Discussion and Analysis included in this proxy statement
CEO	the Chief Executive Officer of a company
CFO	the Chief Financial Officer of a company
CMDC	the Compensation and Management Development Committee of the Board
Deferred Compensation Matching Plan or DCMP	the Walmart Inc. Deferred Compensation Matching Plan, as amended effective as of February 1, 2021, and which replaced the Officer Deferred Compensation Plan
Director Compensation Deferral Plan	the Walmart Inc. Director Compensation Deferral Plan, as amended effective as of February 1, 2018
EPS	Diluted earnings per share from continuing operations attributable to Walmart
Exchange Act	the Securities Exchange Act of 1934, as amended
Executive Committee	the Executive Committee of the Board
Executive Officers	those senior officers of our company determined by the Board to be executive officers (as defined by Rule 3b-7 under the Exchange Act) as to whom Walmart has certain disclosure obligations and who must report certain transactions in equity securities of our company under Section 16
EY	Ernst & Young LLP, an independent registered public accounting firm
FCPA	the Foreign Corrupt Practices Act
Fiscal or fiscal [year]	Walmart’s fiscal year ending January 31st
GAAP	generally accepted accounting principles in effect in the United States
Independent Directors	this applies to Walmart directors whom the Board has affirmatively determined have no material relationships with our company pursuant to NYSE Listed Company Rules. This also applies to Audit Committee members who meet the requirements of Section 10A of the Exchange Act and Rule 10A-3 under the Exchange Act. Additionally, CMDC members who meet the requirements of Section 10C of the Exchange Act, Rule 10C-1 under the Exchange Act and the heightened independence requirements under the NYSE Listed Company Rules for compensation committee members are considered independent.
Internal Revenue Code	the Internal Revenue Code of 1986, as amended
Jet.com	Jet.com, Inc., which was acquired by the company on September 19, 2016
Management Incentive Plan or MIP	the Walmart Inc. Management Incentive Plan, as amended effective February 1, 2018
Named Executive Officer or NEO	Walmart’s President and CEO, Walmart’s CFO, the next three most highly compensated Executive Officers other than our CEO and CFO, and the Executive Vice President, President and CEO, Walmart U.S., whom Walmart is voluntarily including as an NEO in this proxy statement
NGC	the Nominating and Governance Committee of the Board

108	www.walmart.com

Table of Abbreviations

NYSE	the New York Stock Exchange
NYSE Listed Company Rules	the NYSE’s rules for companies with securities listed for trading on the NYSE, as set forth in the NYSE Listed Company Manual
Officer Deferred Compensation Plan or ODCP	the Wal-Mart Stores, Inc. Officer Deferred Compensation Plan, amended and restated effective January 1, 2009, and which was replaced by the Deferred Compensation Matching Plan, effective on February 1, 2012
Outside Directors or Non-Management Directors	the members of the Board who are not employed by Walmart or a consolidated subsidiary of Walmart
PCAOB	the Public Company Accounting Oversight Board
Return on Investment or ROI	our return on investment, calculated as described in Annex A to this proxy statement
SEC	the United States Securities and Exchange Commission
Section 16	Section 16 of the Exchange Act
SERP	the Wal-Mart Stores, Inc. Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2009, which was replaced by the Deferred Compensation Matching Plan, effective February 1, 2012
Share or Shares	a share or shares of Walmart common stock, $0.10 par value per share
SOX	the Sarbanes-Oxley Act of 2002
SPFC	the Strategic Planning and Finance Committee of the Board
Stock Incentive Plan	the Walmart Inc. Stock Incentive Plan of 2015, as amended effective as of February 1, 2018
TeCC	the Technology and eCommerce Committee of the Board
TSR	total shareholder return
Walmart, our company, the company, we, our, or us	Walmart Inc., a Delaware corporation (formerly Wal-Mart Stores, Inc.) and, where the context requires, its consolidated subsidiaries

2021 Proxy Statement 109

ANNEX A

Non-GAAP Financial Measures

Certain performance metrics discussed under the caption “Executive Compensation—Compensation Discussion and Analysis” in this proxy statement are considered non-GAAP financial measures under the SEC’s rules because they are calculated by excluding or including amounts that are included or excluded in the calculation of comparable measures calculated and presented in accordance with GAAP.

The company uses these performance metrics, which are calculated in accordance with the terms of company’s incentive plans (collectively, the “Non-GAAP Performance Metrics”), to determine the amounts, if any, payable under the company’s annual cash incentive plan and the outstanding long-term performance equity held by our NEOs. In accordance with the company’s incentive plans, each Non-GAAP Performance Metric is adjusted by excluding certain items from the calculation of such Non-GAAP Performance Metric, as described under the caption “Executive Compensation—Compensation Discussion and Analysis—Fiscal 2021 Performance Goals and Performance” in this proxy statement (the “Excluded Items”).

The following are the Non-GAAP Performance Metrics discussed in this proxy statement:

●	constant currency total company operating income (excluding certain items);
●	operating income of our Walmart U.S. segment (excluding certain items);
●	operating income of our Sam’s Club segment (excluding certain items);
●	constant currency operating income of our Walmart International segment (excluding certain items);
●	constant currency total company sales (excluding certain items);
●	sales of our Walmart U.S. segment (excluding certain items);
●	sales of our Sam’s Club segment (excluding certain items);
●	constant currency sales of our Walmart International segment (excluding certain items); and
●	our adjusted ROI.

Below, we briefly describe how we calculate each Non-GAAP Performance Metric. As permitted by the SEC’s rules and guidance, we do not: disclose the financial measure calculated and presented in accordance with GAAP that is most directly comparable to each Non-GAAP Performance Metric; discuss the reasons why we believe each Non-GAAP Performance Metric is important information for our shareholders to have; or provide a reconciliation of each Non-GAAP Performance Metric to the most directly comparable financial measure calculated and presented in accordance with GAAP. However, we believe it is important for our shareholders to understand how we calculated each of the Non-GAAP Performance Metrics for purposes of the company’s incentive programs.

In the discussion that follows, when we refer to a financial measure as being an “as reported” financial measure, we are referring to a financial measure calculated in accordance with GAAP and reflected in our consolidated statement of income for fiscal 2021.

Constant Currency

Certain of the Non-GAAP Performance Metrics are calculated on a constant currency basis. In describing how we calculate such Non-GAAP Performance Metrics, the term currency exchange rates refers to the currency exchange rates we use to convert the operating results for countries where the functional currency is not the U.S. dollar into U.S. dollars or for countries experiencing hyperinflation.

We calculate the effect of changes in currency exchange rates as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior year period’s currency exchange rates. We refer to the results of this calculation as the impact of currency exchange rate fluctuations. When we refer to constant currency operating results, this means operating results without the impact of the currency exchange rate fluctuations. As described under the caption “Executive Compensation—Compensation Discussion and Analysis—Fiscal 2021 Performance Goals and Performance” in this proxy statement, the CMDC sets incentive goals on a constant currency basis, excluding the impact of currency exchange rate fluctuations, because as a matter of policy the company does not hedge for currency exchange rate fluctuations.

A-1	www.walmart.com

Annex A

The table below reflects the calculation of constant currency net sales and constant currency operating income for the fiscal year ended January 31, 2021.

	Fiscal Year Ended January 31, 2021
	Walmart International		Total Company
(Dollars in millions)	2021	Percent Change(1)	2021	Percent Change(1)
Net sales:
As reported	$121,360	1.0%	$555,233	6.8%
Currency exchange rate fluctuations(2)	$5,022	N/A	$5,022	N/A
Constant currency net sales	$126,382	5.2%	$560,255	7.8%
Operating income:
As reported	$3,660	8.6%	$22,548	9.6%
Currency exchange rate fluctuations(2)	$210	N/A	$210	N/A
Constant currency operating income	$3,870	14.8%	$22,758	10.6%
(1)	Change versus prior year comparable period.
(2)	No currency exchange rate fluctuations are calculated for non-USD acquisitions until owned for 12 months.

Non-GAAP Performance Metrics

We calculated constant currency total company operating income for incentive plan purposes by adding our Walmart U.S. net sales and Sam’s Club net sales to the constant currency operating income of our Walmart International segment (as described below), in each case for fiscal 2021, and adjusting the total of such constant currency operating income by excluding the Excluded Items.

We calculated constant currency operating income of our Walmart International segment for incentive plan purposes by translating the operating income for fiscal 2021 of the countries within our Walmart International segment in which the functional currency is not the U.S. dollar or countries experiencing hyperinflation by using the currency exchange rates we used to translate our fiscal 2020 operating income in those countries into U.S. dollars for financial reporting purposes rather than by using the current period’s currency exchange rates to make that translation and adjusting such operating income by excluding the Excluded Items.

We calculated constant currency total company sales for incentive plan purposes by adding our Walmart U.S. net sales and Sam’s Club net sales to the constant currency net sales of our Walmart International segment (as described below), in each case for fiscal 2021, and adjusting the total of those net sales by excluding the Excluded Items.

We calculated constant currency Walmart International sales by translating the net sales for fiscal 2021 of those countries within our Walmart International segment in which the functional currency is not the U.S. dollar or countries experiencing hyperinflation by using the currency exchange rates we used to translate our fiscal 2020 net sales in those countries into U.S. dollars for financial reporting purposes rather than by using the current period’s currency exchange rates to make that translation and adjusting such net sales by excluding the Excluded Items.

We calculated constant currency adjusted ROI for fiscal 2021 as our adjusted operating income for fiscal 2021 (as described below) plus our interest income, depreciation and amortization, and rent expense for fiscal 2021 divided by average invested capital for fiscal 2021. We considered average invested capital for fiscal 2021 to be the average of our beginning and ending total assets for fiscal 2021, plus average accumulated depreciation and average accumulated amortization, less average accounts payable and average accrued liabilities for fiscal 2021. In computing our adjusted operating income for ROI, we excluded from our as reported total company operating income the Excluded Items described under the caption “Executive Compensation—Compensation Discussion and Analysis—Fiscal 2021 Performance Goals and Performance—Impact of Excluded Items on Fiscal 2021 Performance for Incentive Plan Purposes—2021 ROI Adjustments for Long-Term Performance Equity Purposes” in this proxy statement. Although return on investment is a standard financial measure, our calculation of ROI may differ from other companies’ calculations of their return on investment.

We calculated the operating income of our Walmart U.S. segment and the sales of our Walmart U.S. segment by excluding the applicable Excluded Items from the as reported operating income and the as reported net sales, respectively, of our Walmart U.S. segment.

We calculated the operating income of our Sam’s Club segment and the sales of our Sam’s Club segment by excluding the applicable Excluded Items from the as reported operating income and the as reported net sales, respectively, of our Sam’s Club segment.

2021 Proxy Statement A-2

Notice of 2021 Annual Shareholders’ Meeting
Wednesday, June 2, 2021  |  Virtual meeting at 10:30 a.m. Central Time  |   www.virtualshareholdermeeting.com/WMT2021

WALMART INC.
C/O PROXY SERVICES
P.O. BOX 9163
FARMINGDALE, NY 11735

VOTE BY INTERNET BEFORE THE MEETING - www.proxyvote.com
Use the Internet to vote by proxy up until 11:59 P.M. Eastern Time on June 1, 2021. If you participate in the Walmart 401(k) Plan or the Walmart Puerto Rico 401(k) Plan, you must vote these shares no later than 11:59 P.M. Eastern Time on May 26, 2021. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic proxy.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 1, 2021. If you participate in the Walmart 401(k) Plan or the Walmart Puerto Rico 401(k) Plan, you must vote these shares no later than 11:59 P.M. Eastern Time on May 26, 2021. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign, and date this proxy card and promptly return it in the postage-paid envelope we have provided to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
VOTE BY INTERNET DURING THE MEETING
You may attend the meeting via the Internet and vote during the meeting by going to www.virtualshareholdermeeting.com/WMT2021. Have the information that is printed in the box marked by the arrow available and follow the instructions.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. You may also agree to receive or access proxy materials electronically in future years on Walmart's corporate website at http://stock.walmart.com/annual-reports.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D43852-P55008-Z79709	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
WALMART INC.
The Board of Directors recommends a vote "FOR" each of the nominees listed in Proposal 1, "FOR" Proposals 2 and 3, and "AGAINST" Proposals 4 through 8.
1.	Election of Directors
	Nominees:		For	Against	Abstain
	1a.	Cesar Conde	☐	☐	☐
	1b.	Timothy P. Flynn	☐	☐	☐
	1c.	Sarah J. Friar	☐	☐	☐
	1d.	Carla A. Harris	☐	☐	☐
	1e.	Thomas W. Horton	☐	☐	☐
	1f.	Marissa A. Mayer	☐	☐	☐
	1g.	C. Douglas McMillon	☐	☐	☐
	1h.	Gregory B. Penner	☐	☐	☐
	1i.	Steven S Reinemund	☐	☐	☐
	1j.	Randall L. Stephenson	☐	☐	☐
	1k.	S. Robson Walton	☐	☐	☐
	1l.	Steuart L. Walton	☐	☐	☐
If this proxy is signed, dated, and promptly returned, it will be voted in accordance with your instructions shown above. Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. If signing as attorney-in-fact, executor, administrator, trustee, guardian, fiduciary or in another capacity, please indicate full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer(s), and specify the title(s) of such officer(s).

Company Proposals:		For	Against	Abstain
2.	Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐
3.	Ratification of Ernst & Young LLP as Independent Accountants	☐	☐	☐
Shareholder Proposals, in each case, if properly presented at the meeting:
4.	Report on Refrigerants Released from Operations	☐	☐	☐
5.	Report on Lobbying Disclosures	☐	☐	☐
6.	Report on Alignment of Racial Justice Goals and Starting Wages	☐	☐	☐
7.	Create a Pandemic Workforce Advisory Council	☐	☐	☐
8.	Report on Statement of the Purpose of a Corporation	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof will be voted on by the proxy holders in their discretion.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Shareholders' Meeting
June 2, 2021 at 10:30 A.M., Central Time
www.virtualshareholdermeeting.com/WMT2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders' Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D43853-P55008-Z79709

WALMART INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL SHAREHOLDERS’ MEETING OF WALMART INC.
TO BE HELD VIRTUALLY AT WWW.VIRTUALSHAREHOLDERMEETING.COM/WMT2021 ON JUNE 2, 2021

I have received the Notice of 2021 Annual Shareholders' Meeting (the "Meeting") to be held on June 2, 2021, and the related Proxy Statement furnished by Walmart Inc.'s ("Walmart") Board of Directors. I appoint GREGORY B. PENNER and C. DOUGLAS MCMILLON, and each of them, as my proxies and attorneys-in-fact, with full power of substitution, to represent me and to vote all shares of Walmart common stock that I am entitled to vote at the Meeting or any adjournments or postponements thereof in the manner shown on this form as to the matters shown on the reverse side of this form and in their discretion on any other matters that properly come before the Meeting or any adjournments or postponements thereof. If I participate in the Walmart 401(k) Plan or the Walmart Puerto Rico 401(k) Plan and I have a portion of my interest invested in Walmart stock, I also direct the Retirement Plans Committee of the respective plan to take such actions necessary to vote the stock which is attributable to my interest in the manner shown on this form as to the matters shown on the reverse side of this form at the Meeting, and in its discretion on any other matters that properly come before the Meeting or any adjournments or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. If this proxy is signed, dated, and promptly returned, it will be voted in accordance with your instructions shown on the reverse side; however, if you do not provide instructions, this proxy will be voted "FOR" each director nominee listed in Proposal 1, "FOR" Proposals 2 and 3, "AGAINST" Proposals 4 through 8, and in their discretion on any other matters that are properly presented at the Meeting or any adjournments or postponements thereof.

Please sign exactly as your name appears hereon. Joint owners should each sign. If signing as attorney-in-fact, executor, administrator, trustee, guardian, fiduciary or in another capacity, please indicate full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer(s), and specify the title(s) of such officer(s).